EXHIBIT 99.1

                                                            EXECUTION C




                            PARTICIPATION AGREEMENT

                         dated as of October 31, 1996

                                 by and among

                          CIRENT SEMICONDUCTOR, G.P.

                                  as Lessee,

                                  CIROR, INC.

                       as General Partner of the Lessee,

                              CIRRUS LOGIC, INC.

                    as Co-Lessee and as Guarantor,

                         AMERITECH CREDIT CORPORATION

                         as Owner Participant,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                           as Owner Trustee,

                            the institutions listed
                             on Schedule I hereto
                              as Lenders,

                                      and

                           WILMINGTON TRUST COMPANY

                             as Indenture Trustee


                              Leveraged Lease of
                     Semiconductor Manufacturing Equipment
                               Orlando  Facility
                               Orlando, Florida



                               TABLE OF CONTENTS



ARTICLE IDefinitions and Rules of Usage 2

ARTICLE IIFundings      2
2.1     Time and Place of Closing; Funding Dates        2
2.2     Funding 2
2.3     Funding Requests        3
2.4     Acquisition and Leasing of the Equipment        4
2.5     Failure to Fund 4

ARTICLE IIIClosing and Funding Conditions       4
3.1     Conditions Precedent to the Obligations of the
Participants and Agents on
the First Funding Date  4
3.2     Additional Conditions to Obligations of Lenders.        9
3.3     Conditions Precedent to the Obligations of the Lessee,
CIROR and
the Co-Lessee on the First Funding Date 9
3.4     Conditions Precedent to Fundings on Second Funding
Dates   10

ARTICLE IVRepresentations and Warranties        11
4.1     Representations and Warranties of the Lessee    11
4.2     Representations and Warranties of the Co-Lessee 12
4.3     Representations and Warranties of CIROR 18
4.4     Representations and Warranties of the Owner
Participant     20
4.5     Representations and Warranties of the Indenture
Trustee 21
4.6     Representations and Warranties of the Lenders   22
4.7     Representations and Warranties of the Owner Trustee     23

ARTICLE VCovenants      24
5.1     Covenants of the Owner Participant and the Owner
Trustee 24
5.2     Covenants of the Indenture Trustee      25
5.3     Covenants of the Lessee 25
5.4     Covenants of CIROR and Co-Lessee        26
5.5     Covenants of the Co-Lessee      28
5.6     Transfers of Notes.     32
5.7     Advertising; Trademarks.        32

ARTICLE VIIndemnities   32
6.1     General Indemnity       32
6.2     Payment of Taxes; General Tax Indemnity 35

ARTICLE VIITax Withholding      41

ARTICLE VIII[Intentionally Omitted]     42

ARTICLE IXExpenses      42
9.1     Transaction Expenses Payable by the Owner Participant   42
9.2     Transaction Expenses Payable by the Co-Lessee   42
9.3     Amendments, Waivers, etc.       42
9.4     Fees of Trustees        42

ARTICLE XRecomputation of Basic Rent, EBO Prices,Casualty
Values and Termination Values   43
10.1    Making of Adjustments   43
10.2    Limitations     43
10.3    Computation of Adjustments      43
10.4    Tax Assumption Changes  44
10.5    Adjustments Certificate; Lease Supplement       44

ARTICLE XITransfer of Owner Participant's Interests     45
11.1    Transfers       45

ARTICLE XIIRefunding    46
12.1    Refunding       46
12.2    Notice  48

ARTICLE XIII[Intentionally Omitted]
ARTICLE XIV     Miscellaneous   48

ARTICLE XVNo Recourse to Owner Participant; No Implied
Obligations     49

ARTICLE XVINo Recourse to ATOR or Lucent; Limited Recourse
to the Lessee   49

ARTICLE XVIITax Treatment       50


        List of Schedules and Appendices

Schedule I              Parties and Addresses
Schedule II             Commitments
Schedule III            Pricing Assumptions
Schedule IV             Filings and Recordings
Schedule V              Average Treasury Rates
Schedule VI             Equipment

Appendix A              Definitions and Rules of Usage
Appendix B              Form of Bill of Sale
Appendix C-1            Form of Funding Request (First Funding)
Appendix C-2            Form of Funding Request (Second Funding)
Appendix D-1            Form of Opinion of Co-Lessee's Counsel
Appendix D-2            Form of Opinion of Lessee's Counsel
Appendices D-3
  and D-4               Forms of Opinions of Owner Participant's
Counsel
Appendix D-5            Form of Opinion of Owner Trustee's Counsel
Appendix D-6            Form of Opinion of Indenture Trustee's Counsel
Appendix D-7            Form of Opinion of Florida Counsel
Appendix E              Form of Acceptance Certificate
Appendix F              Form of Owner Participant Transfer Agreement
Appendix G              Form of Lien Waiver

        PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT is made as of the 31st day of October, 1996, by and among CIRENT
SEMICONDUCTOR, G.P., a New York general partnership, as the Lessee, CIROR, INC., a California corporation and a general partner of the Lessee, CIRRUS LOGIC, INC., a California corporation, as Co-Lessee and as Guarantor, AMERITECH CREDIT
CORPORATION, a Delaware corporation, as the Owner Participant, the institutions designated as lenders on Schedule I hereto, as Lenders FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely in its capacity as Owner Trustee, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly stated herein, but solely in its capacity as Indenture Trustee. Capitalized terms used in the following recitals shall be respectively defined as described below in Article I.

WHEREAS, the Co-Lessee, CIROR, Lucent, as assignee of AT&T, and ATOR have formed the Lessee to operate a semiconductor manufacturing facility in Orlando, Florida;

WHEREAS, the Co-Lessee has agreed to enter into leasing arrangements providing for the leasing of the Equipment listed on
Schedule VI hereto to the Lessee;

WHEREAS, subject to the terms and conditions set forth herein, in the Lease and in the other Operative Documents, the Lessor has agreed to purchase from the Co-Lessee and to lease to the Lessee and the Co-Lessee, and the Lessee and the Co-Lessee have agreed to lease from the Lessor, all of the Items of Equipment listed on
Schedule VI hereto, and the Guarantor has agreed to guarantee the payment and performance of all of the Lessee's obligations under the Lease and the other Operative Documents;

WHEREAS, each of the Lenders has agreed to Fund its respective Commitment Percentage, and the Owner Participant has agreed to Fund the Equity Amount, of the Lessor's Cost of the Equipment, subject to the terms and conditions set forth herein;

WHEREAS, each of the Owner Trustee and the Indenture
Trustee has agreed to serve in the respective capacities assigned to such Person in the Trust Agreement and the Indenture;

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        ARTICLE I

        Definitions and Rules of Usage

Unless the context otherwise requires, terms used herein without other definition shall have the respective meanings assigned to such terms (whether directly or indirectly by reference) in Appendix A hereto, and the rules of usage set forth in such Appendix A shall likewise govern this Participation Agreement.


        ARTICLE II

        Fundings

II.1    Time and Place of Closing; Funding Dates.

(a) The closing of the transactions contemplated by this Participation Agreement shall commence at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, at 9:30 a.m. on November 1, 1996, which shall be the First Funding Date, or at such other time and place as the parties hereto may agree.

(b) Second Funding Dates shall occur not more frequently than monthly, as requested by the Co-Lessee by presentation of a Funding Request to the Participants and the Agents, in accordance with Section 2.3 hereof.

II.2 Funding. Subject to the terms and conditions of this Participation Agreement and on the basis of the representations and warranties hereinafter set forth:

(a) On the First Funding Date, (i) the Lenders will purchase the Notes, having an aggregate principal amount of $104,558,448.96, (ii) the Owner Participant shall make available the Equity Amount by EFT, in each case no later than 12:00 noon Chicago time, to the Indenture Trustee for the account of the Owner Trustee,
(iii) the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, to each Lender a Note in amount equal to such Lender's Commitment Percentage (as set forth on Schedule II hereto) of the principal amount of the Notes and (iv) the Indenture Trustee, on behalf of the Owner Trustee, shall apply the proceeds of the issuance of the Notes, together with the Equity Amount paid by the Owner Participant, (A) to pay to the Co-Lessee the Lessor's Cost of' the Items of Equipment for which settlement is being made on the First Funding Date (less the Holdback Amount applicable thereto, if any) and (B) to deposit the Holdback Amount, if any, into the Holdback Account.

(b)     On each Second Funding Date, the Indenture
Trustee, on behalf of the Owner Trustee, shall pay the Holdback
Amount for each Item of Equipment which is the subject of such Second Funding Date to the Co-Lessee from the Holdback Account.

(c) The aggregate principal amount of Notes to be issued hereunder and under the Indenture shall not exceed $104,558,448.96. The Notes are to be issued under the Indenture and secured by Liens granted thereunder, to be dated the date of original issuance of such Notes, to bear interest at the rate of 10.22% per annum prior to maturity (computed on the basis of a 360-day year consisting of twelve 30-day months), such interest to be paid semi-annually in arrears to and including the final maturity thereof on each Rent Payment Date, to mature on the date which is six (6) years from the date of original issuance of such Notes and are to be otherwise substantially in the form attached to the Indenture as Exhibit B. The Owner Trustee hereby agrees for the benefit of the parties hereto (but subject to the terms and conditions hereof and of the Indenture) to make payments in respect of each Note issued by it in accordance with the terms and conditions specified in the Indenture and such Note.
The aggregate Equity Amount shall not exceed $22,076,551.04.

(d) The Participants' respective commitments under this Section 2.2, and the Owner Trustee's commitment to purchase Equipment pursuant to Funding Requests, shall expire at midnight (Chicago time) on the Cut-off Date. The obligations of the Participants hereunder shall be several and not joint and no Participan shall be liable or responsible for the acts or defaults of any other Participant. If on any Funding Date the applicable conditions to the obligations of any Participant specified in Section 3 have not been fulfilled, the Participants may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shal operate to relieve the Co-Lessee or the Lessee from its obligations hereunder or to waive any of the Participants' rights against the Co-Lessee or the Lessee.

II.3    Funding Requests.

(a) First Funding Date. The Co-Lessee shall deliver an appropriate Funding Request in substantially the form of Appendix C-1 hereto to the Owner Participant, the Lenders, the Owner Trustee and the Indenture Trustee at least two (2) Business
Days prior to the First Funding Date.  Such Funding Request shall
(i) be irrevocable once delivered, (ii) specify such First Funding Date
(iii) be accompanied by a Schedule of Equipment describing in reasonable detail the Items of Equipment for which settlement is to be made on the First Funding Date and the aggregate Lessor's Cost therefor; (iv) specify the Equity Amount for the First Funding Date;
(v) specify the aggregate principal amount of the Notes to be issued on the First Funding Date; (vi) specify those Items of Equipment subject to a Holdback Amount and the amount thereof; and (vii) be accompanied by the schedules of Basic Rent, Casualty Values, Termination Values and EBO Price and the principal amortization of the Notes.

(b) Second Funding Dates. The Co-Lessee shall deliver an appropriate Funding Request in substantially the form of Appendix C-2 hereto to the Owner Trustee and the Indenture Trustee at least two Business Days prior to the Second Funding Date for each Item of Equipment originally subject to a Holdback Amount. Such Funding Request shall (i) specify such Second Funding Date; (ii) identify the Item or Items of Equipment to which such Second
Funding Date relates; and (iii) specify the Holdback Amount applicable to each such Item of Equipment.

II.4    Acquisition and Leasing of the Equipment.  On the
First Funding Date, (a) the Owner Trustee shall acquire title to each Item of Equipment pursuant to a Bill of Sale and (b) the Lessor shall lease to the Lessee and the Co-Lessee, and the Lessee and the Co-Lessee shall lease from the Lessor, each Item of Equipment pursuant to, and in accordance with the terms of, the Lease (including the Lease Supplement and related Schedule of Equipment).

II.5 Failure to Fund. Notwithstanding any other provision hereof, in the event that any one or combination of Participants representing in the aggregate 8% or less of the Funding on the First Funding Date fails, despite the satisfaction of all applicable conditio set forth in Article III hereof, to Fund its Commitment Percentage or the Equity Amount, as the case may be, of such Funding, the other Participants agree nonetheless to keep available their respective Commitment Percentages or the Equity Amount, as the case may be (so long as the applicable conditions set forth in Article III hereof a or remain satisfied), for a period of five (5) Business Days.

        ARTICLE III

        Closing and Funding Conditions

III.1 Conditions Precedent to the Obligations of the Participants and Agents on the First Funding Date. The obligation of each of (i) the Lenders, the Owner Participant, the Owner Trustee and the Indenture Trustee to execute the applicable Operative Documents to which each such Person is party on the First Funding Date, (ii) the Lenders to purchase the Notes on the First Funding Date, (iii) the Owner Participant to Fund the Equity Amount requested for the First Funding Date and (iv) the Owner Trustee to purchase the Items of Equipment specified in the Funding Request in respect of the First Funding Date shall be subject in each case to the satisfaction, or waiver by the Lenders, the Owner Participant, the Owner Trustee and the Indenture Trustee, as the case may be, of the following conditions prior to or on the First Funding Date (except that the obligation of an party shall not be subject to such party's own performance or compliance):

(a)     First Funding Request.  Each Participant and
Agent shall have received in a timely manner copies of an appropriate Funding Request in respect of the First Funding Date as required by
Section 2.3(a).

(b) First Fundings. The Owner Trustee shall have duly executed, and the Indenture Trustee shall have duly authenticated and delivered to each Lender, a Note, dated the First Funding Date, in a face amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the Notes, and such Notes shall mature, bear interest and be payable as provided in the Indenture. The Lenders shall have purchased the Notes and the Owner Participant shall have made available the Equity Amount for such Funding Date.

(c)     Authorization, Execution and Delivery of
Operative Documents. The following documents shall have been duly authorized, executed and delivered by each designated party thereto prior to or on the First Funding Date and shall be in full force and effect on the First Funding Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof or excuse any party from performing its obligations thereunder:

(i)     this Participation Agreement;

(ii)    the Bill of Sale to the Owner Trustee
from the Co-Lessee conveying good and marketable title to the Owner Trustee free and clear of all Liens and in form and substance satisfactory to each Participant;

(iii)   the Lease;

(iv)    the Lease Supplement and related
Schedule of Equipment covering the Items of Equipment delivered on the First Funding Date;

(v)     the Indenture;

(vi)    the Indenture Supplement covering the
Items of Equipment delivered on the First Funding Date;

(vii)   the Trust Agreement;

(viii)  the Guaranty;

(ix)    the Tax Indemnity Agreement; and

(x)     a side letter agreement executed by
Lucent in favor of each of the Lessor Parties containing (A) Lucent's covenant that it will not purchase or bid for the Equipment or any Item thereof in the event of any termination or foreclosure sale and (B) Lucent's acknowledgment that its only rights in and to the Equipment or any Item thereof are as set forth in Sections 15.2, 15.3 and 15.4 of the Lease.

(d) Appraisal. The Owner Participant shall have received an Appraisal satisfactory to such Participant in all respects with respect to each Item of Equipment and the Lease, and each Lender shall have received a letter from the Independent Appraiser confirming the fair market value of the Equipment on the First Funding Date is at least equal to the Lessor's Cost thereof and that the economic useful life of the Equipment exceeds the Base Term of the Lease.

(e) Insurance. The Participants, the Owner Trustee and the Indenture Trustee shall have received the documentation described in Section 22.1(d) of the Lease.

(f) Filings and Recordings. All filings, recordings and similar actions reasonably requested by any Participant shall have been duly made or taken including the filings, recordings and other actions listed on Schedule IV hereto in order to protect the rights of the Owner Trustee as owner of the Items of Equipment and as Lessor under the Lease and to perfect the right, title and interest of the Indenture Trustee therein under the Indenture, in each case as against creditors of and purchasers from the Owner Trustee and the Lessee.

(g)     Lessee Certificates.  Each Participant and each
Agent shall have received an Officer's Certificate of the Lessee dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranties and representations of the Lessee set forth in Section 4.1 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in whic case such representation and warranty shall have been true and correct on and as of such date).

(h) Co-Lessee Certificates. Each Participant and each Agent shall have received an Officer's Certificate of the Co-Lessee dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranties an representations of the Co-Lessee set forth in Section 4.2 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in whic case such representation and warranty shall have been true and correct on and as of such date).

(i)     CIROR Certificate.  Each Participant and each
Agent shall have received an Officer's Certificate of CIROR dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranties and representations of CIROR set forth in Section 4.3 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in whic case such representation and warranty shall have been true and correct on and as of such date).

(j) Owner Participant Certificate. Each Lender and each Agent shall have received an Officer's Certificate of the Owner Participant dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranti and representations of the Owner Participant set forth in Section 4.4 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date in which case such representation and warranty shall have been true and correct on and as of such date).

(k) Indenture Trustee Certificate. Each Participant and the Owner Trustee shall have received an Officer's Certificate of the Indenture Trustee dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranties and representations of the Indenture Trustee set forth in Section 4.5 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date
(except to the extent that any such representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date).

(l) Owner Trustee Certificate. Each Participant and the Indenture Trustee shall have received an Officer's Certificate of the Owner Trustee dated the First Funding Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the First Funding Date, to the effect that the warranties and representations of the Owner Trustee set forth in Section 4.7 hereof are true and correct on the First Funding Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date).

(m)     Legal Opinions.

(i)     Each Participant and each Agent shall
have received the respective legal opinions of:

(A)     Co-Lessee's Counsel,
substantially in the form of Appendix D-1 hereto;

(B)     Lessee's Counsel, substantially in
the form of Appendix D-2 hereto;

(C)     Owner Participant's Counsel,
substantially in the respective forms of Appendices D-3 and D-
4 hereto;

(D)     Owner Trustee's Counsel,
substantially in the form of Appendix D-5 hereto;

(E)     Indenture Trustee's Counsel,
substantially in the form of Appendix D-6 hereto; and

(F)     Florida Counsel, substantially in
the form of Appendix D-7 hereto.
(ii) In addition, the Owner Participant shall have received an opinion of Winston & Strawn as Owner Participant's Counsel addressing certain tax matters in form and substance satisfactory to the Owner Participant, and the Lenders shall have received an opinion of Lenders' Counsel as to such matters as the Lenders may request, in form and substance satisfactory to the Lenders.

(n) Taxes. All Taxes, if any, payable on or prior to the First Funding Date, in connection with the execution, delivery, recording and filing of the Operative Documents and in connection with the consummation of the transactions contemplated by the Operative Documents shall have been paid in full.

(o)     Governmental Action.  All Governmental
Action required or, in the reasonable opinion of such Participant or such Agent, advisable as of the First Funding Date for the consummation of the transactions contemplated hereby or by the other Operative Documents shall have been obtained and shall be in full force and effect and such Participant or Agent shall have received copies of evidence of such Governmental Action, if any.

(p)     CUSIP Number.  Standard & Poor's CUSIP
Service Bureau shall have assigned a private placement number to the Notes.

(q) Documents. Prior to or on the First Funding Date, each Participant and each Agent shall have received (i) certified copies of the Organic Documents of the Lessee, CIROR, the Co-Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee, (ii) good standing certificates relating to each such Person certified by the appropriate agency of the jurisdiction of such Person's organization a in the case of the Lessee, ATOR and CIROR, the State of Florida and
(iii) such other evidence as to the due authority of each such Person execute, deliver and perform its obligations under each document executed by it or contemplated by the terms hereof to be executed by i as such Participant and such Agent shall reasonably request.


(r) Sales and Use Taxes. All issues relating to potential liability for federal, state and local sales and use and othe taxes in connection with the transactions contemplated by the Operative Documents and Agent shall have been resolved by the Co-Lessee to the satisfaction of such Participant (which resolution may include the Co-Lessee's agreement pursuant to Section 6.2 hereof to fully indemnify under the Participation Agreement for all such liabilities and taxes).

(s) Delivery Date. The Delivery Date for each Item of Equipment shall have occurred, each Participant and each Agent shall have received an Officer's Certificate of the Co-Lessee regarding the occurrence of such Delivery Date, and each such Item of Equipment shall have become subject to the Lease.

(t)     Purchase Agreements; Invoices.  Each
Participant shall have received a summary of all Purchase Documents relating to the Items of Equipment delivered on the First Funding Date (including the date of transfer of title with respect to each such Item and invoices from the respective Sellers thereof specifying the amounts comprising the respective purchase prices of such Items, certified as true and correct on the First Funding Date by a Responsible Officer of the Co-Lessee.

(u)     Holdback Amount.  The Holdback Amount
with respect to the Items of Equipment purchased shall have been deposited with the Indenture Trustee as contemplated by Section 2.2 hereof.

(v) Lien Waiver. Each Participant and Agent shall have received a landlord's waiver from Lucent with respect to the Items of Equipment providing, among other things, for the agreement of Lucent to the effect set forth in Section 5.3 of the Lease.

(w) Transaction Expenses. The Owner Participant shall have paid or made arrangements, satisfactory to the parties entitled thereto for the payment of all Transaction Expenses for which invoices were received at least two (2) Business Days prior to the Firs Funding Date.

(x) Arranger's Fee. The Co-Lessee shall have paid, or made arrangements satisfactory to ATTCFC for the payment of, the portion of the Arranger's Fee then due and payable.

(y)     Other Matters.  Each Participant and each
Agent shall have received copies of such other documents and assurances as to such other matters as any such Person may have reasonably requested in connection with the transactions contemplated hereby.

III.2 Additional Conditions to Obligations of Lenders. The obligation of the Lenders to make available their respective
Commitments to purchase the Notes on the First Funding Date shall be subject to the satisfaction of (or waiver by the Lenders of) the following additional conditions:

(a)     Legal Investment.  The Notes shall on the First
Funding Date qualify as a legal investment for each Lender under any laws regulating investments to which it may be subject (without recourse to provisions in any such law permitting limited investments without restriction as to the character of the particular investment), and each Lender shall have received such evidence as it may reasonably request to establish compliance with this condition.

(b) Rating. Each Lender shall have received a copy of the letter dated the First Funding Date from Duff & Phelps Credit Rating Co. stating that the Notes are rated at least BBB- .

III.3   Conditions Precedent to the Obligations of the Lessee,
CIROR and the Co-Lessee on the First Funding Date. The obligations of the Lessee, CIROR and the Co-Lessee to take the actions contemplated hereby on the First Funding Date shall be subject to the satisfaction, or waiver by the Lessee, CIROR or the Co-Lessee prior to or on the First Funding Date, of the following conditions precedent (except that the obligation of any such party shall not be subject to t performance or compliance of the Lessee, CIROR or the Co-Lessee):

(a)     Authorization, Execution and Delivery of
Operative Documents. Each of the Operative Documents shall have been duly authorized, executed and delivered by each designated party thereto (other than the Lessee, CIROR and the Co-Lessee) and shall be in full force and effect on the First Funding Date, and the Lessee and the Co-Lessee shall each have received an executed counterpart of each Operative Document and any other document of which an executed counterpart shall have been delivered to the Participants and a copy of each such document of which a copy shall have been delivered to the Participants.

(b)     Certificates.  Each of the Lessee and the Co-
Lessee shall have received the Officer's Certificates delivered pursuan to Section 3.1(j) through (l), in form and substance satisfactory to su Person.

(c)     Legal Opinions.  Each of the Lessee and the
Co-Lessee shall have received opinions addressed to each such Person, of the counsel respectively specified in clauses (C), (D) and (E) of
Section 3.1(m).

(d) First Funding. The Owner Trustee shall have made available to the Co-Lessee the aggregate Lessor's Cost (less the aggregate applicable Holdback Amount) for the Items of Equipment specified on the Funding Request in respect of the First Funding Date.

(e)     Appraisal.  Each of the Lessee and the Co-
Lessee shall have received a copy of the Appraisal.

(f)     Illegality.  In the opinion of the Lessee, the Co-
Lessee or Co-Lessee's Counsel, it would not be illegal under Applicable Law for the Lessee, CIROR or the Co-Lessee to consummate any of the transactions contemplated by the Operative
Documents.

(g)     Sales and Use Taxes.    All issues relating to
potential liability for federal, state or local sales or use taxes in connection with the transactions contemplated by the Operative
Documents shall have been resolved to the satisfaction of the Lessee and the Co-Lessee.

III.4   Conditions Precedent to Fundings on Second Funding
Dates. The obligation of the Indenture Trustee to pay the Holdback Amount applicable to the Item or Items of Equipment to which a Second Funding Date relates to the Co-Lessee on behalf of the Owner Trustee shall be subject to the satisfaction of the following condition precedent:

(a) Funding Request. The Indenture Trustee shall have received an appropriate Funding Request in a timely manner as contemplated by Section 2.3(b) hereof.

(b) Acceptance Certificate. Each Participant and each Agent shall have received an appropriately completed Acceptance Certificate evidencing the Lessee's final acceptance of such Item or Items and that the Co-Lessee has paid to each relevant Seller the full amount of the Holdback Amount for which funding is being requested.

(c) Lien Waiver. The Indenture Trustee shall have received Lien waivers with respect to such Item or Items, each in substantially the form attached hereto as Appendix G.


        ARTICLE IV

        Representations and Warranties

IV.1    Representations and Warranties of the Lessee.  The
Lessee represents and warrants as follows:

(a) Due Incorporation, etc. The Lessee (i) is a general partnership duly organized and validly existing under the laws of the State of New York, (ii) has the power and authority to own or hold under lease properties used in its business and to enter into and perform its obligations under each of the Operative Documents to which it is a party, (iii) has all Governmental Action required to carr on its business as presently conducted and as contemplated, to own or hold under lease the properties used in its business, including the Equipment, and to enter into and perform its obligations under this Agreement and each other Operative Document to which it is or is to become a party, and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(b)     Due Authorization, Non-Contravention, etc.
The execution, delivery and performance of the Operative Documents to which the Lessee is a party have been duly authorized by all necessary partnership action on its part, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Lessee or any Applicable Law (but only in the case of any Applicable Law, as to any such conflict, violation or default which would reasonably be expected to have a Material Adverse Effect) and will not result in or require the creation or imposition of any Lien (other than Permitted Liens) on any of the properties of the Lessee.

(c) Due Execution. The Operative Documents to which the Lessee is a party have been duly executed and delivered by, and each such Operative Document constitutes the legal, valid and binding obligation of, the Lessee enforceable in accordance with its terms.

(d) No Violation, etc. Neither the execution, delivery, and performance by the Lessee of this Participation
Agreement or any other Operative Document to which it is, or is to become, a party, nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of any o the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) pursuant to any Contractual Obligation of the Lessee which would reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Organic Documents of the Lessee.

(e)     Governmental Action.  No Governmental
Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Lessee of the Operative Documents to which it is a party except for such Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect. There is no proceeding pending or, to the best knowledge of the Lessee, threatened which seeks, or which would reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Action. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

(f) Litigation. There is no pending or, to the best knowledge of the Lessee, threatened litigation, action, arbitration or proceeding affecting the Lessee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the interests the Lessee, would reasonably be expected to have a Material Adverse Effect.

(g) Location of Equipment. The Equipment is located at the Orlando Facility. The address of the chief executive office (as such term is used in Article 9 of the UCC) of the Lessee is located, and the Equipment will be maintained, at 9333 South John
Young Parkway, Orlando, Florida 32819.

(h)     Compliance with Applicable Law and
Governmental Action. The Lessee is in compliance with all Applicable Law (including all Applicable Law relating to the ownership, use, operation and lease of the Equipment) except to the extent that the failure to comply with any such Applicable Law would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) ERISA. The Lessee is not entering into this Participation Agreement or any transaction contemplated hereby or by any other Operative Document to which it is, or is to become, a party, directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or "plan" (within the meaning of Section 4975(e)(1) of the Code) or any "plan assets" of any such employee plan or plans. The representation and warranty in the preceding sentence is made by the Lessee in reliance upon, and is subject to the accuracy of the representations and warranties made by the Participants in Sections 4.4(f) and 4.6(b) hereof.

(j)     Defaults; Events of Loss.  No Termination
Event or Lease Event of Default or Event of Loss or event that with the passage of time or giving of notice or both would constitute a Termination Event, Lease Event of Default or an Event of Loss has occurred or is continuing.

(k) Sales Tax. All sales or use tax then due in connection with the transactions contemplated by the Operative
Documents for which the Lessee is responsible under the Operative
Documents have been paid on the applicable Funding Dates.

IV.2    Representations and Warranties of the Co-Lessee.  The
Co-Lessee represents and warrants as follows:

(a) Due Incorporation, etc. The Co-Lessee (i) is a corporation duly incorporated and validly existing in good standing under the laws of the State of California, (ii) has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under each of the Operative
Documents to which it is a party, (iii) has all Governmental Action required to carry on its business as presently conducted and as contemplated, to own or hold under lease the properties used in its business and to enter into and perform its obligations under each Operative Document to which it is or is to become a party, and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified woul reasonably be expected to have a Material Adverse Effect.

(b)     Due Authorization, Non-Contravention, etc.
The execution, delivery and performance by the Co-Lessee of each of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action, do not and will not conflict with, result in any violation of, or constitute any default un any provision of any Organic Document or Contractual Obligation of the Co-Lessee or any Applicable Law (and, in the case of any Applicable Law, such conflict, violation or default would reasonably be expected to have a Material Adverse) and will not result in or require the creation or imposition of any Lien (other than Permitted Liens) on any of the properties, assets or revenues of the Co-Lessee.

(c)     Governmental Action.  No Governmental
Action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Co-Lessee of each of the Operative Documents to which it is a party, except for such Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect. There is no proceeding pending or, to the best knowledge of Co-Lessee, threatened which seeks, or which would reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Action. The Co-Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

(d) Due Execution. This Participation Agreement and each other Operative Document to which the Co-Lessee is a party have been duly executed and delivered by, and each such Operative
Document constitutes the legal, valid and binding obligation of, the Co-Lessee, enforceable in accordance with its terms.

(e) No Violation, etc. Neither the execution, delivery, and performance by the Co-Lessee of the Participation Agreement or any other Operative Document to which it is, or is to become, a party, nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of any o the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) pursuant to any Contractual Obligations of the Co-Lessee which would reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Organic Documents of the Co-Lessee.
(f) Litigation. There is no pending or, to the best knowledge of the Co-Lessee, threatened litigation, action, arbitration or proceeding affecting the Co-Lessee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the interests the Co-Lessee, would reasonably be expected to have a Material
Adverse Effect.

(g)     Compliance with Applicable Law and
Governmental Action. The Co-Lessee is in compliance with all Applicable Law (including all Applicable Law relating to the ownership, use, operation and lease of the Equipment) except to the extent that the failure to comply with any such Applicable Law would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)     No Public Offering.

(i)     Neither the Co-Lessee nor Salomon
Brothers Inc (the only Person authorized or employed by the Co-Lessee or the Lessee as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar securities) has offered any of the Notes or similar securities, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Lenders and not more than 160 other institutional investors, each of which was offered such Notes at private sale for investment and each of which the Co-Lessee or such agent had reasonable grounds to believe, and did believe, and as to the Lenders after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in such Notes. Neither the Co-Lessee nor any Person authorized to act on its behalf will take any action which would subject the issuance or sale of any Notes, or any interest in the Lease or any other debt or other instrument issued or to be issued to finance the Equipment to the registration requirements of Section 5 of the Securities Act.

(ii)    Neither the Co-Lessee nor ATTCFC
(the only Person authorized or employed by the Co-Lessee or the Lessee as agent, broker, dealer or otherwise in connection with the offering or sale of the beneficial interest in the Trust Estate or any similar securities) has offered the beneficial interest in the Trust Estate or similar securities, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Owner Participant and not more than 30 other institutional investors, each of which was offered such beneficial interest at private sale for investment and each of which the Co-Lessee or such agent had reasonable grounds to believe, and did believe, and as to the Owner Participant after reasonable inquiry does believe, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of investment in such beneficial interest. Neither the Co-Lessee nor any Person authorized to act on its behalf will take any action which would subject the issuance or sale of any beneficial interest in the Trust Estate, or any interest in the Lease or any other debt or other instrument issued or to be issued to finance the Equipment to the registration requirements of Section 5 of the Securities Act.

(i) ERISA. The Co-Lessee is not entering into this Participation Agreement or any transaction contemplated hereby or by any other Operative Document to which it is, or is to become, a party, directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or "plan" (within the meaning of Section 4975(e)(1) of the Code) or any "plan assets" of any such employee plan or plans. None of the execution and delivery of the Operative Documents, the creation of the beneficial interest in the Trust Estate nor the issuance and sale of the Notes will constitute prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code. The representation and warranty in the second sentence of this Section 4.2(i) is made by the Co-Lessee in reliance upon, and is subject to the accuracy of the representations an warranties made by the Participants in Sections 4.4(f) and 4.6(b) hereof.

(j) Title. On each Funding Date, all UCC financing statements, Purchase Documents and other documents, if any necessary or advisable to establish and protect the Lessor's right, tit and interest in and to the Equipment to be acquired by it and to perfec for the benefit of the Indenture Trustee and the Lenders the Lien and security interest in the Trust Indenture Estate created pursuant to the Indenture will have been duly executed by all necessary and appropriate Persons and filed or recorded and the Indenture, together with such filings and recordings, will on each Funding Date create a valid and perfected first priority Lien and security interest in the Tr Indenture Estate effective as against creditors of and purchasers from the Lessee, the Co-Lessee and, assuming that the representations and warranties of the Owner Trustee herein are true and correct, the Owner Trustee. Upon delivery of any Equipment pursuant to the Bill of Sale, the Owner Trustee will thereupon have good, valid and marketable title to such Equipment free and clear of all Liens other than Permitted Liens described in clauses (a) through (c) of the definition thereof and, as to each Item of Equipment subject to a Holdback Amount, the Lien in favor of the applicable Seller in the amount thereof (such Lien to terminate on or before the Second
Funding Date in respect of such Equipment).

(k) No Default, etc. The Co-Lessee is not in default, and no condition exists that with notice or lapse of time or both would constitute a default under any mortgage, deed of trust, indenture, contract or other instrument or agreement to which the Co-Lessee is a party or by which it or any of its properties or assets may be bound which individually or in the aggregate would have a Material Adverse Effect.

(l) Location of Equipment. The Equipment is located at the Orlando Facility.

(m) Taxes. Each of the Co-Lessee and the Lessee has filed or caused to be filed all tax returns required to be filed by and has paid all Taxes shown to be due and payable on such returns (other than those that are not yet delinquent and those that the Co-Lessee is contesting in good faith and none of which are material).

(n)     Equipment.  On the First Funding Date, each
Item of Equipment delivered on such date, taken as a whole, and each major component thereof, is substantially complete such that it is available to perform the function for which it was designed.

(o)     Defaults; Events of Loss.  No Termination
Event, Lease Event of Default, Indenture Event of Default or Event of Loss or event that with the passage of time or giving of notice or both would constitute a Termination Event, Lease Event of Default,
Indenture Event of Default or an Event of Loss has occurred and is continuing.

(p) Sales Tax. All sales, use, transfer, recording and similar taxes due in connection with the transactions contemplated by the Operative Documents have been paid on the applicable Funding Date or such transactions are exempt from such taxes.

(q) Financial Statements and Condition. The audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Co-Lessee and its subsidiaries set forth in the Co-Lessee's annual report on Form 10-K for the fiscal year ended March 31, 1996 (copies of which have been delivered to the Participants), fairly present, in conformity in all material respects with generally accepted accounting principles, the consolidated financial position of the Co-Lessee and its subsidiaries a of such date and the results of their operations for the period then ended. The unaudited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Co-Lessee and its subsidiaries set forth in the Co-Lessee's quarterly repo on Form 10-Q for the fiscal quarter ended June 30, 1996 (copies of which have been delivered to the Participants), fairly present, in conformity in all material respects with generally accepted accounting principles consistently applied, the consolidated financial position of the Co-Lessee and its subsidiaries as of such date and the results of their operations for the period then ended, subject to the absence of footnotes and normal year-end adjustments. Since March 31, 1996, there has been no material adverse change to the Co-Lessee's business, assets, operations, prospects or condition (financial or otherwise) as shown on the financial statements as of such date.

(r) Chief Executive Office. The chief executive office (as such term is used in Article 9 of the UCC) of the Co-Lessee is located at 3100 West Warren Avenue, Fremont, California 94538.

(s) Ownership of the Lessee. CIROR and ATOR are the sole general partners of the Lessee. No other partnership interests have ever been issued by the Lessee and no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire partnership interests in the Lessee i authorized or outstanding.

(t) Ownership of CIROR. The Co-Lessee is the sole beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of capital stock of CIROR, all of which shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all encumbrances, Liens and charges. No other shares of any class of capital stock have ever been issued by CIROR and no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquir any shares of any class of capital stock of CIROR is authorized or outstanding.

(u) Environmental Matters. The Lessee Parties hold and are in material compliance with all licenses, permits and authorizations required under Environmental Law with respect to the ownership, use and operation of the Equipment; the Lessee Parties are in compliance with all Environmental Laws applicable to the ownership, use and operation of the Equipment, except for such non-compliance as will not have a Material Adverse Effect; no Lien has been attached to any of the Equipment pursuant to any Environmental Law; neither the Lessee nor the Co-Lessee has received written notice of any claim or investigation, or notice of violation, pending or threatened, based on or related to Environmental Law relating to the ownership, use and operation of the Equipment; the Co-Lessee does not have knowledge of any events, conditions or circumstances involving Hazardous Substances that could reasonably be anticipated to lead to a claim against the Co-Lessee under Environmental Law applicable to the ownership, use and operation of the Equipment, except for claims that would not reasonably be expected to have a Material Adverse Effect.

(v) Insurance. The Equipment is covered by the insurance required by Article XXII of the Lease and all premiums in respect of such insurance have been paid in full.

(w) Margin Regulations. None of the transactions contemplated by the Operative Documents (including, without limitation, the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act or any regulations issued thereunder or Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R.,
Chapter II. None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of any such Regulations.

(x) Disclosure. The financial statements referred to in Section 4.2(q) do not, nor does the Private Placement Offering Memorandum dated August 1996 prepared by Salomon Brothers, Inc or any written statement furnished by the Co-Lessee or the Lessee or on behalf of the Co-Lessee or the Lessee in connection with the negotiation of the Lease or any other Operative Document, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Co-Lessee has not disclosed in writing which would reasonably be expected to have a Material
Adverse Effect.

(y) Broker's Fee. No broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Documents as a result of any action by the Co-Lessee, CIROR or the Lessee, except for the fees of Salomon Brothers, Inc, which shall be included in Transaction Expenses, and the Co-Lessee agrees that it will hold each Participant and Agent harmless from any claim, demand or liability for any other broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by the Co-Lessee, CIROR or the Lessee in connection with this transaction.

(z)     Lessee and CIROR Representations.  The
representations and warranties of the Lessee set forth in Section 4.1 and the representations and warranties of CIROR set forth in Section
4.3 are true and correct.

IV.3 Representations and Warranties of CIROR. CIROR represents and warrants as follows:

(a)     Due Incorporation, etc.  CIROR (i) is a
corporation duly incorporated and validly existing in good standing under the laws of the State of California, (ii) has the power and authority to own or hold under lease its properties and to enter into and perform its obligations under each of the Operative Documents to which it is a party, (iii) has all Governmental Action required to carr on its business as presently conducted and as contemplated, to own or hold under lease the properties used in its business and to enter into and perform its obligations under each Operative Document to which it is, or is to become, a party, and (iv) is duly qualified to do busin as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(b)     Due Authorization; Non-Contravention, etc.
The execution, delivery and performance of the Operative Documents to which CIROR is a party have been duly authorized by all necessary action on its part, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of CIROR or any
Applicable Law (but only in the case of any Applicable Law, as to any such conflict, violation or default which would reasonably be expected to have a Material Adverse Effect).

(c)     Governmental Action.  No Governmental
Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by CIROR of each of the Operative Documents to which it is a party, except for such Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect. There is no proceeding pending or, to the best knowledge of CIROR, threatened which seeks, or which would reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Action. CIROR is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate", of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

(d) Due Execution. The Operative Documents to which CIROR is a party have been duly executed and delivered by, and each such Operative Document constitutes the legal, valid and binding obligation of, CIROR enforceable in accordance with its terms.

(e) Litigation. There is no pending or, to the best knowledge of CIROR, threatened litigation, action, arbitration or proceeding affecting the Lessee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the interests CIROR, would have a Material Adverse Effect.

(f) Chief Executive Office. The chief executive office (as such term is used in Article 9 of the UCC) of CIROR is located at 3100 West Warren Avenue, Fremont, California 94538.

(g)     Compliance with Applicable Law and
Governmental Action. CIROR is in compliance with all Applicable Law (including all Applicable Law relating to the ownership, use, operation and lease of the Equipment) except to the extent that the failure to comply with any such Applicable Law would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)     No Public Offering.  Neither CIROR nor any
Person acting on its behalf has directly or indirectly offered or sold, purported to offer or sell, any interest in the Trust Estate, the Notes or any securities similar thereto, or any interest in the Equipment or the Lease, or has otherwise approached or negotiated with any Person with respect thereto and neither CIROR nor any Person authorized to act on its behalf will take any action which would subject the issuance or sale of any interest in the Trust Estate, any Notes or any interest the Lease or any other debt instrument issued or to be issued to finance the Equipment to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

(i)     No Prohibited Transaction.  None of the
execution and delivery of the Operative Documents, the creation of the beneficial interest in the Trust Estate nor the issuance and sale of Notes will constitute a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code (the representation in this sentence being made in reliance upon and subject to the accuracy of the representations made by the Participants in Sections 4.4(f) and 4.6(b)).

(j) Title. On each Funding Date, all UCC financing statements, Purchase Documents and other documents, if any, necessary or advisable to establish and protect the Owner Trustee's right, title and interest in and to the Equipment to be acquired by it to perfect for the benefit of the Indenture Trustee and the Lenders the security interest in the Trust Indenture Estate created pursuant to the Indenture will have been duly executed by all necessary and appropriate Persons and filed or recorded and the Indenture, together with such filings and recordings, will on each Funding Date create a valid and perfected first priority Lien and security interest in the Tr Indenture Estate, effective as against creditors of and purchasers from the Lessee, the Co-Lessee and, assuming that the representations and warranties made by the Owner Trustee herein are true and correct, the Owner Trustee. Upon delivery of any Equipment pursuant to the Bill of Sale, the Owner Trustee will thereupon have good, valid and marketable title to such Equipment free and clear of all Liens other than Permitted Liens described in clauses (a) through (c) of the definition thereof and, as to each Item of Equipment subject to a Holdback Amount, the Lien in favor of the applicable Seller in the amount thereof (such Lien to terminate on or before the Second
Funding Date in respect of such Equipment).

(k) No Default, etc. CIROR is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture, contract or other instrument or agreement to which CIROR is a party or by which it or any of its properties or assets may be bound which individually or in the aggregate would have a Material Adverse Effect.

(l) Location of Equipment. The Equipment is located at the Orlando Facility.

(m) Taxes. CIROR has filed or caused to be filed all tax returns required to be filed by it and has paid all Taxes shown to due and payable on such returns (other than those that are not yet delinquent and those that CIROR is contesting in good faith).

(n)     Defaults; Events of Loss.  No Termination
Event, Lease Event of Default, Indenture Event of Default or Event of Loss or event that with the passage of time or giving of notice or both would constitute a Termination Event, Lease Event of Default,
Indenture Event of Default or an Event of Loss has occurred and is continuing.

(o) Sales Tax. All sales or use tax then due in connection with the transactions contemplated by the Operative
Documents for which CIROR is responsible under such documents shall have been paid on the applicable Funding Dates.

(p)     Ownership of Lessee.  CIROR owns a 40%
general partnership interest in the Lessee, free and clear of any Liens or rights of third parties.

IV.4    Representations and Warranties of the Owner
Participant. The Owner Participant represents and warrants as follows:

(a) Due Incorporation, etc. It is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

(b)     Due Authorization, Non-Contravention, etc.
The execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of Organic Documents or Contractual Obligations or any Applicable Law
(but only, in the case of any Applicable Law, as to any such conflict, violation or default which would reasonably be expected to have a material adverse effect on its business, assets, operations or conditio (financial or otherwise), or its ability to perform its obligations und the Operative Documents to which it is a party) and will not result in or require the creation of any Lien (other than Permitted Liens that ar not also Owner Participant Liens) on any part of the Equipment or on any of its properties and no Governmental Action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Owner Participant of the Operative Documents to which it is a party, except for such Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect.

(c) Due Execution. The Operative Documents to which it is a party have been duly executed and delivered by, and each such Operative Document constitutes the legal, valid and binding obligation of, the Owner Participant enforceable in accordance with its terms.

(d)     No Public Offering; Brokers.  Neither the
Owner Participant nor any Person acting on its behalf has directly or indirectly offered or sold, nor will it offer or sell, the Notes or any interest in the Equipment or the Lease, or any similar securities, or h otherwise approached or negotiated, nor will it approach or negotiate, with any Person with respect thereto, so as to bring any of the transactions contemplated hereby within the purview of Section 5 of the Securities Act. It is acquiring its interest in the Trust Estate f own account for investment and not with a view to, or for sale in connection with, any distribution but subject to any requirement of law that the disposition of its property shall at all times be and remain within its control. It has not retained or employed, nor will it retai employ, any broker or finder to act on its behalf in connection with th transactions contemplated by the Operative Documents and has not authorized, nor will it authorize any broker or finder retained or employed by any other Person so to act.

(e) Owner Participant Liens. The Equipment and the Trust Estate are free of Owner Participant Liens.

(f) ERISA. No part of the funds to be used by it to acquire any interest in the Equipment constitutes assets of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any "plan" (as such term is defined in Section 4975(e)(1) of the Code).

(g) Eligibility. It has a tangible net worth, determined in accordance with GAAP, in excess of $50,000,000.

(h) Litigation. There is no pending or, to the best knowledge of such Owner Participant, threatened litigation, action, arbitration or proceeding affecting such Owner Participant or any of it properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to such Owner Participant, would reasonably be expected to have a material adverse effect on its ability to perform its obligation under the Operative Documents to which it is a party.

IV.5    Representations and Warranties of the Indenture
Trustee. The Indenture Trustee in its individual capacity represents and warrants to each of the other parties hereto that:

(a) Due Organization. It is a banking corporations duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Participation Agreement and the other Operative Documents to which it is a party.
(b)     Due Authorization.  This Participation
Agreement and the other Operative Documents to which it is party have been duly authorized, executed and delivered by the Indenture Trustee and constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with the terms hereof and thereof.

(c) Non-Contravention. Neither the execution and delivery by the Indenture Trustee of this Participation Agreement and the other Operative Documents to which it is party, nor the authentication by it of the Notes, nor the consummation by it of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms or provisions thereof will contravene any law of the State of Delaware, or any political subdivision thereof, or any United States federal law governing the banking or trust powers of the Indenture Trustee or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its Organic Documents or Contractual Obligations to which it is a party or by which any of its properties may be bound.

(d) Governmental Action. Neither the execution and delivery by the Indenture Trustee of this Participation Agreement and the other Operative Documents to which it is or is to be party, nor the performance by it of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to the registration with, or the taking of any other action in respect of, any governmental authority of the State of Delaware, or any political subdivision thereof, or any United States federal governmental authority governing the banking or trust powers of the Indenture Trustee.

(e) Litigation. There is no pending or, to the best knowledge of the Indenture Trustee, threatened litigation, action, arbitration or proceeding affecting the Indenture Trustee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the Indenture Trustee, would reasonably be expected to have a material adverse effect on its ability to perform its obligation under the Operative Documents to which it is a party.

IV.6    Representations and Warranties of the Lenders.  Each
Lender severally represents and warrants as follows:

(a)     Notes for Investment Only.  It is acquiring the
Notes for its own account or for one or more separate accounts maintained by it for investment and not with a view to, or for sale in connection with, any distribution, provided that the disposition of its property shall at all times be and remain within its control.

(b)     ERISA.  At least one of the following
statements is an accurate representation as to each source of funds (a "Source") to be used by such Lender to pay the purchase price of the Notes to be purchased by it hereunder:

(i)     the Source is an insurance company
"general account" within the meaning of Department of Labor
Prohibited Transaction Class Exemption ("PTCE") 95-60
(issued July 12, 1995) and the acquisition of the Notes satisfies the conditions of PTCE 95-60; or

(ii)    the Source is an insurance company
pooled separate account and the acquisition of the Notes satisfies the conditions of PTCE 90-1 (issued January 29,
1990); or

(iii)   the Source is a bank collective
investment fund and the acquisition of the Notes satisfies the conditions of PTCE 91-38 (issued July 12, 1991); or

(iv)    the Source is one or more pension
funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA; or

(v)     the Source is an "investment fund"
managed by a qualified professional asset manager or "QPAM"
(as defined in Part V of PTCE 84-14, issued March 13, 1984), and the acquisition of the Notes satisfies the conditions of PTCE 84-14; or

(vi)    the Source does not include assets of
any "plan", as defined in Section 3(3) of ERISA.

IV.7    Representations and Warranties of the Owner Trustee.
The Owner Trustee in its individual capacity and as Owner Trustee
(where noted) represents and warrants to each of the other parties hereto that:

(a) Due Organization. It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has all requisite corporate power and authority as Owner Trustee to execute and deliver the other Operative Documents to which it is or is to be a party.

(b)     Due Authorization.  This Agreement and the
Trust Agreement have been duly authorized, executed and delivered by the Owner Trustee in its individual capacity and constitute the lega valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with the terms hereof and thereof. Assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Operative Documents to which it is a party in its capacity as Owner Trustee have been duly authorized, executed and delivered by it and constitute the legal, vali and binding obligations of it in its capacity as Owner Trustee enforceable against it in accordance with the terms thereof.

(c) Non-Contravention. Neither the execution and delivery by it, either in its individual capacity or in its capacity as Owner Trustee, as the case may be, of any of the Operative
Documents to which it is or is to be a party, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms or provisions thereof will contravene any Applicable Law or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its Organic Documents or Contractual Obligations to which it is a party or by which any of its properties may be bound.

(d) Governmental Action. Neither the execution and delivery by it, either in its individual capacity or in its capacit Owner Trustee, as the case may be, of each of the Operative
Documents to which it is or is to be a party, nor the performance of it obligations thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental Authority.

(e) Location. The chief executive office (as such term is used in Article 9 of the UCC) of the Owner Trustee is located at 79 South Main Street, Salt Lake City, Utah 84111.

(f)     Title.  On the First Funding Date, the Owner
Trustee will have whatever title to the Items of Equipment as was conveyed to it by the Co-Lessee.

(g) Litigation. There is no pending or, to the best knowledge of the Owner Trustee, threatened litigation, action, arbitration or proceeding affecting the Owner Trustee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative
Document or which, individually or in the aggregate, if decided adversely to the Owner Trustee, would reasonably be expected to have a material adverse effect on its ability to perform its obligations und the Operative Documents to which it is a party.

(h) Liens; Conveyances. The Trust Estate is free and clear of any Lessor Liens attributable to the Owner Trustee.
Except as contemplated by the Operative Documents, the Owner
Trustee has not conveyed any interest in the Trust Estate to any Person.

        ARTICLE V

        Covenants

V.1     Covenants of the Owner Participant and the Owner
Trustee.

(a)     Liens.  Each of the Owner Participant and the
Owner Trustee severally agrees that at all times the Trust Estate shall be free of any Owner Participant Liens or Lessor Liens, respectively, attributable to it. The Owner Participant and the Owner Trustee each severally agrees that it will, at its own cost and expense, promptly ta such action as may be necessary duly to discharge any Owner
Participant Lien or Lessor Lien, respectively, attributable to it and w make restitution and hold harmless each other Indemnified Person from and against any costs or expenses (including Fees and Expenses) and any reduction in the amount payable out of the Trust Indenture Estate to each present or future holder of a Note in respect of the Notes, incurred, in each case, as a result of the imposition or enforcement of any such Owner Participant Lien or Lessor Lien attributable to it; provided, that the Owner Participant may in good faith by appropriate proceedings contest claims or charges resulting in any such Owner Participant Lien as long as such proceeding does not involve any material danger of the sale, forfeiture or loss (or loss of use) of any Item of Equipment or any other part of the Trust Estate or the Trust Indenture Estate, or any interest therein. The agreements of the Owner Trustee set forth in this Section 5.1(a) are made only in its individual capacity and not as Owner Trustee.

(b) No Amendments. Each of the Owner Trustee and the Owner Participant agrees that until expiration or earlier termination of the Lease it will not terminate the Trust Agreement or amend the Trust Agreement in any manner which would be materially adverse to the Lessee, the Co-Lessee or the Indenture Trustee without the prior written consent of the Indenture Trustee and, so long as no Termination Event or Lease Event of Default has occurred and is continuing, the Lessee and the Co-Lessee.

(c)     Change to Principal Place of Business or Chief
Executive Office, etc. The Owner Trustee shall notify the Owner Participant, the Indenture Trustee and the Lessee in writing at least 30 days prior to any change to its principal place of business, chief executive office, name or organizational structure or to the place where the Owner Trustee maintains records concerning the transactions contemplated hereby.

V.2     Covenants of the Indenture Trustee.  The Indenture
Trustee agrees, in its individual capacity, that:

(a) Discharge of Liens. The Indenture Trustee shall not create or permit to exist, and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not rela to its Lien and security interest in the Trust Indenture Estate or the administration of the Trust Indenture Estate.

(b) Discharge of Indenture. The Indenture Trustee shall release the Lien of the Indenture when directed to do so pursuant to Section 9.01 thereof.

V.3     Covenants of the Lessee.  The Lessee, at the Co-
Lessee's cost, expense and liability, shall cause to be promptly and du taken, executed, acknowledged and delivered all such further acts, documents (including Bills of Sale) and assurances as any Participant, the Owner Trustee or the Indenture Trustee may from time to time reasonably request in order to carry out more effectively the intent an purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby.
The Lessee, at the Co-Lessee's own cost, expense and liability, shall cause the financing statements (and continuation statements with respect thereto) and documents enumerated and described in
Schedule IV to be recorded or filed at such places and times in such manner, and shall take all such other actions or cause such actions to be taken, as may be necessary or requested by the Owner Trustee or the Indenture Trustee, in order to establish, preserve, protect and perfect the good and marketable title of the Owner Trustee to the Equipment, and the Owner Trustee's rights under this Participation Agreement and the other Operative Documents and, so long as any Notes are outstanding under the Indenture, the first priority Lien and security interest of the Indenture Trustee in the Trust Indenture Estat and the Indenture Trustee's rights under this Participation Agreement and the other Operative Documents referred to and included under the Granting Clauses of the Indenture (including, without limitation, the filing of financing statements in appropriate jurisdictions and filing offices relating to any site to which any portion of the Equipment may be relocated and the filing of continuation statements in appropriate jurisdictions and filing offices). The Lessee shall promptly from time to time furnish to the Owner Participant or the Owner Trustee such information as may be required to enable the Owner Participant or the Owner Trustee, as the case may be, to timely file any reports and obtain any licenses or permits required to be filed or obtained by the Owner Trustee as the lessor under the Lease or as the owner of the Equipment or the Owner Participant as the beneficiary of the Trust Estate with any Governmental Authority (including environmental and tax authorities).

V.4     Covenants of CIROR and Co-Lessee.

CIROR and the Co-Lessee, jointly and severally, covenant as follows:

(a) Further Assurances. CIROR, at its own cost, expense and liability, shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents (including Bills of Sale) and assurances as any Participant, the Owner Trustee or the Indenture Trustee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. CIROR, at its own cost, expense and liability, shall cause the financing statements (and continuation statements with respect thereto) and documents enumerated and described in Schedule IV to be recorded or filed at such places and times in such manner, and shall take all such other actions or cause such actions to be taken, as may be necessary or requested by the Owner Trustee or the Indenture Trustee, in order to establish, preserve, protect and perfect the good and marketable title of the Owner Trustee to the Equipment, and the Owner Trustee's rights, under this Participation Agreement and the other Operative Documents and, so long as any Notes are outstanding under the Indenture, the first priority Lien and security interest of the Indentu Trustee in the Trust Indenture Estate and the Indenture Trustee's rights under this Participation Agreement and the other Operative Documents referred to and included under the Granting Clauses of the Indenture (including, without limitation, the filing of financing statements in appropriate jurisdictions and filing offices relating to site to which any portion of the Equipment may be relocated and the filing of continuation statements in appropriate jurisdictions and fili offices). CIROR shall promptly from time to time furnish to the Owner Participant or the Owner Trustee such information as may be required to enable the Owner Participant or the Owner Trustee, as the case may be, to timely file any reports and obtain any licenses or permits required to be filed or obtained by the Owner Trustee as the lessor under the Lease or as the owner of the Equipment or the Owner Participant as the beneficiary of the Trust Estate with any Governmental Authority (including environmental and tax authorities).

(b)     Maintenance of Corporate Existence, etc.
CIROR shall at all times maintain its existence as a corporation in good standing under the laws of the State of California. CIROR shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchi

(c) Merger, Sale, etc. CIROR shall not consolidate with or merge into any other Person, or convey, transfer or lease all o substantially all of its assets to any Person, except as contemplated b the Operative Documents.

(d)     Change to Principal Place of Business or Chief
Executive Office, Etc. CIROR shall provide the Owner Trustee, the Owner Participant and the Indenture Trustee with ten (10) Business Days' prior written notice of any change to its chief executive office, principal place of business, name or corporate structure or to the plac where business records are maintained for CIROR or the Lessee.

(e) CIROR to Defend Title. CIROR covenants that it shall, at all times, at its own cost and expense, warrant and defend the title of the Owner Trustee to the Trust Estate and the Lien and security interest of the Indenture Trustee in and to the Trust Indentur Estate against any Lien (other than Permitted Liens), claims and demands of or against CIROR or the Lessee and all other Persons claiming through CIROR or the Lessee.

(f) Furnishing of Information. CIROR agrees to furnish to each Participant, the Owner Trustee and the Indenture
Trustee:

(i)     Within 120 days after the close of each
fiscal year of CIROR, a certificate of the Chief Financial Officer, Comptroller, Treasurer or an Assistant Treasurer of
CIROR stating whether, to the knowledge of such officer, there exists on the date of such certificate, any Termination Event, Lease Event of Default, Event of Loss or event which with notice or lapse of time or both would become a Termination Event or Lease Event of Default or Event of Loss and, if any Termination Event, Lease Event of Default or Event of Loss or any such event exists, specifying the nature and period of existence thereof and the action CIROR is taking and proposes to take with respect thereto; such certificate shall specifically state that no such default exists that relates to a breach by CIROR of its obligations under this Section 5.4, including, without limitation, CIROR's obligations thereunder with respect to the filing of financing statements, precautionary financing statements and continuation statements (or, if any such default exists, such certificate shall specify the nature and period of existence thereof and the action CIROR is taking and proposes to take with respect thereto).

(ii)    immediately upon CIROR becoming
aware of the existence of a Termination Event, Incipient Termination Event or Lease Event of Default, a written notice specifying the nature of the Termination Event, Incipient Termination Event or Lease Event of Default and what action CIROR is taking or proposes to take with respect thereto; and

(iii)   all reports and permits required under
Applicable Law to be filed or delivered by any Lessor Party with respect to the Equipment.

(g) Lessee Merger, Sale, etc. CIROR shall not permit the Lessee to consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets to Person, except as contemplated by the Operative Documents. CIROR shall not permit the Lessee to hold any equity interest in any Person.

(h)     Environmental Matters.  CIROR shall cause the
Lessee to (i) comply in all material respects with all Environmental Laws, including, without limitation, to obtain, comply with and maintain any and all licenses, approvals, registrations, notifications permits required by Environmental Laws with respect, in any way whatsoever, to any Item of Equipment and (ii) conduct all investigations, studies and testing, and all remedial and removal actions, required under any Environmental Law with respect, in any way whatsoever, to any Item of Equipment and comply in all material respects with all lawful orders and directives of all Governmental Authorities issued under any Environmental Law with respect, in any way whatsoever, to any Item or the release or threat of release of any Hazardous Substance from any Item, except to the extent that the same are being contested in good faith by appropriate proceedings.

(i)     Maintenance of Lessee's Existence, etc.
So long as the Lessee shall be the lessee under the Lease, CIROR shall cause the Lessee at all times to maintain its existence as a partnershi in good standing under the laws of the State of New York and shall cause the Lessee to do or cause to be done all things necessary to preserve and keep in full force and effect the Lessee's rights (charter and statutory) and franchises.

V.5     Covenants of the Co-Lessee.

(a) Further Assurances. The Co-Lessee, at its own cost, expense and liability, shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents (including Bills of Sale) and assurances as any Participant, the Owner Trustee or the Indenture Trustee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. The Co-
Lessee, at its own cost, expense and liability, shall cause the financi statements (and continuation statements with respect thereto) and documents enumerated and described in Schedule IV to be recorded or filed at such places and times in such manner, and shall take all such other actions or cause such actions to be taken, as may be necessary or requested by the Owner Trustee or the Indenture Trustee, in order to establish, preserve, protect and perfect the good and marketable title of the Owner Trustee to the Equipment, and the Owner Trustee's rights under this Participation Agreement and the other Operative Documents and, so long as any Notes are outstanding under the Indenture, the first priority Lien and security interest of the Indentu Trustee in the Trust Indenture Estate and the Indenture Trustee's rights under this Participation Agreement and the other Operative Documents referred to and included under the Granting Clauses of the Indenture (including, without limitation, the filing of financing statements in appropriate jurisdictions and filing offices relating to site to which any portion of the Equipment may be relocated and the filing of continuation statements in appropriate jurisdictions and fili offices). The Co-Lessee shall promptly from time to time furnish to the Owner Participant or the Owner Trustee such information as may be required to enable the Owner Participant or the Owner Trustee, as the case may be, to timely file any reports and obtain any licenses or permits required to be filed or obtained by the Owner Trustee as the lessor under the Lease or as the owner of the Equipment or the Owner Participant as the beneficiary of the Trust Estate with any Governmental Authority (including environmental and tax authorities).
 The Co-Lessee will at the Co-Lessee's expense furnish to Owner
Trustee and the Indenture Trustee, annually and at the time continuation statements are required to be filed, an opinion of counsel satisfactory to Owner Trustee and the Indenture Trustee stating that
(1) all financing statements or other notices have been filed for recor in all public offices wherein such filing is necessary to protect the r title and interest of the Owner Trustee in and to the Equipment and to perfect the Lien and security interest in the Trust Indenture Estate created pursuant to the Indenture under the provisions of the UCC and
(2) all continuation statements and amendments to such financing statements required to maintain the priority and perfection of such Liens and security interests have been recorded, registered and filed a necessary in order to maintain such priority and perfection.

(b)     Maintenance of Corporate Existence, etc.  The
Co-Lessee shall at all times maintain its existence as a corporation in good standing under the laws of the State of California. The Co-Lessee shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises.

(c)     Change to Principal Place of Business or Chief
Executive Office, Etc.  The Co-Lessee shall provide the Owner
Trustee, the Owner Participant and the Indenture Trustee with ten (10) Business Days' prior written notice of any change to its or the Lessee' chief executive office, principal place of business, name or corporate structure or to the place where the Co-Lessee or the Lessee maintains its business records.

(d) Co-Lessee to Defend Title. The Co-Lessee covenants that it shall, at all times, at its own cost and expense, warrant and defend the title of the Owner Trustee to the Trust Estate and the Lien and security interest of the Indenture Trustee in and to the Trust Indenture Estate against any Lien (other than Permitted Liens), claims and demands of or against the Lessee or the Co-Lessee and all other Persons claiming through the Lessee or the Co-Lessee.

(e) Furnishing of Information. The Co-Lessee agrees to furnish to each Participant and each Agent:

(i)     Within 120 days after the close of each
fiscal year of the Co-Lessee occurring after the Document
Date, its Annual Report on Form 10-K which conforms to the requirements therefor; provided, however, that if the Co-
Lessee ceases to file reports with the SEC pursuant to the Exchange Act, it shall deliver instead (A) the audited consolidated balance sheet of the Co-Lessee and its consolidated Subsidiaries at the end of, and (B) the related consolidated statements of income, statements of cash flow and statements of shareholders' equity for such fiscal year, each of which financial statements shall present fairly in all material respects the consolidated financial position of the Co-Lessee and its consolidated Subsidiaries at March 31 of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, all in conformity with GAAP and be accompanied by an opinion of the Co-Lessee's independent certified public accountants, who shall be independent public accountants of recognized national standing to such effect;
(ii)    within sixty (60) days after the end of
each of the first three (3) quarters of each of its fiscal years, its Quarterly Report on Form 10-Q which conforms to the requirements therefor; provided, however, that if the Co-
Lessee ceases to file reports with the SEC pursuant to the Exchange Act, it shall deliver instead (A) the unaudited consolidated balance sheet of the Co-Lessee and its consolidated Subsidiaries at the end of, and (B) the related consolidated statements of income, shareholders' equity and cash flows for, the interim period ending at the end of such quarter, each of which financial statements will present fairly in all material respects the consolidated financial position of the Co-Lessee and its consolidated Subsidiaries at the end of such quarter, and the consolidated results of operations and cash flows for such quarter, all in conformity with GAAP, accompanied by a statement of the Chief Financial Officer, the Comptroller, Treasurer or an Assistant Treasurer of the Co-
Lessee to such effect;

(iii)   simultaneously with the delivery of the
year-end financial statements referred to in (i) above, a certificate of the Chief Financial Officer, the Comptroller, Treasurer or an Assistant Treasurer of the Co-Lessee stating that such officer has reviewed the activities of the Co-Lessee, CIROR and the Lessee during the immediately preceding fiscal year and whether, to the knowledge of such officer, there exists on the date of such certificate any Termination Event, Lease Event of Default, Indenture Event of Default, Event of Loss or event which with notice or lapse of time or both would become a Termination Event, Lease Event of Default,
Indenture Event of Default or Event of Loss, and, if any Termination Event, Lease Event of Default, Indenture Event of Default or Event of Loss or any such event exists, specifying the nature and period of existence thereof and the action the Co-Lessee is taking and proposes to take with respect thereto; such certificate shall specifically state that no such default exists that relates to a breach by the Co-Lessee of its obligations under Section 5.5(a) hereof, including, without limitation, the Co-Lessee's obligations thereunder with respect to the filing of financing statements, precautionary financing statements and continuation statements (or, if any such default exists, such certificate shall specify the nature and period of existence thereof and the action the Co-Lessee is taking and proposes to take with respect thereto);

(iv)    immediately upon the Co-Lessee
becoming aware of the existence of a Termination Event, Incipient Termination Event or Lease Event of Default, a written notice specifying the nature of such Termination Event, Incipient Termination Event or Lease Event of Default and what action the Co-Lessee is taking or proposes to take with respect thereto;

(v)     all reports and permits required under
Applicable Law to be filed or delivered by any Lessor Party with respect to the Equipment;

(vi)    promptly, all reports or statements
which the Co-Lessee may make to, or file with, the Securities
Exchange Commission or any successor agency thereto; and

(vii)   promptly, such additional information
with respect to the financial condition or business of the Co-
Lessee as any Participant or the Indenture Trustee or the Owner Trustee may reasonably request.

(f)     Inspection.  The Co-Lessee will permit each
Participant, the Owner Trustee and the Indenture Trustee, upon reasonable notice and at a mutually convenient time and at their expense so long as no Termination Event, Incipient Termination Event or Lease Event of Default has occurred and is continuing (and thereafter at the expense of the Co-Lessee), to visit the corporate headquarters of the Co-Lessee and to discuss with the relevant officers of the Co-Lessee the financial affairs and condition of the Co-Lessee or any Subsidiary thereof insofar as these are relevant to their intere hereunder and subject to any legal restrictions on disclosure.

(g)     Merger, Consolidation, etc., of Co-Lessee. The
Co-Lessee covenants that it shall not consolidate or merge into any Person, nor sell, transfer, convey or lease all or substantially all it properties or assets as an entirety to any Person, unless:

(i)     the successor entity formed by such
consolidation or into which it is merged or the successor entity that acquires by conveyance, transfer or lease all or substantially all its assets as an entirety shall be organized under the laws of the U.S., a state thereof or the District of Columbia, shall be authorized under all Applicable Laws to operate the Equipment and perform the obligations of the Co-Lessee under the Operative Documents to which it is a party to the same extent as the Co-Lessee, shall have a tangible net worth (as determined in accordance with GAAP) of not less than ninety-seven percent (97%) of the tangible net worth of Co-Lessee immediately prior to giving effect to such transaction, shall execute and deliver to the Owner Trustee, the Indenture Trustee and each Participant an agreement in form and substance satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, containing an assumption by such successor entity of the due and punctual performance of each covenant and condition of the Operative Documents to be performed or observed by the Co-Lessee;

(ii)    immediately after giving affect to such
transaction, no Incipient Termination Event, Termination
Event or Lease Event of Default shall have occurred and be continuing; and

(iii)   the Co-Lessee or such successor entity,
as the case may be, shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant an Officer's
Certificate and an opinion of counsel satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, stating that such consolidation, merger, sale, conveyance, transfer or lease, and the assumption agreement required by clause (i) above, comply with this Section 5.5, that all conditions precedent relating to such action have been satisfied, that such assumption agreement has been duly authorized, executed and delivered by such successor entity and constitutes the legal, valid and binding obligation of such successor entity, enforceable against such successor entity in accordance with its terms and that the rights of the Participants under the Operative Documents will not be adversely affected thereby.
Upon any such consolidation or merger, or any sale, conveyance, transfer or lease of substantially all the assets of the Co Lessee in accordance with this Section 5.5(g), the successor entity formed by such consolidation or into which the Co-Lessee shall be merged or to which such sale, conveyance, transfer or lease shall be made shall succeed to, and be substituted for, and may exercise every right and power and shall be subject to each and every obligation of, the Co-Lessee under the Operative Documents to which it is a party with the same effect as if such successor corporation had been named as the Co-Lessee therein. No such sale, conveyance, transfer or lease of all or substantially all the assets of the Co-Lessee shall have the effect of releasing the Lessee or, as the case may be, the Co-Lessee or any successor entity that shall theretofore have become such in the manner prescribed in this Section 5.5(g) from its liability under the Operative Documents to which it is a party.

V.6 Transfers of Notes. Each Lender agrees that it will not transfer any Note unless such Note is registered under the Securities Act or an exemption from such registration is available. Each transferee of a Note by its acceptance thereof, shall automatically be bound by the terms and conditions of this Agreement and the other Operative Documents and shall be deemed to have made to its transferor and the other parties to this Agreement the representations set forth in Section 4.6.

V.7 Advertising; Trademarks. Each Participant and Agent agrees that it will not advertise, or otherwise publish for advertising purposes in any news medium, the fact that it has furnished financing or lease accommodations to any party hereto without first obtaining the written consent of such party. Notwithstanding any other provision of any Operative Document, no Participant or Agent will have any right to use any trademark, trade name or trade dress of, or otherwise refer to, any party hereto in any promotion or publication in a news medium without first obtaining the written consent of such party.


        ARTICLE VI

        Indemnities

All payments to be made by the Co-Lessee to any Indemnified Person under this Article VI will be free of expense to such Indemnified Person for collection or other charges. The Co-Lessee's obligations to any Indemnified Person under the indemnities provided in this Participation Agreement shall be those of a primary obligor whether or not such Indemnified Person shall also be indemnified with respect to the same matter under the terms of any other agreement contemplated hereby or thereby, or any other document or instrument whether or not related to the transactions contemplated hereby or thereby, and the Persons seeking indemnification from the Co-Lessee pursuant to any provisions of this Participation Agreement may proceed directly against the Co-Lessee without first seeking to enforce any other right of indemnification.

VI.1 General Indemnity. The Co-Lessee does hereby assume liability for, and (whether or not any of the transactions contemplated hereby shall be consummated and whether or not the Lease, any Lease Supplement or other Operative Document has expired or been terminated) agrees to defend, indemnify, protect, release, save and hold harmless and keep whole each Indemnified
Person, on an After-Tax Basis, from and against any and all liabilities (including but not limited to liabilities arising out of the doctrine o strict liability or arising out of violation of regulatory requirements any kind), obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses, charges, fees and disbursements (including out of pocket fees and expenses, Fees and Expenses and costs of investigation), whether any of the foregoing be founded or unfounded, of whatsoever kind and nature (collectively, the "Claims") that may be imposed on, incurred by or asserted against any Indemnified Person or any Equipment, (a) in any way relating to or arising out of the Equipment or the Operative Documents (including, without limitation, the performance or enforcement of all obligations of the Lessee, CIROR or the Co-Lessee under the Operative
Documents and payments made pursuant thereto or any other transactions contemplated thereby or the breach of any covenant or agreement contained therein by Lessee, CIROR or Co-Lessee, or the falsity of any representation or warranty made therein by Lessee, CIROR or Co-Lessee,), or the design, manufacture, construction, purchase, acceptance, possession, rejection, control, financing, refinancing, modification, alteration, non-use, ownership, delivery, nondelivery, use, operation, leasing, subleasing, condition, maintenance, repair, sale, abandonment, storage, insurance, redelivery or de-installation of the Equipment or any Item thereof (whether or not such Equipment or Item is in compliance with the Operative Documents), (b) in any way relating to or arising from other disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Equipment or any interest therein, including, without limitation, any claim or penalty arising out of violations of Applicable Law, or in tort (whether creating a strict liability or otherwise) or arising from active or passive negligence of an Indemnified Person, latent or other defects, whether or not discoverable by any Indemnified Person, or any other Person, loss of or damage to any property or the environment, death of or injury to any Person and any claim for patent, trademark or copyright infringement, (c) the offer, issuance, sale or delivery of an Note or any direct or beneficial interest under any Operative
Document, (d) all costs and expenses incurred by any Indemnified
Person in connection with any Termination Event, any Lease Event of Default, any Event of Loss, any redemption, refunding, prepayment or transfer of the Notes made in accordance with the Operative
Documents, any amendment, modification or supplement to any Operative Document, or any transfer of all or any part of the right, ti and interest of the Owner Trustee or any Owner Participant in the Trust Estate or in, to and under any of the Operative Documents, (e) arising from or in connection with the presence in or on, or release or threatened release of any substance or by-product (including, without limitation, Hazardous Substances) in or from any Item of Equipment or any facility on which any Item of Equipment is located at any time,
(f) arising from or in connection with any transport, treatment, recycling, storage, disposal or arrangement therefor, to, at or from an facility of any substance (including, without limitation, any Hazardous Substance) or by-product generated by any Item of Equipment of facility on which any Item of Equipment is located at any time, (g) arising from or in connection with any Environmental Law or any published policy or guidance document issued in connection therewith or demand of a Governmental Authority applicable in any way whatsoever to any Item of Equipment or any facility on which any Item of Equipment is located at any time, or (h) arising from or relate to any prohibited transaction or other violation of Section 406 of ERISA or Section 4975 of the Code; provided, however, that the Co-Lessee shall not be required pursuant to this Section 6.1 to indemnify:
(i)     any Indemnified Person for any Claim to
the extent resulting from acts or events occurring after redelivery of all of the Items of Equipment in accordance with the Lease (other than a redelivery pursuant to Article XVI thereof) and payment of all Rent due and payable but only to the extent not resulting from acts or events occurring prior to such redelivery;

(ii)    any Indemnified Person for loss or
liability to the extent resulting from such Indemnified Person's own gross negligence or wilful misconduct (other than gross negligence or wilful misconduct imputed to such Indemnified Person by reason of its interest in the Equipment) or solely from such Indemnified Person's breach (which in the case of the Owner Trustee or the Indenture Trustee shall have resulted from its gross negligence or wilful misconduct) of any of its representations or warranties or covenants contained in any Operative Document;

(iii)   any Taxes other than any net additional
income Tax arising as a result of receipt of any indemnity payment pursuant to this Section 6.1 and other than any Tax imposed under or as a result of a violation of Section 406 of ERISA or Section 4975 of the Code; or

(iv)    the Owner Trustee or any Owner
Participant in connection with any claim resulting from any Lessor Lien or any Owner Participant Lien, or the sale, lease or other disposition by the Owner Trustee or any Owner
Participant of its rights in the Equipment or any part thereof or any right to or interest in the Operative Documents except as specifically contemplated by the Operative Documents or following a Lease Event of Default.

The indemnities set forth in this Section 6.1 shall not constitute a guarantee, representation or warranty to any Indemnified Person of, or as to the value or useful life of, any Item of Equipment or a guarantee, representation or warranty that any debt incurred by any Owner Participant to finance its Commitment Percentage of any Funding will be paid. Upon payment in full of any indemnity pursuant to this Section 6.1, the Co-Lessee shall, to the extent of such payment and so long as no Termination Event or Lease Event of Default shall have occurred and be continuing, be subrogated to any rights of the Indemnified Person in respect of the matter against which such indemnity was given (other than with respect to any insurance policies carried by such Indemnified Person).

Subject to the provisions of the following paragraph, the Co-Lessee shall at its sole cost and expense be entitled to control and shall assume full responsibility for, the defense of any Claim; provided that the Co-Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified
Person shall reasonably request.

Notwithstanding any of the foregoing to the contrary, the Co-Lessee shall not be entitled to control and assume responsibilit for the defense of such Claim unless it shall have confirmed in writing to the relevant Indemnified Person that such Claim is covered by the terms of the indemnity set forth herein and that it acknowledges its liability to fully indemnify such Indemnified Person in respect thereof or if (i) a Termination Event or Lease Event of Default shall have occurred and be continuing, (ii) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of Lien (other than any Permitted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on any Item of Equipment, (iii) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have an adverse effect on the business of such Indemnified Person other than the ownership, leasing and financing of the Equipment, (iv) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retai control of such proceeding or (v) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Pers
 In any of the circumstances described above, the Indemnified Person shall be entitled to control and assume responsibility for the defense such claim or liability at the expense of the Co-Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Co-Lessee pursuant to this Section 6.1, at its own expense in respect of any such proceeding as to which the Co-Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 6.1, and at the expense of Co-Lessee in respect of any such proceeding as to which the Co-Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 6.1. The Co-Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 6.1 shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

VI.2    Payment of Taxes; General Tax Indemnity.

(a)     General Taxes.  For the purpose of this Section
6.2 "Tax Indemnitee" shall mean each of the Owner Trustee (in its individual capacity and as trustee), the Owner Participant and any Affiliate thereof, the Indenture Trustee (in its individual capacity an as trustee), each Lender and each of their respective successors, transferees and assigns which are permitted under the terms of the Operative Documents. The Co-Lessee agrees to pay and assume liability for, and does hereby agree to indemnify, protect, defend and hold harmless on an After-Tax Basis each Tax Indemnitee from and against any and all Taxes imposed upon or payable by any Tax
Indemnitee (including amounts payable by any Tax Indemnitee solely as withholding agent) or the Lessee or Co-Lessee or withheld from any payment pursuant to the Operative Documents, whether imposed against the Equipment or any Item of Equipment, any Modification, or any part or portion thereof or interest therein, or the Notes, or otherwise in connection with or relating to or on or with respect to (i this Agreement or any of the other Operative Documents or any amendment, supplement, waiver or consent thereto or the execution, delivery or performance of any thereof; (ii) the Equipment, any Item of Equipment, any Modification, or any interest therein; (iii) the construction, purchase, acceptance, possession, rejection, ownership, delivery, nondelivery, return, refinancing, use, non-use, operation, leasing, subleasing, hire, condition, maintenance, modification, repair substitution, replacement, insuring, improvement, sale, abandonment, redelivery, location, transfer of title or other application or disposi of the Equipment, any Item of Equipment, any Modification, or any interest therein; (iv) the payment by or on behalf of the Lessee or Co-Lessee of Rent or other amounts, receipts, income or earnings arising from the Equipment with respect to the Lease or any other Operative Document; (v) the payment of principal of, or interest or premium on, or other amounts payable with respect to, or the sale, assignment, transfer or other disposition of, any Note or (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

(b)     The Co-Lessee will have no obligation under
Section 6.2(a) with respect to any one or more of the following (it being understood that the Co-Lessee will have no obligation under
Section 6.2(a) for any Tax described in any of clauses (i) through (xi) of this Section 6.2(b), regardless of whether such Tax is excluded by any other clause in this Section 6(b)):

(i)     Taxes imposed on a Tax Indemnitee by
the United States, or any state or local government authority therein and measured by or imposed on the net income of such Tax
Indemnitee; provided, that there shall not be excluded under this subparagraph (i) any Taxes on any supplemental amounts added to any payment required to be made under this Section 6.2 so that such payment is made on an After-Tax Basis;

(ii)    Taxes that are imposed by the United
States or any state or local government authority therein and based on or measured by capital, excess profits or conduct of business provided, that there shall not be excluded under this subparagraph (ii) any Taxes
(A) imposed by any state or local taxing jurisdiction in which the Equipment, any Item of Equipment the Lessee or the Co-Lessee is located to the extent such Taxes exceed those which would have been payable had the transactions contemplated by the Operative
Documents not occurred, (B) on any supplemental amounts added to any payment required to be made under this Section 6.2 so that such payment is made on an After-Tax Basis and (C) in the nature of sales, use, transfer, value-added, ad valorem or similar Taxes;

(iii)   Taxes imposed against or payable by a
Tax Indemnitee by or to any jurisdiction to the extent such Taxes would not have been imposed but for such Tax Indemnitee's engaging in such jurisdiction in activities unrelated to the transactions contemplated by the Operative Documents;

(iv)    Taxes imposed on or payable by a Tax
Indemnitee attributable to any voluntary sale, assignment, transfer or other disposition (a "Transfer") by such Tax Indemnitee of any interest in the Owner Trustee, the Equipment or any interest therein, the Notes, or any interests or obligations arising under the Operative Documents, (it being understood that any Transfer pursuant to the closing of any of the transactions contemplated by the Operative Documents, any Transfer pursuant to the exercise by the Lessee, Co-Lessee or any Affiliate of such Persons of any rights or obligations under any of the Operative Documents, and any Transfer after a Termination Event or Lease Event of Default shall have occurred and be continuing, shall not be treated as voluntary);

(v)     with respect to the Equipment, Taxes
attributable to any period after the expiration or earlier termination the Lease with respect to the Equipment and, if the Lessee is required to return such Equipment to Owner Trustee, the return of the Equipment to the Owner Trustee in accordance with the terms of the Lease; provided, that with respect to the Equipment, there shall not be excluded under this subparagraph (v) any Taxes to the extent such Taxes relate to events or circumstances occurring or matters arising prior to or simultaneously with such expiration or termination or, if applicable, such return;

(vi)    any Taxes imposed against or payable by
a Tax Indemnitee resulting from the gross negligence or willful misconduct of such Tax Indemnitee;

(vii)   Taxes imposed on or with respect to or
payable by the Owner Trustee based on, measured by or imposed with respect to any fees paid to or accruable by the Owner Trustee in its capacity as Owner Trustee;

(viii)  Taxes imposed on a Tax Indemnitee as a
result of such Tax Indemnitee being a Non-U.S. Person;

(ix)    Taxes which have been included in
Lessor's Cost to the extent actually paid on the First Funding Date;

(x)     Taxes imposed upon the Owner
Participant for which Co-Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

(xi) Taxes to the extent actually paid by the Lessor on the First Funding Date and included in Lessor's Cost.

(c)     Calculation of General Tax Indemnity
Payments; Tax Savings. Any payment or indemnity to or for the benefit of any Tax Indemnitee with respect to any Tax which is subject to indemnification under Section 6.2(a) hereof shall (A) reflect the current combined net savings actually realized by such Tax Indemnitee thereof resulting from the current deduction of such indemnified Tax and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold such Tax Indemnitee harmless on an After-Tax Basis. If, by reason of any Tax payment made to or for the account of a Tax Indemnitee by or on behalf of the Co-Lessee pursuant to this Section 6.2 (or the circumstances or event giving rise thereto), such Tax Indemnitee actually realizes a net tax benefit, refund, saving, deduction or credit not previously taken into account in computing such Tax payment, provided no Termination
Event or Lease Event of Default has occurred and is continuing, such Tax Indemnitee shall pay to the Co-Lessee an amount equal to the sum of (I) the actual net reduction in Taxes, if any, realized by such Tax Indemnitee which is attributable to such net tax benefit, refund, savin deduction or credit and (II) the actual net reduction in any Taxes realized by such Tax Indemnitee as the result of any payment made by such Tax Indemnitee pursuant to this sentence. The Tax Indemnitee shall make such payment within 30 days after actually realizing such reduction in Taxes. Notwithstanding the foregoing, no Tax
Indemnitee shall be required to make any payment to the Co-Lessee pursuant to this Section 6.2(c) to the extent such payment would exceed, in the aggregate at any time, the amount of all prior payments made by or on behalf of the Co-Lessee to such Tax Indemnitee pursuant to this Section 6.2 or if the amount of such payment is not readily ascertainable by such Tax Indemnitee. Each Tax Indemnitee (other than a Lender) agrees to use its reasonable efforts, and further agrees to take such actions as the Co-Lessee or Lessee may reasonably request, as long as such efforts or action does not expose such Tax Indemnitee or any Affiliate thereof to a risk of material adverse consequences (determined in good faith judgment of the Tax
Indemnitee), to realize any refunds, deductions or other tax benefits that would reduce the Co-Lessee's indemnity obligations hereunder.
Any costs incurred by a Tax Indemnitee in pursuing the actions contemplated by the preceding sentence shall be for the account of the Co-Lessee. Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance, unavailability, recapture or reduction of a tax benefit, savings, deduction or credit referred to in this Section 6.2(c) as to which a Tax Indemnitee has made a payment to the Co-Lessee or which was otherwise taken into account under this Section
6.2 shall be treated as a tax for which the Co-Lessee must indemnify such Tax Indemnitee hereunder without regard to Section 6.2(b) or (d) hereof.

(d)     Contests.

(i) Initiation. If any written claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee for any Taxes as to which the Co-Lessee may have an indemnity obligation pursuant to this Section 6.2, such Tax Indemnitee shall promptly notify the Co-Lessee and shall not take any action with respect to such claim, proceeding or Tax without the consent of the Co-Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Co-Lessee, unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end such 30-day period.

(ii) Control and Conditions. If requested by the Co-Lessee within 30 days after receipt by the Co-Lessee of the notice required by clause (i) with respect to the claim or proceeding that is the subject of such notice, or, in the case of any claim or proceeding with respect to which Co-Lessee (as opposed to the Tax Indemnitee) receives notice, upon the request of the Co-Lessee, the applicable Tax Indemnitee either (I) in the case of a Tax which may be contested (A) in the name of the Co-Lessee, (B) independently from any Tax that is not subject to indemnification by the Co-Lessee and
(C) without (in the good faith judgment of such Tax Indemnitee) any adverse impact on such Tax Indemnitee, shall permit the Co-Lessee to contest the validity, applicability or amount of such Taxes (being hereinafter referred to as a "Co-Lessee-Controlled Contest"), or (II) i the case of a Tax the contest of which is not a Co-Lessee-Controlled Contest, shall itself, contest in good faith the validity, applicabilit amount of such Taxes. Such contest shall be conducted by (A) resisting payment thereof, (B) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shal be necessary and proper or (C) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings (it being understood that no appeal to the United States Supreme Court shall be permitted hereunder without the prior written consent of the Tax Indemnitee). Notwithstanding the foregoing, in no event shall any contest be required to commence or continue unless: (1) the amount at issue (taking into account all similar and logically related claims) exceeds $50,000; (2) Co-Lessee shall have agreed to pay the Tax Indemnitee and shall pay on an After-Tax Basis as incurred all reasonable out-of-pocket costs and expenses that such Tax Indemnitee shall incur in connection with contesting such claim (including, withou limitation, all reasonable costs, expenses, legal and accounting fees a disbursements); (3) such Tax Indemnitee shall have in good faith reasonably determined that the action to be taken will not result in an material danger of sale, forfeiture or loss of the Equipment or the creation of any Lien on the Equipment (unless the Co-Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Tax Indemnitee and the Owner Participant in the Equipment in a manner reasonably satisfactory to such Tax Indemnitee and the Owner Participant) and that there is no risk of criminal liability that may be imposed with respect to such Tax Indemnitee; (4) if such contest shall involve payment of the claim, the Co-Lessee shall advance the amount thereof plus interest, penalties and additions to tax with respect thereto to such Tax Indemnitee on an interest-free basis (with no additional net after-tax cost to such Tax Indemnitee); (5) no Termination Event or Lease Event of Default shall have occurred and be continuing; (6) the Co-Lessee shall have provided a written acknowledgment to the appropriate Tax Indemnitee of its obligation to indemnify such Tax Indemnitee to the extent the contest is not successful; and (7) prior to initiating the contest the Lessee shall have furnished the Tax Indemnitee with an opinion of tax counsel selected by the Tax Indemnitee and reasonably satisfactory to the Co-Lessee to the effect that a Reasonable Basis exists for such contest.

(iii)   Conduct.  The Co-Lessee shall conduct
any Co-Lessee-Controlled Contest and the relevant Tax Indemnitee shall control any contest other than a Co-Lessee-Controlled Contest. The party conducting the contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling Party") and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment. In addition, th Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any Affiliate thereof, in connection with such claim or the contest thereof. The Controlling Party shall be responsible for the selection of counsel, which counsel must be reasonably satisfactory to the Noncontrolling Party.

(iv)    Waiver of Indemnity.  Notwithstanding
anything contained in this Section 6.2, a Tax Indemnitee shall not be required to contest any claim or permit the Co-Lessee to contest any claim and may settle any contest without the consent of the Co-Lessee if such Tax Indemnitee (I) shall waive its right to indemnity under thi
Section 6.2 with respect to such claim for such Tax, and (II) shall pay to the Co-Lessee any amount previously paid or advanced by the Co-Lessee pursuant to clause (4) of the second paragraph of Section 6.2(d)(ii) with respect to such claim.

(e) Payments. Any Taxes payable hereunder by the Co-Lessee shall be payable by the Co-Lessee, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by Applicable Law, without the necessity of any prior demand by a Tax Indemnitee. Any amount payable by the Co-Lessee to a Tax Indemnitee pursuant to this Section 6.2 shall be paid within 10 days after receipt by the Co-Lessee of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but shall in no event be payable before the date such Tax is due. Any payments to be made pursuant to this Section 6.2 by Co-Lessee to a Tax Indemnitee or by a Tax Indemnitee to Co-Lessee shall be made directly to the Tax Indemnitee entitled thereto or the Co-Lessee, as th case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, o if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its Address. Any amount payable under this
Section 6.2 that is not paid when due shall bear interest at the Overdu
Rate.

(f)     Reports.  If any report, return or statement (a
"Filing") is required to be filed with respect to any Tax that is subje to indemnification under this Section 6.2, the Co-Lessee shall promptly notify the appropriate Tax Indemnitee of such requirement in writing and, if permitted by Applicable Law to do so, the Co-Lessee shall timely file or cause to be filed such Filing with respect to such Tax (except for any such Filing that a Tax Indemnitee has notified Co-Lessee in writing that such Tax Indemnitee intends to file) and will (i ownership of the Equipment or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Equipment in the name of the Owner Trustee, and send a copy of such Filing to the appropriate Tax Indemnitee; provided, however, that such Tax Indemnitee shall have furnished the Co-Lessee, at the Co-Lessee's request and expense, with such information, not within the control of the Co-Lessee, as is in such Tax Indemnitee's control or is reasonably available to such Tax Indemnitee and necessary to file such Filing. If the Co-Lessee is not permitted by Applicable Law to file any such Filing, the Co-Lessee will promptly notify the appropriate Tax Indemnitee of such requirement in writing and prepare and deliver to the appropriate Tax Indemnitee a proposed form of such Filing within a reasonable time, and in all events at least 10 days prior to the time such Filing is required to be filed. If any Tax Indemnitee becomes aware of any Tax due, or report, return or filing required with respect to any Tax indemnified hereunder, it will promptly notify the Co-Lessee of such requirement, it being understood that any good faith failure to so notify the Co-Lessee shall not affect any Tax Indemnitee' rights hereunder.

(g) Verification. At the Co-Lessee's request, the amount of any indemnity payment by the Co-Lessee pursuant to this
Section 6.2 or any payment by a Tax Indemnitee (other than a Lender) to the Co-Lessee pursuant to this Section 6.2 shall be verified by a nationally recognized independent United States or international accounting firm mutually acceptable to the Tax Indemnitee and the Co-Lessee who shall be asked to verify, after consulting with the Tax Indemnitee, whether the Tax Indemnitee's computations are correct and to report its conclusions to both the Co-Lessee and the Tax Indemnitee. Each Tax Indemnitee (other than a Lender) and the Co-Lessee hereby agree to provide such firm with all information and materials as shall be reasonably necessary or desirable in connection therewith. The fee of such firm shall be paid by the Co-Lessee unless such verification discloses an error adverse to the Co-Lessee at least equal to 10% or more of the amount determined to be due by such firm in which case such fees shall be paid by such Tax Indemnitee.
Any information provided to such firm by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and such firm will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and such firm shall be entitled thereto, and all such materials shall be returned to such Person. Such firm shall be requested to make its determination within 30 days. If such firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Co-Lessee and such Tax Indemnitee, and the Co-Lessee shall have no right to inspect the books, records, tax returns or other documents (including working papers) of or relating to such Tax Indemnitee or Affiliate to verify such computations or for any other purpose; provided that the Co-Lessee and each Tax Indemnitee agree that the sole responsibility of the accounting firm shall be to verify the amoun of an indemnity payable hereunder and that matters of interpretation of this Agreement are not within the scope of the accounting firm's responsibilities.


        ARTICLE VII

        Tax Withholding


The Lessee agrees that in the event the Lessee, the Lessor, the Indenture Trustee or the Owner Participant is required by law to withhold Taxes from any payment of Rent or any payment with respect to the Notes, the Lessee or the Indenture Trustee, as appropriate, shall make such withholding and shall pay the full amount withheld to the applicable taxing authority or other authority in accordance with Applicable Law, and except as otherwise provided in this Article VII, the Lessee shall pay an additional amount such that, after deduction of all amounts required to be withheld, the net amount actually received by the Lessor and the Indenture Trustee will equal the amount that would have been received absent such withholding. Notwithstanding the previous sentence, (i) the Lessee will not pay any such additional amount with respect to any withholding for United States federal income Taxes required to be withheld by reason of the status of any Lender as a Non-U.S. Person and (ii) with respect to withholding of United States federal income Taxes which are required to be withheld from any payment of Rent by reason of the status of any Owner Participant as a Non-U.S. Person, Lessee shall pay only such an additional amount, if any, as is required so that the amount of Rent received by the Indenture Trustee is equal to the amount of principal, interest and premium (if any) due to the Lenders from such Rent payment. The Indenture Trustee shall comply with Section 2.04 of the Indenture with respect to withholding taxes on payments due on the Notes. If the Indenture Trustee fails to withhold a Tax required to be withheld with respect to any Lender or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for or on account of any amount required to be withheld from a payment in respect of a Lender, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 6.2(b) hereof) on an After-Tax Basis against any Taxes required to be withheld and any interest, penalties and additions to tax with respect thereto, along with any other costs (including attorneys' fees) incurred in connection with any such claim.


        ARTICLE VIII

        [Intentionally Omitted]


        ARTICLE IX

        Expenses

IX.1    Transaction Expenses Payable by the Owner
Participant. If the transactions contemplated hereby are consummated, the Owner Participant will pay all Transaction Expenses. Transaction Expenses for which invoices are submitted after the final Funding Date shall be paid within two Business Days of receipt thereof by the Owner Participant (with a copy to the Co-Lessee); provided that all invoices in respect of Transaction Expenses shall be submitted within six months after the final Funding Date.

IX.2 Transaction Expenses Payable by the Co-Lessee. If the transactions contemplated hereby are not consummated for any reason, the Co-Lessee will pay all Transaction Expenses within two Business Days of receipt of an invoice therefor; provided that all invoices in respect of Transaction Expenses shall be submitted within six months after the scheduled First Funding Date or, if no such date has been scheduled, within six months after the last date of incurrence of Transaction Expenses. If the transactions contemplated hereby are consummated and the Transaction Expenses shall exceed the percentages indicated in the Pricing Assumptions, upon the consent of the Owner Participant the Co-Lessee will pay the amount of Transaction Expenses which exceeds the percentages indicated in the Pricing Assumptions within two Business Days of receipt of an invoice therefor; provided that all invoices in respect of such Transaction Expenses shall be submitted within six months after the final Funding Date.

IX.3 Amendments, Waivers, etc. The Co-Lessee will pay all costs and expenses for which appropriate bills and invoices are submitted within six months after the incurrence thereof which have been incurred in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers or consents with respect to the Operative Documents, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Co-Lessee, the Lessee, CIROR or the Owner Trustee of its obligations under the Operative Documents, whether or not the same shall become effective.

IX.4 Fees of Trustees. The Co-Lessee will pay all continuing fees and expenses of the Agents in connection with the transactions contemplated by the Operative Documents, other than the up-front fees of such Agents due and payable on the First Funding
Date and included in Transaction Expenses.


        ARTICLE X

        Recomputation of Basic Rent, EBO Prices,
        Casualty Values and Termination Values

X.1     Making of Adjustments.  In the event that:

(a) the Pricing Assumptions shall change as a result of a Change in Tax Law or Interpretation prior to any Funding Date;

(b) the First Funding Date shall occur on a date other than November 1, 1996;

(c)     a Refunding pursuant to Article XII hereof and
Section 2.12 of the Indenture shall occur;

(d) any Tax Assumption Change shall occur prior to the First Funding Date; or

(e) a Change in Tax Law or Interpretation shall occur as a result of which the net after-tax book yield component of Net Economic Return shall be reduced by at least 5% of the amount thereof;

and in any such case, the Owner Participant shall elect to effect an adjustment pursuant hereto;

then, the Basic Rent, EBO Price, Casualty Values and Termination
Values shall be adjusted from time to time by such amounts as shall be appropriate to preserve for the benefit of the Owner Participant its Ne Economic Return effective as of the first Rent Payment Date thereafter.

X.2 Limitations. No adjustment pursuant to Section 10.1 shall result in Basic Rent payable on any Rent Payment Date being less than the principal of and interest on the Notes payable on such Rent Payment Date under the Indenture or any of (a) Casualty Value as of any date Casualty Value is payable prior to expiration of the Base Term of the Lease, (b) Termination Value as of any date Termination Value is payable prior to expiration of the Base Term of the Lease or
(c) EBO Price as of the EBO Date (together with any Accrued Basic
Rent that would be payable on such date or the EBO Date) not being at least equal to the principal amount of, and interest on, the Notes outstanding under the Indenture on such date or the EBO Date to which such payments relate.

X.3 Computation of Adjustments. Upon the occurrence of an event requiring an adjustment to the Basic Rent, EBO Price, Casualty Values or Termination Values pursuant to this Article X, the Owner Participant shall make the necessary computations and, within ninety (90) days of any Owner Participant's knowledge of such event, furnish to the Co-Lessee a certificate complying with the requirements of Section 10.5 hereof. In making any such computations, the Owner Participant (a) shall utilize the same methods and assumptions originally used to calculate the payments of Basic Rent, EBO Price, Casualty Values and Termination Values (other than those assumptions changed as a result of the event described in Section 10.1 necessitating such computations; it being agreed that such computation shall reflect solely any changes of assumptions or facts resulting directly from any such event necessitating such recalculation); and
(b) shall minimize to the maximum extent possible, but subject at all times to the preservation of Net Economic Return, the present value (discounted semi-annually at an interest rate per annum equal to the Debt Rate) of the payments of Basic Rent. In no event shall any such adjustment, in the judgment of the Owner Participant, result in this Lease being treated as a "disqualified leaseback" or "long term agreement" within the meaning of Section 467 of the Code and any regulation (including any proposed regulation) or other interpretation regarding Section 467 of the Code, or otherwise cause any adverse tax consequences to the Owner Participant. If the Co-Lessee shall disagree with any such determinations, such determinations and the supporting data described below shall be reviewed and determined by an independent accounting firm jointly chosen by the Owner
Participant and the Co-Lessee or, in the absence of agreement as to such firm, by a third independent accounting firm jointly chosen by two independent accounting firms, one chosen by the Owner
Participant and one chosen by the Co-Lessee. In connection with any such review, the Owner Participant shall make available to such accounting firm or firms on a confidential basis its pricing runs and i related assumptions, but under no circumstances shall such pricing runs or assumptions be made available to the Co-Lessee. The costs of such verification shall be borne by the Co-Lessee, except that such costs shall be borne by the Owner Participant if such verification results in a reduction of more than 10 basis points in the amount of th present value (discounted semi-annually at an interest rate per annum equal to the Debt Rate) of the Basic Rent payments during the Base
Term from the amounts proposed by the Owner Participant.

X.4     Tax Assumption Changes.  On or prior to the First
Funding Date, (a) the Owner Participant may give written notice to the Co-Lessee (i) specifying an amendment to the Code, Treasury regulations (including regulations under Section 467 of the Code), revenue rulings or administrative or judicial interpretations promulgated, issued, enacted or proposed after June 3, 1996, and on or prior to the First Funding Date (a "Tax Assumption Change") which amendment would have the effect of decreasing Net Economic Return and (ii) setting forth the adjustments to the Basic Rent, EBO Prices, Casualty Values and Termination Values required in the case of such Tax Assumption Change or that would be required if such proposed
Tax Assumption Change were enacted, promulgated or issued, computed as provided in Section 10.1 hereof and (b) the Co-Lessee may give written notice to the Owner Participant specifying a Tax Assumption Change, which Tax Assumption Change would have the effect of increasing Net Economic Return to the Owner Participant.

X.5 Adjustments Certificate; Lease Supplement. In connection with any adjustments pursuant to this Article X, the Owner Participant shall provide to the Co-Lessee a certificate of a Responsible Officer of such Owner Participant stating that all such computations were made in good faith and were made so that any increase in Net Economic Return was minimized consistent with the adjustments required, and (b) stating that all the requirements of
Article X were complied with. In connection with any adjustment pursuant to this Article X, the Owner Trustee and the Lessee Parties shall enter into a Lease Supplement setting forth the revised schedules of Basic Rent, Casualty Value, Termination Value and EBO Price, and the Co-Lessee shall deliver a copy of such Lease Supplement to the Indenture Trustee and each Participant, and shall deliver the chattel paper original of such Lease Supplement to the Indenture Trustee.



        ARTICLE XI

        Transfer of Owner Participant's Interests

XI.1    Transfers.

(a) No Owner Participant shall assign, convey or otherwise transfer all or any part of its right, title and interest in the Trust Estate except as provided in this Section 11.1.

(b) An Owner Participant may assign, convey or otherwise transfer all or any part of its right, title and interest in Trust Estate to an Eligible Owner Participant.

(c) After giving effect to any such assignment, conveyance or transfer, no Owner Participant shall hold an interest of less than $20,000,000 in aggregate initial Lessor's Cost in the Trust Estate and the aggregate number of Owner Participants shall not exceed four (4).

(d) The assignment, conveyance or transfer shall be effected in compliance with, or subject to an exemption from, the registration requirements of the Securities Act, and the Lessee, the Co Lessee and the Indenture Trustee shall each have received, at the expense of the parties to such assignment, conveyance or transfer, an opinion of counsel to that effect, in form and substance satisfactory t each such Person and to Co-Lessee's Counsel.

(e)     So long as no Termination Event or Incipient
Termination Event shall have occurred and be continuing, unless such transfer or assignment shall have arisen in connection with the sale of all or substantially all of the non-telecommunications leveraged lease portfolio of Ameritech Credit Corporation, the transferee or assignee shall not be a Competitor of the Co-Lessee or Lucent and shall not be engaged in any material litigation or comparable proceeding in a role adversarial to the Lessee, CIROR, ATOR, Lucent, the Co-Lessee or any of their respective Affiliates.

(f)     The Lessee, the Co-Lessee and the Indenture
Trustee shall each have received (i) an Owner Participant Transfer Agreement, executed by the transferor and the transferee and in form and substance reasonably acceptable to the Lessee, the Co-Lessee, and the Indenture Trustee by which such transferee agrees to be bound by and to undertake on its own behalf all of the terms, representations, warranties and covenants of the transferring Owner Participant under the Operative Documents, (ii) if applicable, a guaranty with respect to the obligations of such transferee in form and substance reasonably acceptable to the Lessee, the Co-Lessee and the Indenture Trustee and
(iii) an opinion of counsel reasonably acceptable to the Lessee, the Co Lessee, Co-Lessee's Counsel and the Indenture Trustee as to the due authorization and enforceability of such agreements.

(g) The transferring Owner Participant shall have given written notice to the Lessee, the Co-Lessee and the Indenture Trustee of any such transfer or assignment at least ten (10) days prior to the effective date of such transfer or assignment, together with drafts of the certificates, opinions and agreements to be delivered in accordance with the foregoing conditions and such other evidence as is necessary to establish compliance with the foregoing conditions.

(h)     Upon any such assignment, conveyance or
transfer (including any subsequent assignment, conveyance or transfer), (i) the transferee shall be deemed an "Owner Participant" fo all purposes hereof, and shall be deemed to have made all payments in respect of the right, title and interest so transferred, and shall have ratable interest therein, and each reference in any Operative Document to or encompassing such Owner Participant shall thereafter be deemed to include a reference to such transferee and (ii) the transferor shall have no further rights or interest hereunder or under any other Operative Document, to the extent of the interest so transferred.


        ARTICLE XII

        Refunding

XII.1   Refunding. So long as no Termination Event or
Incipient Termination Event shall be in existence, and all Funding Dates have been completed and subject to satisfaction of the terms and conditions set forth in this Article XII and in Section 2.12 of the Indenture, the Co-Lessee shall have the right to request the Owner Participant to effect, and the Owner Participant, the Owner Trustee and the Indenture Trustee will cooperate to effect, an optional prepayment of all, but not less than all, of the Notes pursuant to
Section 2.12 of the Indenture as part of a refunding or refinancing, on the terms set forth in this Article XII and such Section 2.12 (such refunding or refinancing, a "Refunding"); provided, that the Lessee shall have the right to so request only one Refunding during the term of the Notes. In connection with a refunding or refinancing:

(a) there shall be no material change in the Operative Documents except to the extent provided in clause (c) and for the inclusion, if any, of additional covenants upon the Co-Lessee which are acceptable to the Co-Lessee, and specifically, there shall be no change in the Operative Documents adverse to the Owner Participant or the Owner
Trustee, in any such Person's reasonable judgment, including the provisions of the Indenture providing the Owner Trustee with rights in the event of an Indenture Default or an Indenture Event of Default;

(b)     the Lessee, the Co-Lessee, the Owner
Participant, the Owner Trustee, the Indenture Trustee, and any other appropriate parties will enter into an agreement, in form and substance satisfactory to such Persons, providing for
(i) the issuance and sale by the Owner Trustee on the date specified in such agreement (for the purposes of this Article XII, the "Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the U.S.) equal to the aggregate outstanding principal amount of the Notes on the Refunding Date (the "Replacement Notes"),
(ii) payments by the Co-Lessee to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, and Make Whole Premium Amount, if any, payable on such Refunding Date and all other amounts due and owing to the Noteholders under the Operative Documents, and (iii) such other provisions as are reasonably acceptable to the Owner Participant, the Owner Trustee, the Indenture Trustee, the Lessee and the Co-Lessee;

(c)     the Lessee and the Owner Trustee will
amend the Lease to provide that Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner
Participant would have realized had such refunding or refinancing not occurred; provided, that the net present value of Rent shall be minimized to the extent consistent therewith, and amounts payable in respect of Casualty Value, Termination Value and EBO Price from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic
Return which the Owner Participant would have realized had such refunding or refinancing not occurred (it being agreed that any recalculations pursuant to this clause (c) shall be performed in accordance with the requirements of Article X);

(d)     subject to subparagraph (a) above, the
Owner Trustee will enter into an agreement not materially different from the Indenture to provide for the securing thereunder of the Replacement Notes issued by the Owner
Trustee pursuant to this Article XII in like manner as the Notes refunded;

(e)     on the Refunding Date and as a
condition precedent to such Refunding, the entire principal amount of Notes, together with accrued interest thereon, the Make Whole Premium Amount, if any, and all other sums due to the Lenders under the Operative Documents shall be prepaid or paid in accordance with Section 2.12 of the Indenture;

(f)     the Co-Lessee shall pay to the Owner
Participant a Refunding fee in an amount equal to $25,000;

(g)     the Lessee, the Owner Participant, the
Owner Trustee and the Indenture Trustee shall have received
(i) such opinions of counsel as they may reasonably request concerning compliance with Applicable Law relating to the sale of securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with the terms and conditions of this Article XII;

(h)     all necessary authorizations,
Governmental Actions, approvals and consents in connection with such Refunding shall have been obtained;
(i)     as a result of such Refunding, the Equity
Amount shall not increase or decrease; and

(j)     the final stated maturity of the
Replacement Notes shall not extend beyond the final stated maturity of the Notes being refunded;

provided, however, that (x) no Refunding of the Notes will be permitted if, within thirty (30) days after receipt of a request pursua to the first sentence of Section 12.2 from the Co-Lessee to effect a refinancing pursuant to this Section 12.1 and of all relevant information regarding the terms and conditions of such Refunding necessary to render the determinations referred to below, the Owner Participant or a Super-Majority in Interest of Noteholders reasonably determines that there will be a risk of adverse tax consequences to the Owner Participant or the Noteholders; and (y) the Co-Lessee shall
(i) compensate, on a reasonable basis, the Owner Participant for its time and (ii) pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee, on an After-Tax Basis, for all reasonable costs and expenses (including Fees and Expenses) paid or incurred by them, in either case, in connection with such Refunding or such proposed Refunding.

XII.2 Notice. The Co-Lessee shall give the other parties hereto written notice at least thirty (30) days prior to the deposit of cash with the Indenture Trustee in connection with any desired refinancing or refunding pursuant to this Article XII, which notice sha set forth to the extent practicable the proposed terms and conditions o such refunding or refinancing, including the desired date therefor. Th Co-Lessee will promptly provide to the Participants, the Owner
Trustee and the Indenture Trustee final terms and conditions of any such refunding or refinancing not less than three Business Days prior to the execution and delivery of the documents contemplated hereunder in connection therewith.


        ARTICLE XIII

        [Intentionally Omitted]

        ARTICLE XIV

        Miscellaneous

This Participation Agreement shall be governed by, and construed in accordance with, all of the Documentary Conventions.


        ARTICLE XV

        No Recourse to Owner Participant; No Implied Obligations

(a) No Recourse. It is expressly agreed and understood that no recourse may be had to any Owner Participant, and no Owner Participant shall have any obligation or liability, with respe to the obligations and liabilities of the Owner Trustee or the Trust Estate (including, without limitation, the obligations and liabilities the Owner Trustee under the Indenture with respect to the Notes).

(b) No Implied Obligations. No Participant shall have any obligations to any other party hereto except for the express obligations of such Participant set forth in the Operative Documents.

        ARTICLE XVI

        No Recourse to ATOR or Lucent; Limited Recourse to the Lessee

(a) Anything in the Operative Documents to the contrary notwithstanding, none of the Lenders, the Indenture Trustee, the Owner Participant or the Owner Trustee, nor any of their respective successors or assigns, shall have any claim, remedy or right to proceed against the Lessee, Lucent, ATOR or any of their respective officers, employees or directors, whether by virtue of any constitutional provision, statute or rule of law or by enforcement of any penalty or assessment or otherwise, for the payment of any sum owing on account of the obligations set forth in the Lease or the other Operative Documents to which the Lessee is a party, including any deficiency, or for the payment of any liability resulting from the brea of any representation, agreement or warranty of any nature whatsoever in the Lease or the other Operative Documents to which the Lessee is a party from any source other than the Equipment and Directly-
Related Assets. The Lenders, the Indenture Trustee, the Owner Participant and the Owner Trustee waive and release any personal liability of the Lessee, Lucent, ATOR and their respective officers, employees and directors for and on account of such liability, and the Lenders, the Indenture Trustee, the Owner Trustee and the Owner Participant agree to look solely to the Equipment and the Directly-Related Assets for the satisfaction of such liability; provided, nothin herein contained shall limit, restrict or impair the rights of the Owne Trustee or the Indenture Trustee, as the case may be, to exercise remedies upon a Lease Event of Default as provided in the Lease, to bring suit and obtain a judgment against the Lessee, ATOR, Lucent or any of their respective officers, employees or directors (provided execution thereof shall be limited to the Equipment and Directly-Related Assets unless the Lessee is unwilling or unable, except by reason of an automatic stay under the Bankruptcy Code or any comparable provision of Applicable Law, to specifically perform the Lessee's obligations to return the Equipment when required, in which event the Lessee shall be liable for the Fair Market Sales Value thereof) or to exercise all rights and remedies provided under the Lease with respect to the Equipment and Directly-Related Assets or otherwise realize upon the Equipment and Directly-Related Assets. It is further understood that nothing herein contained shall limit, restri or impair the rights of the Owner Trustee or the Indenture Trustee, as the case may be, to enforce the obligations of the Co-Lessee or CIROR under this Agreement, the Guaranty and the other Operative Documents to which it is a party.

(b)     Each of the Lenders, the Indenture Trustee, the
Owner Participant and the Owner Trustee hereby agrees that the Lessee shall have no obligation to any Person with respect to the transactions contemplated by the Operative Documents except those obligations expressly set forth in the Lease and the other Operative Documents to which the Lessee is to be a party.

        ARTICLE XVII

        Tax Treatment

It is hereby agreed among the parties hereto that for federal and state income tax purposes the Owner Participant will be treated as the owner of each Item of Equipment as of the First Funding Date and the Lessee will be treated as the lessee of each Item of Equipment.

        [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have each caused this Participation Agreement to be duly executed as of the date first above written.

CIRRUS LOGIC, INC.

By:  /s/ Thomas F. Kelly

Name:   Thomas F. Kelly

Title: Executive Vice President, Finance and Administration and Chief Financial Officer and Treasurer


CIRENT SEMICONDUCTOR, G.P.

By:  /s/ Paul J. Mostek

Name:   Paul J. Mostek

Title:  Member, Board of Governors


By:  /s/ Harold A. Hoeschen, Jr.

Name:    Harold A. Hoeschen, Jr.

Title:  Alternate Member, Board of Governors


CIROR, INC.

By:  /s/ Thomas F. Kelly

Name:   Thomas F. Kelly

Title: Executive Vice President, Finance and Administration and Chief Financial Officer and Treasurer


AMERITECH
CREDIT CORPORATION

By: /s/ R. Scott Horsley

Name:   R. Scott Horsley

Title:  President

FIRST SECURITY
BANK, NATIONAL
ASSOCIATION, not in
its individual capacity
(except as expressly set
forth herein) but solely as
Owner Trustee

By:  /s/ Dan W. Brown

Name:   Dan W. Brown

Title:  Assistant Vice Prsident


WILMINGTON
TRUST COMPANY,
not in its individual
capacity (except as
expressly set forth
herein) but solely as
Indenture Trustee

By:  /s/ James P. Lawler

Name:   James P. Lawler

Title:  Vice Prsident


[LENDERS]

By:

Name:

Title:

[Lenders' Counsel to
provide signature page
for each Lender]

                                                      EXECUTION COPY




                            LEASE AGREEMENT

                     dated as of October 31, 1996

                             by and among

              FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                 in its capacity as Owner Trustee for
              THE ORLANDO SEMICONDUCTOR EQUIPMENT OWNER
                                TRUST,

                              as Lessor,

                                  and

                      CIRENT SEMICONDUCTOR, G.P.,

                              as Lessee,

                                      and

                              CIRRUS LOGIC, INC.,

                                 as Co-Lessee.

                          Leveraged Lease of
                 Semiconductor Manufacturing Equipment
                           Orlando Facility
                           Orlando, Florida


NOTE: CERTAIN RIGHTS OF THE LESSOR UNDER THIS LEASE AGREEMENT AND IN THE EQUIPMENT LEASED HEREUNDER HAVE BEEN ASSIGNED TO AND ARE SUBJECT T A SECURITY INTEREST IN FAVOR OF WILMINGTON TRUST COMPANY, IN ITS CAPACITY AS INDENTURE TRUSTEE, UNDER AND TO THE EXTENT SET FORTH IN TH TRUST INDENTURE AND SECURITY AGREEMENT DATED AS OF OCTOBER 31, 1996, BETWEEN FIRST SECURITY BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS OWNER TRUSTEE FOR THE OWNER TRUST, AND WILMINGTON TRUST COMPANY, IN IT CAPACITY AS INDENTURE TRUSTEE, AS SUCH TRUST INDENTURE AND SECURITY AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME I ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE AGREEMENT HAS BEE EXECUTED IN SEVERAL COUNTERPARTS. NO SECURITY INTEREST IN THE LESSOR= RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT AND THE EQUIPMENT LEASED HEREUNDER MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART OF THIS LEASE AGREEMENT CONTAINING THE RECEIPT THEREFOR EXECUTED BY WILMINGTON TRUST COMPANY, IN ITS CAPACITY AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGE THEREOF.



                            LEASE AGREEMENT

This LEASE AGREEMENT (this ALease@) is entered into as of October 31, 1996, by and among FIRST SECURITY BANK,
NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise specified herein, but solely i capacity as Owner Trustee for THE ORLANDO SEMICONDUCTOR
EQUIPMENT OWNER TRUST under a Trust Agreement dated as of October 31, 1996, for the benefit of the Owner Participant named therei as Lessor, CIRENT SEMICONDUCTOR, G.P., a joint venture formed as a New York general partnership owned by ATOR Corp. ("ATOR"), a New York corporation and subsidiary of Lucent Technologies Inc. ("Lucent"), and Ciror, Inc. ("CIROR"), a California corporation and wholly-owned subsidiary of Cirrus Logic, Inc., as Lessee, and CIRRUS LOGIC, INC., a California corporation, as Co-Lessee.


        ARTICLE I

        Definitions and Usage

SECTION I.1 Definitions and Usage. Unless the context otherwise requires, capitalized terms used herein shall have the respec meanings assigned to them, whether directly or indirectly by reference, Appendix A to the Participation Agreement, and the rules of usage set forth in such Appendix A shall likewise govern this Lease.


        ARTICLE II

        Equipment Leases

SECTION II.1 Lease of Equipment; Lease Supplements. Subject to the terms and conditions hereof, the Lessor hereby agrees to lease t Lessee Parties, and the Lessee Parties hereby agree to lease from the Lessor from time to time, for the term referred to in Section 2.2 hereo Items of Equipment specified on Schedule VI to the Participation Agreement, on the terms more particularly set forth on the Lease Supplement and Schedule of Equipment, the forms of which are attached hereto as Schedule A and Schedule B, delivered on the First Funding Dat the execution and delivery of which shall constitute acceptance of the of Equipment described therein for all purposes of this Lease and such Items of Equipment shall be subject to the terms of this Lease from the date thereof.

SECTION II.2 Lease Term. Immediately upon satisfaction of all applicable conditions described in Article III of the Participation Agreement on the First Funding Date, without necessity of any further a or evidence by any party hereto, each Item of Equipment specified on a Schedule of Equipment attached to the Lease Supplement delivered on the First Funding Date shall be deemed delivered to the Lessor and leased b the Lessor to the Lessee Parties for the Base Term and, if the Lessee e to exercise its renewal option pursuant to Article XVIII hereof, for an Renewal Term, in either case, all pursuant to the terms of this Lease, unless this Lease shall have been earlier terminated in accordance wit its terms.



        ARTICLE III

        Rent

SECTION III.1 Basic Rent. With respect to each Item of Equipment, the Lessee Parties shall pay to the Lessor Basic Rent commencing on the first Rent Payment Date and continuing on each Rent Payment Date thereafter for the duration of the Base Term in an amount equal to the product of (a) the applicable percentage specified for such Rent Payme Date in Schedule C to this Lease and (b) the Lessor's Cost for such Item. Schedule C to this Lease indicates whether an installment of Bas Rent is payable in advance or in arrears. Lessor and Lessee Parties agree that for tax purposes each installment of Basic Rent that is indicated as payable in advance will be allocated for tax purposes ove the six-month period beginning on the Rent Payment Date on which such advance payment is scheduled to be made, and each installment of Basic Rent that is indicated as payable in arrears will be accrued over the six-month period ending on the Rent Payment Date on which such arrears payment is scheduled to be made.

SECTION III.2 Supplemental Rent. The Lessee Parties shall pay promptly to the Lessor, or to the Person entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent as the same shall become due and payable, including any interest payable at the Overdue Rate as provided in Section 3.5 her

SECTION III.3  Minimum Amount of Basic Rent Payments, Etc..
(a) The amount of Basic Rent payable on each Rent Payment Date shall in no event be less than the amount required to pay the amount of principa of, and interest on, the Notes scheduled to be paid on such Rent Paymen Date, and (b) the Casualty Value and Termination Value payable on any date in accordance with the terms hereof and the EBO Price payable on t EBO Date, together with Basic Rent and Supplemental Rent, if any, then due and payable, shall in no event be less than the then outstanding principal amount of the Notes, plus any accrued and unpaid interest or premium thereon payable on such date (or the next succeeding Business
Day).

SECTION III.4 Method of Payment. All Rent payable to the Lessor at a time prior to termination of the Indenture shall be paid by the Lessee Parties on behalf of the Lessor directly to the Indenture Trustee at t Indenture Trustee Office or such other place in the U.S. as the Indenture Trustee shall specify in a written notice to the Lessee Parti at least five (5) Business Days prior to the date such payment is due; provided, that all Rent payable to the Lessor after receipt by the Less Parties of notice from the Indenture Trustee stating that the Indenture has been terminated following full satisfaction of the Notes and all other amounts due thereunder and under the Indenture shall be paid to the Lessor at its office set forth in Schedule I to the Participation Agreement or at such other place in the U.S. as the Lessor shall speci in a written notice to the Lessee Parties at least five (5) Business Days prior to the date such payment is due. All Excluded Payments sha be made at all applicable times (and whether or not the Lien of the Indenture shall have been discharged) to the Person entitled thereto a provided herein or in the applicable Operative Document, at the office of such Person as set forth in Schedule I to the Participation Agreeme or at such other office in the U.S. as such Person entitled thereto shall specify in a written notice to the Lessee Parties. All payments of Supplemental Rent shall be paid to the Person entitled thereto at t office of such Person set forth in Schedule I to the Participation Agreement or at such other office in the U.S. as such Person entitled thereto shall specify in a written notice to the Lessee Parties at lea five (5) Business Days prior to the date such payment is due. Each payment of Rent shall be made by the Lessee Parties in immediately available funds prior to 12:00 noon, New York time at the place of payment, on the date when such payment shall be due.

SECTION III.5 Late Payment. In the event any Rent shall not be paid on its due date to any Person, the Lessee Parties shall pay to the appropriate Person on demand, as Supplemental Rent, interest (to the extent permitted by Applicable Law) on such overdue amount from the due date thereof (without regard to any grace period) to the date of paymen thereof at the Overdue Rate.

SECTION III.6  Net Lease; No Set-off, Counterclaims, etc. THIS
LEASE IS A NET LEASE, AND NOTWITHSTANDING ANY
PROVISION OF THIS LEASE OR OF ANY OTHER OPERATIVE
DOCUMENT TO THE CONTRARY (BUT SUBJECT TO THE NON-
RECOURSE PROVISIONS SET FORTH IN ARTICLE XXIV HEREOF
AND ANY CORRESPONDING PROVISIONS OF THE OTHER
OPERATIVE DOCUMENTS, IF APPLICABLE), THE LESSEE
PARTIES= JOINT AND SEVERAL OBLIGATIONS TO PAY ALL
PAYMENTS OF RENT AS AND WHEN THE SAME SHALL
BECOME DUE AND PAYABLE IN ACCORDANCE WITH THE
TERMS OF THIS LEASE AND ANY OTHER OPERATIVE
DOCUMENT SHALL BE ABSOLUTE AND UNCONDITIONAL AND
SHALL NOT BE SUBJECT TO ANY ABATEMENT OR DIMINUTION
BY SET-OFF, DEDUCTION, COUNTERCLAIM, RECOUPMENT,
AGREEMENT, DEFENSE, SUSPENSION, DEFERMENT,
INTERRUPTION OR OTHERWISE, AND UNTIL SUCH TIME AS
ALL RENT REQUIRED TO BE PAID UNDER THIS LEASE OR ANY
OTHER OPERATIVE DOCUMENT SHALL HAVE BEEN PAID, THE
LESSEE PARTIES SHALL NOT HAVE ANY RIGHT TO
TERMINATE THIS LEASE OR TO BE RELEASED, RELIEVED OR
DISCHARGED FROM ITS OBLIGATION TO MAKE, AND SHALL
NOT SUSPEND, REDUCE OR DISCONTINUE, ANY PAYMENT OF
RENT FOR ANY REASON WHATSOEVER (EXCEPT AS MAY BE
EXPRESSLY PROVIDED HEREIN), including, without limitation:

(a) any default, misrepresentation, negligence, misconduct or othe action or inaction of any kind by any Lessor Party, the Lessee, the Co-Lessee or any other Person, whether under or in connection with thi Lease, any other Operative Document or any other agreement relating to this Lease or in connection with any unrelated transaction;

(b) the insolvency, bankruptcy, reorganization or cessation of existence, or discharge or forgiveness of indebtedness of Person referred to in clause (a) above;

(c) the invalidity, unenforceability or impossibility of performance of this Lease or any other Operative Document for any reason;

(d) any defect in the title, condition, design, operation or fitne for use of, or any Lien or other restriction of any kind upon, all or any part of any Item of Equipment, any loss or destruction of, or dama to, any Item of Equipment or any interruption in or cessation of the ownership, possession, operation or use of any Item of Equipment for a reason whatsoever;

(e) any restriction, prevention or curtailment of or interference with any Item of Equipment or the use thereof or any part thereof for any reason whatsoever, including, without limitation, by an Governmental Authority;

(f)     any Applicable Law now or hereafter in force;

(g)     any failure to obtain any required Governmental
Action for a transfer of rights or title to the Lessor, the Lessee, the Co-Lessee or any other Person;

(h) any amendment or other change of, or any assignment of any rights under, any Operative Document, or any waiver or other action or inaction under or in respect of any Operative Document, or any exercis or nonexercise of any right or remedy under or in respect of any Operative Document, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture or this Lease or the sa of any Item of Equipment or any portion thereof or interest therein; o

(i) any other cause, circumstance, happening or event whatsoever, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing.

The Lessee Parties hereby waive and hereby agree to waive at any future time at the request of the Lessor, to the extent now or then permitted by Applicable Law, any and all rights that the Lessee Parties may have or that at any time hereafter may be conferred upon either of them, by statute, regulation or otherwise, to terminate, cancel, quit or surrend this Lease other than in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated other than in accordance with the express terms hereof in whole or in part, by operation of law or otherwise, the Lessee Parties nonetheless agree, t the extent permitted by Applicable Law or unless the Lessor has repossessed, retaken or required redelivery of the Equipment, to pay t the Lessor (or, in the case of Supplemental Rent, to the Person entitl thereto as provided herein or in the applicable Operative Document) an amount equal to each Rent payment at the time and in the manner such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each Rent payment shall be final and the Lessee Parties agree not to seek t recover all or any part of any such payment (except for amounts paid t a Lessor Party which such Lessor Party in good faith agrees have been paid in error) from any Lessor Party for any reason under any circumstance whatsoever.

SECTION III.7 Obligations of Lessee Parties. For all purposes of this Lease, any obligation hereunder which is stated to be an obligati of the Lessee Parties shall be a joint and several obligation of each Lessee Party, subject in the case of the Lessee to the non-recourse provisions set forth in Article XXIV hereof.

SECTION III.8    Adjustments to Basic Rent, Casualty Value,
Termination Value and EBO Price.  Basic Rent, Casualty Value,
Termination Value and the EBO Price shall be adjusted when required by and in accordance with Article X of the Participation Agreement, and an appropriate Lease Supplement shall be executed and delivered to reflect all such adjustments.


        ARTICLE IV

        Representations, Warranties and Agreements as to Equipment

SECTION IV.1  Disclaimer of Warranties.  AS BETWEEN THE
LESSOR AND THE LESSEE PARTIES, DELIVERY OF A LEASE
SUPPLEMENT PURSUANT TO ARTICLE II HEREOF SHALL BE
CONCLUSIVE PROOF OF ACCEPTANCE BY THE LESSEE
PARTIES OF EACH ITEM OF EQUIPMENT SPECIFIED ON THE
RELATED SCHEDULE OF EQUIPMENT AS BEING IN
COMPLIANCE WITH ALL REQUIREMENTS OF THIS LEASE.  THE
LESSOR LEASES AND THE LESSEE PARTIES TAKE EACH SUCH
ITEM OF EQUIPMENT AND EACH COMPONENT PART THEREOF
"AS IS" AND "WHERE IS", AND THE LESSEE PARTIES
ACKNOWLEDGE THAT NONE OF THE LESSOR PARTIES HAS
MADE, NOR SHALL BE DEEMED TO HAVE MADE, ANY
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS
TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS,
CONDITION, MERCHANTABILITY, DESIGN, QUALITY,
DURABILITY, OPERATION OR FITNESS FOR USE OR PURPOSE
OF EACH SUCH ITEM OF EQUIPMENT OR ANY COMPONENT
PART THEREOF OR ANY OTHER REPRESENTATION OR
WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH
RESPECT TO EACH SUCH ITEM OF EQUIPMENT OR ANY
COMPONENT PART THEREOF OR OTHERWISE, IT BEING
AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE
BORNE, AS BETWEEN THE LESSOR AND THE LESSEE PARTIES,
BY THE LESSEE PARTIES IN THE EVENT OF ANY DEFECT OR
DEFICIENCY IN ANY SUCH ITEM OF EQUIPMENT OR ANY
COMPONENT PART THEREOF, OF ANY NATURE WHETHER
PATENT OR LATENT, AND THAT NONE OF THE LESSOR
PARTIES SHALL HAVE ANY RESPONSIBILITY OR LIABILITY
WITH RESPECT THERETO, except that the Lessor hereby represents, warran and covenants that each such Item of Equipment shall be free of Lessor Liens on the First Funding Date applicable to such Item. The provision of this Section 4.1 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any other warranties made by any Lessor Party, express or implied, with respect any Item of Equipment or any component part thereof, whether arising pursuant to the UCC or any other Applicable Law now or hereafter in effect or otherwise. Nothing contained in this Section 4.1 shall in an way diminish or otherwise affect any right the Lessee Parties may have with respect to any Item of Equipment against any third Person. None o the Lessor Parties shall at any time be required to inspect any Item of Equipment or any component part thereof, and any actual inspection by a Lessor Party shall not be deemed to affect or modify the provisions of this Section 4.1.

SECTION IV.2 Lessee To Exercise Certain Rights. The Lessor hereby authorizes the Lessee, at the Lessee=s expense, to exercise in the nam of and on behalf of the Lessor and the Lessee Parties, as their interests may appear, the right and power to deal with any Seller or manufacturer (including agents and consultants thereof) of any Item of Equipment or any component part thereof and the right to enforce (by legal action or otherwise) against such Seller or manufacturer all rights, powers and privileges of the Lessor and to receive all benefit of the Lessor with respect to such Seller or manufacturer, under any express or implied warranty or indemnity or otherwise; provided, however, that the Co-Lessee shall indemnify each Indemnified Person an hold each such Indemnified Person harmless from and against any and al claims, costs, expenses, damages, losses and liability incurred or suffered by such Indemnified Person in connection with, as a result of or incidental to, any action or inaction by the Lessee pursuant to the above authorization; provided, further, however, that if a Lease Event of Default, an Incipient Termination Event or a Termination Event shal have occurred and be continuing (and until all Lease Events of Default Incipient Termination Events and Termination Events then outstanding shall no longer be continuing) the Lessor may terminate the authority
the Lessee under this Section 4.2.   Any amount paid under any such
warranty or other such claim or in lieu of performance of any such warranty or claim shall be paid over, held and applied as set forth in
Section 10.2 or 10.3, as applicable. After the end of the Lease Term with respect to any Item of Equipment (except with respect to any Item of Equipment that the Lessee shall have purchased pursuant to Article or XIX hereof) or after the termination of this Lease with respect to such Item of Equipment pursuant to Article XVI, (a) the Lessee Parties shall have no further rights, powers, privileges or benefits under thi
Section 4.2 and (b) all amounts payable by any Seller or manufacturer referred to above paid thereafter shall be paid to, and retained by, t Lessor or any other Person as shall then be the owner of the Item of Equipment as to which such payment is made.

        ARTICLE V

        Liens; Quiet Enjoyment

SECTION V.1 Liens. The Lessee Parties shall not directly or indirectl create, incur, assume or suffer to exist any Lien (other than Permitte Liens) on any Item of Equipment or the Trust Estate or the Trust Indenture Estate. The Lessee Parties will promptly, at their own expense, take such action as may be necessary duly to discharge any su Lien. The Lessee Parties' obligations under this Section 5.1 with respect to any such Lien on any Item of Equipment resulting from a cla arising prior to the termination of this Lease with respect to such It of Equipment shall survive such termination.

SECTION V.2 Quiet Enjoyment. Notwithstanding any other provision of this Lease (but subject to Section 6.5 hereof), so long as no Lease Event of Default shall have occurred and be continuing, as between the Lessee Parties and the Lessor, the Lessee Parties shall have the exclusive rights to possession and control of all Items of Equipment an neither the Lessor nor any Person acting or claiming through the Lessor will take any action that shall interfere with the peaceful and quiet enjoyment or the possession and use or nonuse of any Item of Equipment by the Lessee Parties, and the Lessee Parties shall have the right to possess and use or not use such Item of Equipment in their sole discretion, subject always to the terms and conditions of this Lease. The foregoing is not intended to limit the inspection rights of the Items of Equipment granted by the Lessee Parties pursuant to Sections
9.3 and 14.1 hereof.

SECTION V.3 Personal Property. The Lessee Parties and the Lessor agr for the purposes of this Lease that each Item of Equipment and every part thereof and title thereto is and shall be considered as and shall remain personal and not real property to all Persons and for all purposes. The Lessee Parties and the Lessor agree that each Item of Equipment and every part thereof and title thereto is severed and shall be and shall remain severed from any real property and is readily movable and, even if physically attached to such property, it is the intention of the Lessee Parties and the Lessor that each Item of Equipment and every part thereof and title thereto (a) shall retain th character of personal property, (b) shall be removable, (c) shall be treated as personal property with respect to the rights of all Persons whomsoever, (d) shall not become part of any real property and (e) by virtue of its nature as personal property, shall not be affected in an way by any instrument dealing with any real property.

SECTION V.4  Landlord's Waiver.  Prior to the First Funding
Date, the Lessee Parties shall obtain a landlord's waiver from Lucent w respect to the Items of Equipment providing, among other things, for th agreement of Lucent to the effect set forth in Section 5.3.


        ARTICLE VI

        Operation; Maintenance

SECTION VI.1  Operation and Maintenance.  Subject to the  provisions of
Section 6.5 hereof, the Lessee Parties shall at all times at their own expense during the Lease Term:

(a) use each Item of Equipment for its intended purpose and purposes incidental or reasonably related thereto and permit each s Item to be used or operated only by qualified personnel and in accordan with good business practice;

(b) keep and maintain in proper order all appropriate books, recor and title documents relating to each Item of Equipment, all services rendered and all funds expended for operation and maintenance of each such Item and the acquisition, construction and installation of Modifications thereto and the payment of the purchase price of such Modifications, all in accordance with the standards applied by Lucent with respect to similar equipment owned or leased by it in the U.S.;

(c) operate and maintain each such Item in accordance with the higher of (i) the standards applied by Lucent with respect to similar equipment owned or leased by it in the U.S., and (ii) the manufacturer=s recommendations and warranty requirements;

(d) inspect, service, maintain, store, use, operate, repair, replace, modify and improve each Item of Equipment in compliance in all material respects with Applicable Law (including all applicable environmental and occupational safety laws), and in compliance in all material respects with all applicable licenses and permits relating to each such Item issued by any Governmental Authority and in compliance with all insurance required by this Lease and the other Operative Documents; provided, that as long as no Lease Event of Default, Incipient Termination Event or Termination Event shall have occurred a be continuing, the Lessee Parties may in good faith by appropriate proceedings contest the validity or application of any such Applicable Law in any reasonable manner which does not involve any risk of the imposition of criminal liability on any Lessor Party or any material danger of the sale, forfeiture or loss of the Equipment or any part or interest therein or title thereto, or any material danger of any fine, penalty, or other imposition upon the Lessor Parties for which the Co-Lessee has not acknowledged its obligation to indemnify the Lessor Parties pursuant to the Operative Documents, but only so long as the Lessee Parties simultaneously contest the validity or application of such Applicable Law with respect to all similarly affected Items of Equipment operated by the Lessee Parties and located at the Orlando Facility; provided, further, that the Lessee Parties shall promptly giv the Lessor notice of any contest relating to any Item or group of Items of Equipment having a Lessor=s Cost equal to or greater than $5,000,000 and

(e) in case of any damage to any Item of Equipment, other than damage constituting an Event of Loss, whether or not any insurance proceeds on account of such damage shall be sufficient for the purpose the Lessee Parties shall at their election, in either case at their own expense, (i) promptly commence and complete the repair of such Item of Equipment (and in any event complete such repair before the end of the Lease Term or any earlier termination) so as to restore such Item to it fair market value, residual value, condition, remaining useful life, a utility immediately prior to such damage or (ii) replace such Item of Equipment in accordance with Section 10.1 hereof with an Item having a least equivalent fair market value, residual value, condition, remaini useful life, and utility to that of the damaged Item immediately prior to the damage (assuming, in either case, such Item was then in the condition and state of repair required to be maintained by the terms o this Lease), with such alterations and additions as may be made at the Lessee Parties' election pursuant to and subject to the conditions of
Section 6.4 hereof.

SECTION VI.2 Replacement of Parts. If any part that was originally incorporated or installed in or attached to any Item of Equipment at t time such Item was accepted hereunder, or any part thereafter incorporated or installed in or attached to such Item of Equipment in replacement of or substitution for such original part or any such replacement part shall become worn out, lost, stolen, destroyed, damage seized, confiscated, beyond repair or otherwise permanently rendered unfit for use, the Lessee Parties, at their own expense, shall promptl replace such part, or cause the same to be replaced, by a replacement part which is free and clear of all Liens (other than Permitted Liens) and of such quality, and in such manner that such Item of Equipment shall be in as good an operating condition as, and have a fair market value, residual value, condition, remaining useful life and utility at least equivalent to the fair market value, residual value, condition, remaining useful life and utility of, such Item of Equipment immediate prior to such replacement of such part (assuming such Item of Equipmen was, at the time of such replacement, in the condition and state of repair required by the terms hereof). Any such part removed from an Item of Equipment shall remain the property of the Lessor, no matter where located, until such part shall be replaced by a part which has been incorporated or installed in or attached to such Item of Equipmen and which meets the requirements for replacement specified in the preceding sentence. Immediately upon a replacement part becoming incorporated or installed in or attached to an Item of Equipment as abo provided, without further act, (a) title to the replaced part shall thereupon vest in the Lessee Parties, free and clear of all rights of the Lessor, and shall no longer be part of such Item of Equipment hereunder, (b) title to such replacement part shall thereupon vest in the Lessor, free and clear of all Liens (except for Permitted Liens) a
(c) such replacement part shall become subject to this Lease and to th Lien of the Indenture and be deemed part of such Item of Equipment for all purposes to the same extent as the parts originally incorporated o installed in or attached to such Item of Equipment. The Lessee Partie shall provide the Lessor with a Bill of Sale or other conveyance document for each replacement part the cost of which exceeds $10,000 and, in any event, any replacement part identified by a serial number. In all events, all replacement parts with respect to an Item of Equipment shall be so replaced at or before the required time of retur of such Item of Equipment in accordance with the terms of Section 9.2 hereof.

SECTION VI.3 Relocation. The Lessee Parties may not relocate any Ite of Equipment to any location other than the Orlando Facility without t prior consent of the Lessor and the Indenture Trustee, which consent shall not be unreasonably withheld or delayed; provided, that in any event the Lessee Parties shall have provided to each of the Lessor Parties (a) written notice of the intention to relocate such Item of Equipment in accordance with the terms hereof at least thirty (30) days prior to the date such relocation is commenced, (b) such UCC financing statements and other documents as may be necessary or advisable to maintain and perfect the interest of the Lessor therein and the Lien of the Indenture thereon, (c) evidence that such Item is covered by the insurance required by Section 22.1 hereof at such new location, (d) an acknowledgment from the owner of the facility to which such Item is relocated to the effect that such owner shall acquire no interest in su Item by virtue of such Item being installed in such facility, and (e) a opinion of counsel that such relocation does not impair or adversely affect the ownership of such Item by the Lessor and that the financing statements and other documents described in clause (b) above have been duly filed or recorded in all public offices wherein such filings or recordings are necessary to protect the validity and effectiveness of this Lease and the Indenture, including the maintenance of the perfecti of the Lien of the Indenture Trustee thereon. All reasonable costs and expenses (including Fees and Expenses) incurred by the Lessor Parties connection with any relocation shall be paid by the Lessee Parties.

SECTION VI.4  Modification.

(a) The Lessee Parties shall at their expense make any Modificatio to any Item of Equipment required (i) by Applicable Law or in order to operate, maintain, service, store, or use such Item in accordance with Applicable Law, as soon as practicable after any such requirement may arise or (ii) in order for the Lessee Parties to comply with the provisions of this Lease or any insurance required by this Lease or any other Operative Document (all such Modifications being referred to here as ARequired Modifications@); provided, however, that the Lessee Partie may, so long as no Lease Event of Default, Incipient Termination Event Termination Event shall have occurred and be continuing, in good faith appropriate proceedings contest the validity or application of any Applicable Law in any reasonable manner which does not involve any risk of the imposition of criminal liability on any Lessor Party, or any material danger of the sale, forfeiture or loss of such Item or any pa or interest therein or title thereto, or any material danger of any fine, penalty or other imposition upon any of the Lessor Parties for which the Co-Lessee has not acknowledged its obligation to indemnify t Lessor Parties pursuant to the Operative Documents, but only so long a the Lessee Parties simultaneously contest the validity or application such Applicable Law with respect to all other similarly affected Items of Equipment operated by the Lessee Parties and located at the Orlando Facility. The Lessee Parties shall promptly give the Lessor notice of any contest relating to any Item or group of Items of Equipment having Lessor=s Cost equal to or greater than $5,000,000. All Required Modifications shall be completed in a good and workman-like manner. T Lessee Parties at their expense, from time to time, may make any Modification to any Item that the Lessee in its reasonable discretion may deem desirable in the proper conduct of the Lessee's business (al such Modifications which are not Required Modifications being referred to herein as AOptional Modifications@); provided, however, that the Lessee Parties shall not have the right to make any such Optional Modification that, in the reasonable business judgment of the Lessor would reasonably be expected to (A) materially impair such Item from being operated as designed, (B) diminish the then fair market value, residual value, condition, remaining useful life or utility (including without limitation its projected utility at the end of the Lease Term t parties other than the Lessee Parties) of such Item immediately prior t such Optional Modification, assuming the applicable Item was then at least in the condition and state of repair required to be maintained b the terms of this Lease, or (C) change its basic characteristic as semiconductor manufacturing related equipment. All Optional Modifications shall be completed in a good and workman-like manner, wi reasonable dispatch.

(b)     Title to each Modification shall vest as follows:

(i) in the case of each (A) Required Modification or (B) other Nonseverable Modification, whether or not the Lessor shall have financ or provided financing (in whole or in part) for such Modification, the Lessor shall, without further act, effective on the date such Modification shall have been incorporated into the modified Item of Equipment, acquire title to such Modification free and clear of all Lie other than Permitted Liens; or

(ii) in the case of each Severable Modification, the Lessee Parties shall retain title to such Modification and the Lessee Parties may (subject to the next following paragraph) remove such Modification at their expense at any time so long as the modified Item of Equipment remains in or is restored by the Lessee Parties to the condition required by this Lease.

Immediately upon title to a Modification vesting in the Lessor pursuan to this Section 6.4(b), such Modification shall, without further act, become subject to this Lease and to the Lien of the Indenture and be deemed part of the applicable Item for all purposes. In the case of clause (ii) of this Section 6.4(b), the Lessor shall have the right, upon sixty (60) days= written notice to the Lessee Parties, to purchas any such Severable Modification (other than a Severable Modification which (i) if manufactured or developed by any Lessee Party, Lucent or any of their respective Affiliates, is not or has not been sold or licensed to unrelated third parties, or (ii) if acquired by any Lessee Party from any Person which is not an Affiliate of such Lessee Party, may be so sold without breach of an existing contract or license) at i Fair Market Sales Value, determined if necessary by the Appraisal Procedure, upon termination of this Lease with respect to such Item.

(c)     [Intentionally Omitted].

(d)     [Intentionally Omitted].

(e) Subject to compliance with Applicable Law and subject to the last sentence of Section 6.4(b), the Lessee Parties may remove, at the expense, any Severable Modification not purchasable by the Lessor; provided, that the Lessee Parties, at their expense shall repair any damage to such Item caused by such removal so as not to diminish the fair market value, residual value, condition, remaining useful life or utility of such Item immediately prior to the Modification (assuming such Item was then in the condition and state of repair required by th Lease); provided further, that in the event the Lessee Parties shall n have removed any Severable Modification to which the Lessee Parties shall have title as provided in Section 6.4(b)(ii) prior to the end of the Lease Term, title to such Severable Modification shall vest in the Lessor upon the expiration of such Lease Term.

SECTION VI.5 Lessee's Use of Equipment. The Co-Lessee hereby acknowledges and agrees that its use, maintenance and operation of the Equipment and the exercise of its other rights hereunder shall be solel through the Lessee, in the Co-Lessee's capacity as sole shareholder of CIROR, as general partner of the Lessee.



        ARTICLE VII

        [Intentionally Omitted]


        ARTICLE VIII

        Obsolescence Termination

SECTION VIII.1 Item Obsolescence. Unless a Lease Event of Default, Incipient Termination Event or Termination Event shall have occurred an be continuing, the Lessee shall have the right to terminate the Lease with respect to any Item of Equipment having a minimum Lessor's Cost of $500,000 at any time after the second anniversary of the First Funding Date, on a Rent Payment Date (an "Obsolescence Termination Date") upon giving at least one hundred twenty (120) days' prior written notice (subject to revocation as described below) to the Lessor and the Indenture Trustee (which notice shall specify the Item to be terminated and the Obsolescence Termination Date) (the "Termination Notice") if th Lessee has determined that such Item has become (a) uneconomic or surplus to the Lessee=s operating requirements as determined by the Lessee in its reasonable business judgment, other than as a result of a Event of Loss, or (b) uneconomic to operate due to burdensome governmental regulations, and the Lessee has provided an Officer's Certificate to the Lessor and the Indenture Trustee to such effect in each case; provided, that the Lessee may exercise its right of termination pursuant to this Section 8.1 not more than once every six
(6) calendar months; provided, further, that such right of termination may not be exercised with respect to any Item of Equipment if the aggregate Lessor's Cost of all other Items of Equipment subject to thi Lease after such termination would be less than $100,000,000. The Lessee may rescind its Termination Notice as to any Item of Equipment later than forty-five (45) days prior to the scheduled Obsolescence Termination Date; provided, that the Lessor has not exercised its election to retain such Item of Equipment pursuant to Section 8.2 hereof. The total number of such rescissions during the Lease Term fo any Item of Equipment shall not exceed two (2).

SECTION VIII.2 Retention by Lessor. At any time within thirty (30) days after receipt by the Lessor and the Indenture Trustee of a Termination Notice, the Lessor may give the Lessee Parties notice of it irrevocable election to retain any such Item. If the Lessor shall have elected to retain any such Item in accordance with the preceding sentence, on the Obsolescence Termination Date for such Item (a) the Lessee shall deliver to the Lessor such Item of Equipment in accordanc with the conditions for return set forth in Section 9.2 hereof, (b) th Lessee shall pay to the Lessor or, so long as the Indenture has not be discharged in accordance with its terms, the Indenture Trustee, by EFT any Accrued Basic Rent due on or prior to such Obsolescence Terminatio Date with respect to such Item of Equipment, (c) the Co-Lessee shall p to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, by EFT any other unpaid Supplemental Rent (including the Make Whole Premium Amount payable on such date under the Indenture, but not including any Casual Value or Termination Value) due on or prior to such Obsolescence Termination Date with respect to such Item of Equipment plus all other sums due and payable on such Obsolescence Termination Date to the Lenders by the Lessor under the Indenture, the Participation Agreement or the Notes and (d) the Lessor shall pay to the Indenture Trustee by EFT funds in an amount sufficient to pay a principal amount of the Not equal to the Loan Value for such Item of Equipment. Subject to the receipt by the Indenture Trustee of such funds, upon return by the Lessee of such Item of Equipment to the Lessor pursuant to clause (a) above such Item of Equipment shall cease to be leased hereunder or subject to the provisions of any other Operative Document. If the Lessor fails to make the full amount of such payment to the Indenture Trustee, (i) the Lessee may make such payment on the Obsolescence Termination Date (together with all other amounts payable by the Lesse and the Co-Lessee under this Section 8.2), in which event all liability of the Lessee Parties to pay Rent for such Item of Equipment following such Obsolescence Termination Date shall cease, the Lease Term with respect to such Item of Equipment shall cease and the Lessor will be obligated to convey title to such Item of Equipment to the Lessee Parties (without representation or warranty except as to the Lessor=s ability and authority to conduct such transfer and convey title to suc Items free and clear of Lessor Liens) and (ii) if the Lessee elects not to make the payment described in clause (i) on the Obsolescence Termination Date, the Lessor shall thereafter no longer be entitled to exercise its election to retain such Item of Equipment. If the Lessee elects not to make the payment contemplated in clause (i) of the preceding sentence, this Lease shall continue in full force and effect with respect to such Item of Equipment. Notwithstanding any election the Lessor to retain an Item of Equipment, the Co-Lessee shall pay all reasonable costs and expenses (including Fees and Expenses) of all parties relating to the termination of the obligation of the Lessee Parties to lease such Item of Equipment; provided, that the Co-Lessee shall not be liable for any costs and expenses incurred by the Lessor after such termination or to modify such Equipment for any purpose oth than to ensure that the condition of such Equipment complies with that required hereof or, except as set forth in clause (i) above, as a resu of its failure to make any payment to the Indenture Trustee.

SECTION VIII.3 Bids for Terminated Items. During the period from the giving of such Termination Notice for any Item of Equipment until ten
(10) days prior to the Obsolescence Termination Date and so long as th Lessor shall not have exercised its option pursuant to Section 8.2 to retain such Item, the Co-Lessee, as non-exclusive agent for the Lessor and at the Co-Lessee's expense, shall use its best efforts to obtain t highest possible bids from Persons other than the Lessee, the Co-Lesse CIROR, ATOR, Lucent, any of their respective Affiliates or any Person acting on behalf of or in conjunction with such parties in connection with such bid (collectively, the "Non-Bidding Parties" for purposes of this Article VIII) to purchase such Item of Equipment on the Obsolescence Termination Date, and the Co-Lessee shall during such period, from time to time at the request of the Lessor, inform the Lessor in writing of the results of its efforts and shall notify the Lessor in writing, at least ten (10) days prior to the scheduled Obsolescence Termination Date, of the amount of each such bid (which m include bids to purchase such Item of Equipment for scrap or salvage only) that has theretofore been submitted and the name and address of the party submitting such bid. Each such bid (a "Qualifying Bid") (a) shall be a bona fide bid for payment in full in cash, and (b) shall no involve any consideration to be received by any of the Non-Bidding Parties from the purchaser or be connected, directly or indirectly, wit any transaction between the purchaser and any of the Non-Bidding
Parties.   The Lessor and the Owner Participant shall have the right, directly or through agents or brokers, to solicit bids, to inspect any bid received by the Co-Lessee or to submit a bid itself, but shall be under no duty to make or solicit bids or to inquire into the efforts o the Co-Lessee to obtain bids.

If, other than as a result of the Lessor's election to retain such Item of Equipment as provided in Section 8.2 hereof, neither the Lessor nor the Co-Lessee shall have received any Qualifying Bid as to any Item of Equipment on or prior to the tenth day before the scheduled Obsolescenc Termination Date, the Termination Notice as to such Item of Equipment shall be deemed to be rescinded and such Item of Equipment shall remain subject to this Lease. If the Termination Notice is deemed rescinded pursuant to the preceding sentence, this Lease shall continue as to suc
Item in full force and effect, without in any way prejudicing the right of the Lessee to terminate the Lease at a later date with respect thereto; provided, that such continuation shall constitute a rescissio for purposes of Section 8.1 hereof. In such event, the Co-Lessee shal reimburse the Lessor Parties for all reasonable fees and expenses (including Fees and Expenses) incurred in connection with any such rescission of a Termination Notice.

If the Lessor or the Co-Lessee shall have received a Qualifying Bid on or prior to the tenth day before the Obsolescence Termination Date, the Lessor shall on the Obsolescence Termination Date, provided the conditions of Section 8.4 hereof shall have been met, transfer the Item of Equipment to which such bid relates to the bidder that shall have submitted the highest Qualifying Bid for such Item of Equipment upon receipt in immediately available funds of the amount specified in such bid. The Co-Lessee shall certify to the Lessor and the Owner Participant that the conditions of the first paragraph of Section 8.3 with respect to the Qualifying Bid have been met, including that the bidder is not a Non-Bidding Party. Such transfer and assignment shall be without any representation, warranty or recourse whatsoever except to the Lessor=s ability and authority to conduct the transaction and convey title to such Item of Equipment free and clear of Lessor Liens. Such funds shall be retained by the Lessor or, for so long as the Indenture shall be in effect, paid by the Lessor forthwith upon receip to the Indenture Trustee for application as provided in Section 3.02( of the Indenture. The Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the purchaser shall reasonably request. All out-of-pocket costs and expenses (including Fees and Expenses and any sales, transfer or similar taxes) of the Lessor Parties incurred in connection with any sale and transfe of any Item of Equipment pursuant to this Article VIII shall be paid b the Co-Lessee.

SECTION VIII.4 Conditions of Termination; Effect of Termination. As conditions to the transfer by the Lessor of any Item on the applicable Obsolescence Termination Date to the successful bidder pursuant to the last paragraph of Section 8.3 hereof, (a) any necessary Governmental Actions in connection therewith shall have been obtained by and at the expense of the Lessee Parties, (b) the Lessee shall on such Obsolescen Termination Date pay to the Lessor or, so long as the Indenture has no been discharged in accordance with its terms, the Indenture Trustee th sum of (i) any Accrued Basic Rent due with respect to such Item of Equipment as of such Obsolescence Termination Date and (ii) the excess if any, of the Termination Value for such Item of Equipment, computed of such Obsolescence Termination Date, over the net proceeds actually realized by the Lessor from any sale thereof, and (c) the Co-Lessee shall on such Obsolescence Termination Date pay to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee the sum of (i) any Make Whole Premium Amount payable on such Obsolescence Termination Date pursuant to the Indenture, (ii) any other Rent (including any amounts for costs and expenses payable by the Co-Lessee as required in the immediately preceding paragraph) with respect to such Item of Equipment due and unpaid as of such Obsolescence Termination Date and (iii) any penaltie premium or other amounts payable under the Indenture or the Notes in connection with the principal amount of the Notes being prepaid on suc date (the amounts payable pursuant to clauses (b) and (c) collectively the "Obsolescence Termination Payment"). Upon payment by the Lessee a the Co-Lessee of their respective shares of all Obsolescence Terminati Payments as to any terminated Item of Equipment, the obligation of the Lessee Parties to pay Basic Rent with respect to such Item of Equipmen shall terminate, such Item of Equipment shall no longer be subject to this Lease and the Lease Term with respect to such Item of Equipment shall end. If, other than as a result of the Lessor's election to retain such Item of Equipment as provided for in Section 8.2 and the compliance by the Lessor and the Lessee Parties with their respective obligations in connection therewith, on or as of the Obsolescence Termination Date no sale of such Item of Equipment shall have occurred or the Lessee or the Co-Lessee shall not have complied in full with th
Section 8.4, this Lease shall continue in full force and effect with respect to such Item of Equipment in accordance with the terms hereof without prejudice to the Lessee Parties' right to exercise their termination right under Section 8.1 hereof thereafter and the Co-Lessee shall pay the expenses (including Fees and Expenses) incurred by the Lessee Parties and the Lessor Parties in connection with the proposed sale.

SECTION VIII.5 Replacement. Notwithstanding the Lessee's right to terminate this Lease pursuant to Section 8.1, the Lessee shall have th right to replace any obsolete Item of Equipment with the most recent or updated version of such Item, subject to the fulfillment, at the Co-Lessee's sole cost and expense, of the terms, provisions and conditions set forth in Sections 10.1(a)(i) and 10.1(b) hereof.


        ARTICLE IX

        Return of Equipment

SECTION IX.1 Notice of Return. Unless the Lessee exercises its renew option under Article XVIII or its purchase options under Article XI or XIX or Lucent exercises its purchase options under Section 15.3(b), th Lessee Parties shall provide the Lessor with irrevocable written notice of their decision to return all Items of Equipment to the Lessor at th end of the Lease Term thereof at least one hundred eighty (180) days prior to the expiration of the Lease Term.

SECTION IX.2  Return of Equipment.

(a) Upon termination of this Lease with respect to an Item of Equipment pursuant to Article VIII or in connection with the exercise the Lessor of its remedies under Article XVI hereof, or at such other time as required under this Lease, the Lessee Parties shall, at the Co-Lessee's risk, cost and expense, dismantle each affected Item of Equipment in accordance with appropriate methods and procedures for de-installation, identify such Item with appropriate tags and markings crate (in a manner appropriate for the safe and proper shipment of suc Equipment) and catalogue all such Items, and deliver such Items to the Lessor at the nearest Delivery Site in the manner appropriate for handling Items of Equipment of that type. The Lessor shall bear all shipping costs from the Delivery Site.

(b) At the time of return, any Item of Equipment shall be, at the cost and expense of the Co-Lessee (except to the extent that any such Item of Equipment has not been maintained in accordance with Lucent=s standards for comparable equipment, in which case, at the cost and expense of Lessee) (i) free and clear of all Liens other than Owner Participant Liens and Lessor Liens, (ii) clean, (iii) in good operating condition (subject to normal wear and tear), (iv) eligible for warranty and continued maintenance and service if the original Seller or manufacturer thereof makes such continued warranty available for its equipment (provided that the Co-Lessee's liability for expenses incurr by it to make Items of Equipment eligible for such continued warranty shall be limited to an amount not in excess of five percent (5%) of th Fair Market Sales Value of each Item of Equipment at the time of the return and that the calculation of the Fair Market Sales Value shall assume that such Items of Equipment are eligible for such warranty), ( in compliance with (A) the maintenance and operations provisions of th Lease, (B) industry operating standards for comparable equipment in th U.S. and (C) Lucent=s own standards, practices and procedures for maintenance of comparable equipment, applied without discrimination among the Items of Equipment and other equipment owned, leased or used by Lucent in the U.S., (vi) detoxified or decontaminated, if applicabl to allow for subsequent use in accordance with the applicable manufacturer=s practices for such Item of Equipment and Applicable Law
(vii) properly identified with labels, tags, plates or by any other method providing clear identification, (viii) otherwise capable of bei serviced, maintained, stored, used and operated in compliance with all Applicable Law, (ix) capable of performing and can properly be configured and assembled to perform the task for which it was original designed and intended, (x) free of all fluid leakage in all areas, (xi adequately coated with protective coating, if necessary, and (xii) properly assembled except to the extent disassembly is necessary or appropriate for the purposes of crating and delivering the Equipment in accordance with appropriate methods and procedures for de-installation. Simultaneously with the return of any Item or part thereof, the Lessee Parties shall deliver to the Lessor the plans and specifications with respect to such Item, all operating, maintenance, repair and inspectio software, records, manuals, logs, plans, specifications, drawings, schedules and similar papers (and any documents and permits relating t environmental matters) relating to such Item necessary or useful for t continued operation and maintenance of such Item, and title documents and copies of operating permits with respect to such Item; provided, that the Lessee Parties shall not be required to provide any of the foregoing documents and records unless the Lessee either actually has possession of the foregoing documents and records or the foregoing documents and records should have been retained in accordance with the Lessee=s or (if the Lessee has no applicable policy) Lucent's (as to similar items of equipment in the United States) normal document retention policies. Effective at the time of such return, the Co-Less shall also secure for the benefit of the Lessor or its successors and assigns any software licenses and other rights not then possessed by t Lessor and necessary for the normal operation of any Item of Equipment by Lessor (or such successors and assigns).

If for any reason the Lessee Parties shall not have returned the applicable Item of Equipment as required by the provisions of this
Article IX on the required day, (A) the Lessee Parties shall pay to the Lessor on demand additional Basic Rent for such Item of Equipment on a per diem basis for each day after such day until full compliance with this Article IX, which Basic Rent shall be in an amount per diem equal to the greater of (1) the average daily rate of Basic Rent for such It of Equipment payable during the Base Term and (2) the Fair Market Rent Value for such Item of Equipment, and (B) the Co-Lessee shall pay to th Lessor an amount equal to Basic Rent in respect of such Item of Equipment payable during the Base Term for a six-month period (as liquidated damages for the loss of a bargain and not as a penalty), suc compensation to be in addition to and not a substitute for such liabili as the Lessee Parties may have as a result of such failure to return such Item of Equipment. Without limiting the generality of any of the other terms of this Lease or the Participation Agreement, the Co-Lesse shall be liable for any costs and expenses (including Fees and Expense incurred by the Lessor Parties as a result of the failure of the Lesse Parties duly to perform and comply with any of the terms of this Artic IX.

SECTION IX.3 Lessor Assignment, Lease or Sale of Returned Item. The Lessee Parties agree that during the last six (6) months of the Lease Term with respect to each Item of Equipment, they will cooperate in al reasonable respects with efforts of the Lessor to lease or sell such It of Equipment, including aiding qualified potential lessees or purchaser by providing reasonable access at the Orlando Facility (or such other location where the relevant Equipment has been moved in accordance wit this Lease) to the applicable Item of Equipment as then being used and to the records relating to maintenance and performance thereof for inspection thereof during normal business hours upon prior written notice to the Lessee Parties; provided, that such cooperation shall be subject to the Clean Room Operating Procedures and Section 25.1 hereof and, provided further, that it is understood that Lessee's obligation hereunder to provide such access shall be only at such times and under such circumstances as are reasonably appropriate in connection with Lessor's marketing efforts.

SECTION IX.4 Governmental Approvals. The Lessee Parties shall use reasonable efforts, at the expense of the Lessor, in transferring or obtaining all orders, licenses, consents, registrations, permits, authorizations, approvals or exemptions under or by any Governmental Authority which may be necessary for the Lessor or its designee, as the case may be, to operate, lease or purchase any returned Item of Equipme

SECTION IX.5 Additional Parts. At any time after the Lessee has notified the Lessor that it has determined not to renew this Lease pursuant to Article XVIII or purchase the Equipment pursuant to Articl XI or XIX, or the Equipment is otherwise to be returned to the Lessor, the Lessee Parties shall at the Lessor=s request, advise the Lessor of the nature and condition of all Severable Modifications owned by the Lessee Parties pursuant to Section 6.4(b)(ii) hereof which the Lessee Parties have removed or intend to remove from the Equipment in accordance with Section 6.4(e) hereof. The Lessee Parties may elect t retain any Severable Modification not purchased or purchasable by Less pursuant to the last paragraph of Section 6.4(b). The Lessee Parties may (and shall, if so directed by Lessor), at their sole cost, expense and risk, remove from any Item any other Severable Modification which not owned by the Lessor in accordance with the provisions of Section 6.4(b)(ii) hereof and which is not purchased by the Lessor pursuant to this Section 9.5; provided, that any such Modification not removed pursuant to this Section 9.5 shall be deemed to be part of the Item to which it relates for all purposes hereof and title to such Modificatio shall thereupon vest in the Lessor free and clear of all Liens, other than Lessor Liens and Owner Participant Liens.


        ARTICLE X

        Loss, Destruction, Condemnation, Damage, etc.

SECTION X.1  Replacement; Payment of Casualty Value.

(a) Upon the occurrence of an Event of Loss, or an event which wit the passage of time would become an Event of Loss, with respect to any Item of Equipment, the Lessee Parties shall promptly give the Lessor a the Indenture Trustee notice thereof and notify the Lessor and the Indenture Trustee within forty-five (45) days thereafter which of the following options the Lessee Parties shall perform with respect thereto

(i) the Lessee Parties shall replace the Item of Equipment which suffered the Event of Loss as soon as practicable, but in any event within one (1) year from the date of such Event of Loss, with a replacement Item of Equipment which has a then fair market value, residual value, condition, remaining useful life and utility at least equal to the fair market value, residual value, condition, remaining useful life and utility of the Item of Equipment which suffered the Event of Loss immediately prior to such Event of Loss (assuming such Item of Equipment was then in the condition and state of repair requir by this Lease); provided, that (A) in the case of any replacement whic cannot practicably be effected within ninety (90) days from the occurrence of such Event of Loss, the Lessee shall provide to the Less and the Indenture Trustee an Officer's Certificate setting forth in reasonable detail the date on which such replacement Item is expected become available and the reasons that such replacement cannot be effected within such ninety (90) day period, and (B) the Co-Lessee agrees to indemnify the Owner Participant, in a manner satisfactory to such Owner Participant, for any adverse tax consequences from such replacement and provide to the Owner Participant an Officer=s Certificate to such effect; or

(ii) the Co-Lessee shall pay to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee on a date as of which monthly Casualty Values are determined (a ALoss Payment Date@) and specified by the Lessee Parties, which shall be a Loss Payment Date within the earlier of (A) three (3) Business Days after receipt of insurance proceeds, and (B) ninety (90) days after the occurrence of the Event of Loss, the amounts required t be paid by Section 10.1(d) hereof;

provided, that if a Lease Event of Default, Incipient Termination Event or Termination Event shall have occurred and be continuing, the Lessee Parties may elect only the option set forth in clause (ii) above, and failure of the Lessee Parties to make an election within the time peri specified above shall be deemed an election of the option set forth in clause (ii) above.

(b)     The Lessee Parties= right to replace any Item as  provided in
Section 10.1(a) above shall be subject to the fulfillment, at the Co-Lessee's sole cost and expense, of the following conditions preceden

(i)     each of the Lessor Parties shall have received  Officer=s
Certificates of the Lessee and the Co-Lessee to the effect that as of the date of such replacement no Lease Event of Default, Termination Event or Incipient Termination Event shall have occurred and be continuing;

(ii) on the date of such replacement, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to each of the Lessor Parties:

(A)     a Lease Supplement with a Schedule
of Equipment covering the replacement Item;

(B)     so long as the Indenture shall not
have been discharged and satisfied, an Indenture Supplement covering th replacement Item;

(C) a full warranty (as to title) bill of sale, in substantially t same form as the Bill of Sale, covering the replacement Item, executed by the Seller thereof in favor of the Lessor;

(D) evidence of the filing in such places as are deemed reasonably necessary by the Lessor and the Indenture Trustee of (1) so long as th Indenture shall not have been discharged, such UCC financing statement and fixture filings covering the security interests created by the Indenture, and (2) such "precautionary" UCC financing statements and fixture filings covering the leasehold interests created by this Lease as are deemed necessary and desirable by the Lessor and the Indenture Trustee to protect the ownership interest of the Lessor and the Lien a security interest of the Indenture Trustee in the replacement Item;

(E) an opinion, satisfactory in form and substance to each of the Lessor Parties, of the Co-Lessee's Counsel (or other counsel satisfactory to the Lessor Parties) (1) as to the effectiveness, validity and enforceability of the documents referred to in clauses (A) through (D) above and the filing and recordation of the documents described in clause (D) above and (2) of the same scope and tenor and covering the matters as the respective opinions of the Co-Lessee's Counsel, the Lessee's Counsel and Florida Counsel delivered on the Fir Funding Date;

(iii) on such replacement date, the Lessor shall receive good title the replacement Item, free and clear of Liens (other than Permitted Liens);

(iv) each of the Lessor Parties shall have received upon reasonable request certain information with respect to the replacement Item, with such information to include descriptions of the fair market value, residual value, condition, remaining useful life and utility of such Item (including an appraisal if requested by any Lessor Party); and

(v) either (A) the Owner Participant shall have received an opinio of independent tax counsel (selected by the Owner Participant and reasonably acceptable to the Co-Lessee) reasonably satisfactory to the Owner Participant to the effect that there shall be no adverse tax consequences resulting from such replacement or (B) the Co-Lessee shal have agreed to indemnify the Owner Participant in a manner satisfactor to the Owner Participant for any such adverse tax consequence, provide that the Owner Participant shall be obligated to accept such an indemnity only if (1) Co-Lessee shall be Investment Grade and (2) the Owner Participant shall have determined that it is more likely than no that no such adverse tax consequences will occur or (C) the Co-Lessee shall have made a payment to the Owner Participant in an amount that, an After-Tax Basis, shall equal the total amount of Taxes that (in the judgment of the Owner Participant) could be payable by the Owner Participant as a result of such replacement.. (c) Upon satisfaction of the conditions set forth in Section 10.1(b), (i) this Lease shall continue with respect to any replacement Item as though no Event of Lo had occurred, (ii) the Lessor shall convey "as is" "where is", without recourse or warranty (except as to the ability and authority of the Lessor to transfer and convey such Item free and clear of Lessor Liens and Owner Participant Liens), to the Lessee Parties all right, title a interest of the Lessor in and to the Item being replaced by executing and delivering to the Lessee Parties such Bills of Sale and other documents and instruments as the Lessee Parties may reasonably request to evidence such conveyance, and (iii) the Lessor shall assign to the Lessee Parties all claims it may have against any other Person arising from the event which gave rise to the replacement.

(d) If an Event of Loss occurs with respect to any Item of Equipme and the Lessee Parties have elected not to replace or do not replace ( are not entitled pursuant to this Section 10 to replace), such Item as provided in Section 10.1(a)(i), the Co-Lessee shall pay or cause to be paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee in immediately available funds on the Loss Payment Date specified by the Lessee Parti pursuant to Section 10.1(a)(ii), an amount equal to (A) the Accrued Basic Rent payable on such Loss Payment Date with respect to the Item suffering the Event of Loss, together with all unpaid Basic Rent, if any, payable before such Loss Payment Date, plus (B) all unpaid Supplemental Rent (except for Casualty Value) due on or before such Lo Payment Date, plus (C) the Casualty Value for the Item suffering the Event of Loss as of such Loss Payment Date, plus (D) any Make Whole Premium Amount payable on such date pursuant to the Indenture. Upon compliance by the Co-Lessee with this paragraph (d) and receipt of a discharge of the Lien of the Indenture with respect to the Item suffering such Event of Loss, the Lessor shall transfer such Item to t Lessee Parties on an Aas is@ Awhere is@ basis, free and clear of all Lessor Liens and Owner Participant Liens, without any other recourse t or representation or warranty (except as to the ability and authority the Lessor to convey and transfer such Item free and clear of Lessor Liens and Owner Participant Liens), expressed or implied, by the Lesso or the Owner Participant by executing and delivering to the Lessee Parties such Bills of Sales and other documents or instruments that the Lessee Parties may reasonably request to evidence such conveyance. Upo the compliance with the provisions of this paragraph (d) with respect t such Item, the Lessee Parties' obligation to pay Basic Rent with respec to such Item shall cease, but the Co-Lessee's obligation to pay any applicable Supplemental Rent, before, on or after such date shall rema unchanged.

SECTION X.2 Application of Payments Upon an Event of Loss. Subject t the provisions of Section 10.4 hereof, any payments received at any ti by the Lessor or by the Lessee Parties with respect to an Item of Equipment (including insurance proceeds or warranty payments but excluding Excluded Payments) from any Governmental Authority or other Person as a result of the occurrence of an Event of Loss with respect t such Item of Equipment shall be applied as follows:

(a) any such payment received at any time by the Lessee Parties shall be promptly paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee for application pursuant to the following provisions of this Section 10.2, except that the Lessee Parties may retain any amounts which the Lessor shall at such time be obligated to pay to the Lessee Parties under such provisions;
(b) (i) if the Lessee Parties have elected to replace such Item of Equipment pursuant to Section 10.1(a)(i), such payments shall be held the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee and applied to pay, or reimburse the Lessee Parties for the payment of, the cost of replacing such Item of Equipment, upon satisfaction of the conditions set forth
Section 10.1(b) or (ii) if the Lessee Parties have elected or are deem to have elected the option set forth in Section 10.1(a)(ii), so much o such payments as shall not exceed all amounts required to be paid by t Co-Lessee pursuant to Section 10.1(d) hereof shall be held by the Lesso or, so long as the Indenture shall not have been discharged in accordan with its terms, the Indenture Trustee and shall be applied in reduction of the Co-Lessee's obligation to pay such amounts if not already paid the Co-Lessee, or, if already paid by the Co-Lessee, shall be applied reimburse the Co-Lessee for its payment of such amounts; and

(c) the balance, if any, of such payments remaining thereafter, shall be allocated among the Lessor, the Lessee, the Co-Lessee and oth Persons having a claim thereto as their respective interests may appea


SECTION X.3 Seizure, Requisition, Application of Payments Not Relatin to an Event of Loss. In the event of a loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of or damage to, any Item of Equipment or any part thereof not resulting an Event of Loss, the Lessee Parties shall promptly notify the Lessor and the Indenture Trustee thereof and all obligations of the Lessee Parties under this Lease with respect to such Item of Equipment shall continue to the same extent as if such event had not occurred. Subjec to the provisions of Section 10.4 hereof and the obligations of the Lessee Parties under Article VI hereof, insurance proceeds, government awards, warranty payments or other payments received at any time by th Lessor or the Lessee Parties from any insurer under insurance carried the Lessee Parties but not the Lessor or the Owner Participant, any Governmental Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of tit to or use of, or damage to any Item of Equipment or any part thereof n constituting an Event of Loss shall be paid to the Lessor or, so long the Indenture has not been discharged in accordance with its terms, th Indenture Trustee and applied to pay, or reimburse the Lessee Parties for the payment of the cost of repairing such Item of Equipment, upon receipt of evidence reasonably satisfactory to the Lessor and the Indenture Trustee that such Item has been restored to the condition required by the terms of this Lease.


SECTION X.4 Applications During Lease Event of Default, Incipient Termination Event or Termination Event. Any amount that shall be payable to the Lessee Parties pursuant to this Lease arising out of any insurance, warranty, governmental award or otherwise received in respec of the Equipment shall not be paid to the Lessee Parties or, if it shal have been previously paid to the Lessee Parties, shall not be retained by the Lessee Parties but shall be paid to the Lessor or, so long as t Indenture has not been discharged in accordance with its terms, the Indenture Trustee, if at the time of such payment any Lease Event of Default, Incipient Termination Event or Termination Event shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor or the Indenture Trustee, as the case m be, in trust as security for the obligations of the Lessee Parties to make payments under any other Operative Document or to pay Rent hereunder or applied by the Lessor or the Indenture Trustee, as the ca may be, toward payment of any of such obligations of the Lessee Partie at the time due hereunder or under such other Operative Document. At such time as there shall not be continuing any Lease Event of Default, Incipient Termination Event or Termination Event, all such amounts at the time held by the Lessor or the Indenture Trustee, as the case may be, in excess of the amount, if any, that the Lessor or the Indenture Trustee, as the case may be, shall have elected to apply as above provided shall be paid to the Lessee Parties.

SECTION X.5  [Intentionally Omitted].

SECTION X.6 Application of Article VI. Article VI shall not apply to any Item of Equipment after an Event of Loss has occurred with respect to such Item of Equipment; provided, that the foregoing shall n limit the respective obligations of the Lessee and the Co-Lessee under
Article VI hereof with respect to any replacement Item of Equipment.


        ARTICLE XI

        Early Buy-Out Option

SECTION XI.1  Early Buy-Out.

(a) So long as no Lease Event of Default, Incipient Termination Event or Termination Event shall have occurred and be continuing, the Lessee shall have the right, upon not more than three hundred sixty
(360) days' nor less than one hundred eighty (180) days' irrevocable notice to the Lessor prior to the EBO Date (the "EBO Notice Date"), to purchase all, but not less than all, Items of Equipment on the EBO Dat at the EBO Price. As a condition to such purchase the Lessee shall be obligated to pay on the EBO Date (i) the EBO Price for such Item, (ii) Accrued Basic Rent as of the EBO Date, and (iii) all other Rent due an payable on or prior to the EBO Date including, without limitation, the Make Whole Premium Amount, if any, with respect to the Notes being prepaid on such EBO Date.

(b) Payment. If the Lessee shall have elected to purchase the Equipment as set forth in Section 11.1(a), payment by the Lessee of th EBO Price therefor and all other amounts payable pursuant to Section 11.1(a) hereof shall be made by EFT on the EBO Date against delivery (after payment by the Lessee of such amounts) of (i) a Bill of Sale transferring and assigning to the Lessee all right, title and interest the Lessor in and to such Equipment free and clear of Lessor Liens, Owner Participant Liens and the Lien of the Indenture, without other recourse, representation or warranty (except as to the Lessor=s abilit to conduct such transfer and convey such Item free and clear of such Liens) and, on an "as is" "where is" basis and (ii) an instrument executed by the Lessor and the Indenture Trustee (in recordable form) terminating their respective interests in such Equipment and the Operative Documents to which either the Lessor or the Indenture Truste as the case may be, is a party.


        ARTICLE XII

        [Intentionally Omitted]



        ARTICLE XIII

        Assignment and Sublease

SECTION XIII.1 Lessee Assignments. Neither Lessee Party shall assign, transfer or sublease any Item of Equipment or its interest therein without the prior written consent of the Lessor and the Indenture Trust

SECTION XIII.2 Lessor Assignments. The Lessor shall not transfer or assign any part of its right, title and interest in this Lease or any Item of Equipment leased hereunder without the prior written consent of the Indenture Trustee and, so long as no Lease Event of Default or Termination Event has occurred and is continuing, the Lessee and the Co Lessee; provided that the Lessor may transfer or assign any part of its right, title and interest in this Lease or any Item of Equipment lease hereunder to (a) the Indenture Trustee pursuant to the Indenture and ( a successor owner trustee permitted by the Operative Documents, in eac case without consent; provided, further, that any permitted such transfer or assignment shall be subject to all of the terms and conditions of this Lease and the other Operative Documents (including, without limitation, the limitations on recourse set forth in Article XXIV of this Lease and Article XVI of the Participation Agreement).


        ARTICLE XIV

        Inspection; Markings

SECTION XIV.1 Rights to Information. So long as no Lease Event of Default, Incipient Termination Event or Termination Event has occurred and is continuing, each of the Lessor Parties may at its own expense, upon reasonable prior notice to the Lessee Parties during the normal business hours of the Lessee, no more frequently than once in any calendar year (except that the Owner Participant shall also be entitled to participate in a group visit described in the immediately following proviso), inspect (subject to the Clean Room Operating Procedures and
Section 25.1 hereof) the Items of Equipment and the books and records o the Lessee relating to the maintenance and performance of such Items of Equipment and make copies and extracts therefrom, and may discuss such matters with the Lessee's officers; provided, that the rights of the Lenders and Indenture Trustee under this Section may only be exercised by them in a group visit, and, if Lessee so requests, any Lender (including for purposes of calculation the holdings of Affiliates of such Lender) holding less than 5% of the then outstanding principal amount of the Notes shall be excluded from such group visit; provided further, that if there shall be more than one Owner Participant, the rights of such Owner Participants under this Section may only be exercised by them in a group visit. Upon the occurrence and during th continuance of a Lease Event of Default, an Incipient Termination Even or a Termination Event, each of the Lessor Parties may inspect the Ite of Equipment and such books and records at any time, which inspections shall be at the expense of the Co-Lessee; provided, that (a) Lessee is notified at least twenty-four (24) hours prior to any such inspection,
(b) each of the Lessor Parties agrees to comply with the Clean Room Operating Procedures, (c) each of the Lessor Parties agrees to maintai the confidentiality of all nonpublic information disclosed to such Person in the course of any such visit or inspection in accordance wit
Section 25.1 hereof and (d) during the pendency of an Incipient Termination Event, and for the sixty (60) days next following the occurrence of any Termination Event not cured by Lucent, the Lessor Parties may themselves inspect the Equipment hereunder and they may cause their agents, appraisers, or any manufacturers or used equipment dealers to inspect the Equipment, but they may not (unless Lessee shall otherwise agree) request inspection rights for other prospective
purchasers.   The Lessor and the Indenture Trustee also shall have the
right to obtain information regarding the condition and state of repai of any Item of Equipment, compliance by the Lessee with Article VI hereof and the absence of a Lease Event of Default, an Incipient Termination Event or a Termination Event (including all information necessary duly to determine the Fair Market Sales Value and the Fair Market Rental Value of each Item of Equipment as and when required to
determined under this Lease).   None of the Lessor Parties shall have a
duty to make any inspection or inquiry or shall incur any liability or obligation by reason of not making any such inspection or inquiry nor shall any such inspection or inquiry reduce the Lessee Parties' liabilities under the Operative Documents.

SECTION XIV.2 Markings. The Co-Lessee shall affix to each Item of Equipment identifying labels, plates or tags each setting forth the following legend:

"This Equipment is owned by First Security
Bank, National Association, as Owner
Trustee for The Orlando Semiconductor
Equipment Owner Trust, is leased by said
Owner Trustee to Cirent Semiconductor,
G.P. and Cirrus Logic, Inc., and is subject to a security interest granted to Wilmington
Trust Company, as Indenture Trustee under a Trust and Indenture Agreement between the Owner Trustee and the Indenture
Trustee.";

provided, however, that such labels, plates or tags do not, in the Lessee's reasonable judgment, interfere with the Clean Room Operating Procedures or such Item's operation. The Lessee Parties covenant and agree to replace any label, plate or tag which may be removed or destroyed or become illegible, and the Co-Lessee shall indemnify each Indemnified Person against any liability, loss or expense incurred by such Indemnified Person as a result of the failure to maintain such markings notwithstanding the proviso in the immediately preceding sentence.


        ARTICLE XV

        Termination Events; Lucent Rights; Lease Event of Default

SECTION XV.1 Termination Events. Each of the following events shall constitute a Termination Event (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order any court or any order, rule or regulation of any Governmental Authorit

(a) the Lessee Parties shall fail to make any payment of (i) Casualty Value, Termination Value, EBO Price, Accrued Basic Rent or any Make-Whole Premium Amount payable concurrently therewith pursuant to t terms hereof when due, (ii) Basic Rent when due and such failure shall continue unremedied for a period of five (5) days after the date due a
(iii) Supplemental Rent (other than in respect of Casualty Value, Termination Value, EBO Price or Make Whole Premium Amount or, unless otherwise elected in writing by the Owner Participant, payments under the Tax Indemnity Agreement) for a period of ten (10) Business Days after the due date; or

(b) either Lessee Party or CIROR, as the case may be, shall fail to perform or observe any covenant, condition or agreement s forth in Section 5.1 (Liens), Article IX (Return of Equipment), Section
13.1 (Lessee Assignments) and Article XXII (Insurance) hereof and Sections 5.4(g) and 5.5(g) of the Participation Agreement (Merger, Consolidation, etc.,); or

(c) either Lessee Party or CIROR, as the case may be, shall fail t perform or observe any other covenant, condition or agreement to be performed or observed by it under any of the Operative Documents (othe than any such covenant, condition or agreement in the Tax Indemnity Agreement unless the Owner Participant shall so elect in writing) to which it is a party and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date the appropriate Lessee Party or CIROR, as the case may be, has actual knowledge of such failure or (ii) notice thereof shall have been given to the appropriate Lessee Party or CIROR, as the case may be, by eithe the Lessor, or, so long as the Indenture shall be in effect, the Indenture Trustee; provided, however, that the continuation of any suc failure (other than a failure curable by payment of money) for a perio longer than such thirty (30) day period shall not constitute a Termination Event if (i) such default is curable but cannot be cured within such thirty (30) day period and (ii) the Lessee, the Co-Lessee CIROR, as the case may be, is diligently pursuing the cure of such default; provided further, however, that any such failure (other than a failure curable by payment of money) shall constitute a Termination Eve if such failure is not cured within the earlier of the last day of the applicable Lease Term and ninety (90) days from the earlier of (i) the date the appropriate Lessee Party or CIROR, as the case may be, has actual knowledge of such failure or (ii) the date notice thereof has been given to the appropriate Lessee Party or CIROR, as the case may b or

(d) any representation or warranty made by either Lessee Party or CIROR, as the case may be, in any of the Operative Documents (other th any such representation and warranty contained in the Tax Indemnity Agreement) or in any statement, report, schedule, notice or other writing furnished by either Lessee Party or CIROR, as the case may be, in connection therewith shall prove to have been false or incorrect in any material respect at the time made or given and remains a misrepresentation or breach of warranty which is adverse to the Lessor Parties at the time discovered; provided, however, that no such misrepresentation or breach of warranty shall constitute a Termination Event if (i) such misrepresentation or breach of warranty is curable an
(ii) the Lessee, the Co-Lessee or CIROR, as the case may be, is diligently pursuing the cure of such misrepresentation or breach of warranty within thirty (30) days after such Person has received notice thereof and upon such cure the original misrepresentation shall not remain material and adverse; or

(e) any of the Lessee, the Co-Lessee, CIROR or ATOR (i) shall commence a voluntary Insolvency Proceeding, (ii) shall seek the appointment of a trustee, receiver, liquidator, sequestrator, custodian or other similar official of the Lessee, the Co-Lessee, CIROR or ATOR, or any substantial part of such Person=s property, (iii) shall acquies in or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceedin commenced against it, (iv) shall make a general assignment for the benefit of creditors, or (v) shall fail generally to pay its undispute debts as they become due; or

(f) an involuntary Insolvency Proceeding shall be commenced agains the Lessee, the Co-Lessee, CIROR or ATOR seeking liquidation, reorganization or other relief with respect to such Person or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidato assignee, sequestrator, custodian or other similar official of it or a substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety
(90)  consecutive days; or

(g) the Guaranty shall for any reason become invalid, not binding unenforceable or repudiated in any manner by the Guarantor thereunder) or

(h) the Lessee's or Co-Lessee's default under or failure to comply with any term or provision of any other lease agreement, participation agreement or any other agreement or undertaking in connection with a lease financing (not including any such financing provided by any Affiliate of Lessee or Lucent other than Cirrus) relating to equipment located at the Orlando Facility as a result of which the lessor thereunder or any assignee of such lessor would have the right to exercise remedies thereunder; or

(i) (i) the Lessee shall be dissolved or terminated or (ii) the Co-Lessee, CIROR, ATOR or Lucent shall determine to dissolve the Lesse or (iii) either Co-Lessee or Lucent shall not continue, directly or indirectly, to maintain its respective interest in the Lessee or the respective partners thereof.

SECTION XV.2  Certain Rights of Lucent.

(a) In the event of any default by the Lessee Parties in the payme of any installment of Basic Rent and subject to Section 15.4 hereof, Lucent may, without consent of any Lessor Party, pay the sum equal to the amount of all, but not less than all, of such Basic Rent (includin interest at the Overdue Rate) as shall then be due and payable.

(b) In the event of any default by the Lessee Parties or the Guarantor in any obligation under the Operative Documents other tha the payment of Basic Rent, if such default can be remedied by the payme of money alone, Lucent may, subject to Section 15.4 hereof, perform suc obligation on behalf of the Lessee Parties or the Guarantor.

(c) Solely for the purpose of determining whether there exists a Termination Event, (i) any payment by Lucent, pursuant to, and in compliance with, paragraph (a) of this Section 15.2 shall be deemed to remedy any Termination Event by the Lessee Parties in the payment of installments of Basic Rent theretofore due and payable and (ii) any performance by Lucent of any obligation of either Lessee Party under th Lease pursuant to, and in compliance with, paragraph (b) of this Secti
15.2 shall be deemed to remedy any Termination Event to the same exten that like performance by the Lessee or, as the case may be, the Co-Lessee itself would have remedied such Termination Event (but any such payment or performance shall not relieve the Lessee Parties of their du to pay all Rent and the Lessee Parties to perform all of their respective obligations pursuant to the Lease).

(d) If, on the basis specified in paragraph (c) of this Section 15.2, such Termination Event shall have been remedied, then any declaration pursuant to Article XVI hereof that the Lease is in default based upon such Termination Event, shall be deemed to be rescinded; provided, that until this Lease has terminated or the obligations of th Lessee Parties hereunder have been satisfied, Lucent shall not attempt recover any such amount paid by it on behalf of the Lessee Parties pursuant to this Section 15.2; provided, further, that

(i) this Section 15.2 shall not apply with respect to any default the payment of Basic Rent, if such cure by Lucent shall have been effected with respect to (A) each of the two Rent Payment Dates immediately preceding the date of such default or (B) more than four aggregate Rent Payment Dates; provided that, when aggregated with any cures effected by the Owner Trustee or the Owner Participant pursuant t
Section 4.03 of the Indenture, no such cures shall have been effected with respect to (1) each of the three Basic Rent payment dates immediately preceding the date of such default or (2) more than six Basic Rent payment dates, and

(ii)    Lucent shall not be entitled to cure other
Termination Events if the aggregate unreimbursed amount of such cures made by Lucent pursuant to this Section 15.2 and by the Owner Participa and the Owner Trustee pursuant to Section 4.03 of the Indenture exceeds in the aggregate $8,000,000.

(iii) Lucent shall not (without the prior written consent of the Super-Majority in Interest of Noteholders and the Owner Participant or if the Indenture shall have been discharged, the prior written consent of the Owner Participant) have the right to cure any Incipient Termination Event or Termination Event except as specified in this
Section 15.2.

SECTION XV.3 Additional Rights of Lucent. Upon the occurrence of an Incipient Termination Event or a Termination Event not waived by Lesso and subject to Section 15.4 hereof, Lucent shall have the following rights in addition to those specified in Section 15.2 hereof:

(a) Lucent shall have the right (but not the obligation), to assum all (and not less than all) the obligations of the Lessee Parties unde this Lease and the other Operative Documents to which the Lessee Parti are parties (other than the Guaranty) provided that the following conditions are met:

(i) at the time Lucent enters into such assumption, Lucent's senio unsecured debt obligations are rated at least Investment Grade;

(ii) the agreement evidencing such assumption shall be in form and substance satisfactory to the Lessor and the Indenture Trustee and sha constitute a full recourse obligation of Lucent;

(iii) Lucent shall, prior to or simultaneously with such assumption, have cured all Incipient Termination Events and Termination Events the existing, provided that such cure shall not be required if


(A) such Termination Event or Incipient Termination Event is not capable of cure by Lucent, and

(B)     the continuation of the circumstances
underlying such uncurable Termination Event or Incipient Termination Event does not remain material and adverse to the interests of the Less Parties after such assumption.

It is understood and agreed that the Termination Events under Section 15.1(g) or (i) or Termination Events arising solely from the bankruptcy insolvency or other adverse financial condition of the Co-Lessee (including any bankruptcy of Lessee) shall not be considered Terminati Events or Incipient Termination Events, as the case may be, the continuation of which shall remain so material and adverse within the meaning of clause (B) above; and

(iv) Lucent shall have provided an opinion of counsel reasonably satisfactory to the Lessor and the Indenture Trustee to the effect tha such assumption has been duly authorized, executed and delivered by Lucent and constitutes the legal, valid and binding obligation of Luce enforceable in accordance with its terms and as to such other matters may be reasonably requested by the Lessor or the Indenture Trustee.

(b) Lucent shall have the right (but not the obligation) to purcha all, but not less than all, Items of Equipment at a purchase price equ to the sum of (i) the greater of (A) the aggregate Casualty Value of t Items of Equipment as of the immediately preceding Determination Date and (B) the aggregate Fair Market Sales Values of the Items of Equipme plus (ii) Accrued Basic Rent to the date of such purchase plus (iii) t Make Whole Premium Amount payable with respect to the Notes pursuant t
Section 2.14(d) of the Indenture plus (iv) all other amounts then due and owing by the Lessee Parties under the Operative Documents (includi interest at the Overdue Rate on any such amounts not paid when due fro the due date thereof to the date of purchase). Upon payment by Lucent of all amounts described above to the Indenture Trustee, so long as th Indenture Trustee has not been discharged in accordance with its terms and thereafter the Lessor, (A) the Lessor shall transfer the Items of Equipment to Lucent on an "as is", "where is" basis without representation or warranty of any kind (except as to the Lessor's ability and authority to conduct the transaction and transfer title to such Items free and clear of Owner Participant Liens and Lessor Liens) and (B) this Lease shall terminate.

SECTION XV.4 Restrictions on Exercise of Rights. Lucent's rights in respect of any event under Sections 15.2 and 15.3 hereof and to make a payments required thereby shall terminate (i) in the case of an event described in Section 15.2(a), five (5) Business Days after such event has become a Termination Event, and (ii) in the case of any other event 60 days after such event has become a Termination Event. Notwithstanding anything to the contrary in Sections 15.2 and 15.3, Lucent shall not be entitled to any rights under such Sections unless Lucent shall (if so requested by Lessor or any Participant) deliver th certificate of a Designated Officer certifying that the subject Termination Event or Incipient Termination Event was not caused by Lucent for the purpose of creating such rights (together with an incumbency certificate in respect of such Designated Officer and, unle such Designated Officer is the Chief Executive Officer or Chief Operating Officer of Lucent, evidence that a copy of such certificate has been provided to one of such officers).

SECTION XV.5 Lease Event of Default. The following shall constitute Lease Event of Default: a Termination Event shall have occurred and be continuing and either (a) Lucent has given notice to the Lessor and th Indenture Trustee that it will not exercise its applicable rights unde
Section 15.2 or 15.3 hereof with respect to such Termination Event, (b the applicable time periods specified in Section 15.4 hereof shall hav elapsed without the exercise by Lucent of its applicable rights under Sections 15.2 and 15.3 hereof as provided in, and subject to the conditions of, such Sections, it being understood that "exercise" mean the payment in full of all amounts required to be paid thereunder and the execution of all documentation required thereby or (c) Lessee shal continue to operate all or any portion of the Equipment and Lessee (or Lucent) shall not upon demand have paid to Lessor in respect thereof a amount equal to the product of (i) the average daily Basic Rent during the Base Term multiplied by (ii) sixty (60).


        ARTICLE XVI

        Remedies

SECTION XVI.1 Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee Parties, declare this Lease to be in default; provided, that upon the occurrence of a Termination Event described in Section 15.1(e) or (f) with respect to the Lessee Parties which has become a Lease Event of Default in accordance with Section 15.5, this Lease shall automaticall be in default without notice thereof to the Lessee Parties, and at any time thereafter the Lessor may do one or more of the following with respect to each Item of Equipment as the Lessor in its sole discretion shall elect, to the full extent permitted by Applicable Law:

(a) The Lessor may, by notice to the Lessee Parties, terminate this Lease.

(b) The Lessor may (i) make written demand that the Lessee Parties and the Lessee Parties shall, at the Co-Lessee's expense, return all Items of Equipment to the Lessor in the manner and condition required
Article IX as if such Items of Equipment were being returned at the en of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee Parties for any costs and expenses incurred by the Lessee Parties in connection therewith or (ii) at the Co-Lessee expense, but subject to the Clean Room Operating Procedures and to the procedures set forth below, within six (6) months (provided, that such period shall be tolled upon the occurrence and during the continuation any automatic stay under Section 362 of the Bankruptcy Code or any comparable provision of other Applicable Law which shall affect Lessor' right to repossess any of the Equipment) after the occurrence of such Lease Event of Default, enter upon the site where such Items of Equipment are located and take immediate possession of any or all of such Items of Equipment or any part thereof (to the exclusion of the Lessee Parties) and remove such Items of Equipment from the site witho liability accruing to the Lessor for or by reason of such entry or taking of possession or removal, and the Lessee hereby grants to the Lessor such access to the facilities of the Lessee where the Items of Equipment are or may be located (including, without limitation, any Aclean room@) as may be necessary for the Lessor properly to package a prepare the Items of Equipment for removal. During the existence and continuation of any Lease Event of Default, the Lessee Parties shall cause the Equipment to be operated or not to be operated as may be agreed with the Lessor, the Lessee Parties shall cooperate with the Lessor in effecting an orderly disposition of the Equipment and Lessor shall not be entitled to remove Equipment other than in connection wit a reasonable orderly progression of dismantlement set out and agreed t
by the Lessor and effectuated by the Lessee Parties.   If the Lessor
shall not have taken any action to exercise any right set forth in the first sentence of this Section 16.1(b) with respect to any Equipment within six (6) months (provided, that such period shall be tolled upon the occurrence and during the continuation of any automatic stay under
Section 362 of the Bankruptcy Code or any comparable provision of other Applicable Law which shall affect any of the Equipment) after the occurrence of such Lease Event of Default, the Lessor shall be deemed t have abandoned such Equipment, such Equipment shall become the propert of Lessee and Lessor shall have no obligation or liability in respect
thereof. (c)     The Lessor (whether or not the Lessor shall have
exercised or shall thereafter at any time exercise its rights under paragraphs (b) and (d) of this Section 16.1), by notice to the Lessee Parties specifying a payment date not earlier than ten (10) days nor more than thirty (30) days from the date of such notice, may require t Co-Lessee to pay to the Lessor and the Co-Lessee hereby agrees that it will pay to the Lessor, on the payment date specified in such notice, which date shall be a date on which monthly Casualty Values are determined (the ADetermination Date@), as liquidated damages for loss a bargain, and not as a penalty, and in lieu of any further payments o Basic Rent and Renewal Rent hereunder in respect of the Items of Equipment specified by Lessor (which may be all or only part of such Items), an amount (reduced by any amounts previously paid by the Co-Lessee pursuant to paragraph (e) below in respect of such Items) equal to the sum of (i) all unpaid Accrued Basic Rent as of the Determination Date, plus (ii) an amount equal to the Casualty Value fo all such Items calculated as of the Determination Date, together with interest, if any, at the Overdue Rate on the amount of such Accrued Basic Rent and Casualty Value from the Determination Date as of which Accrued Basic Rent and Casualty Value is computed until the date of actual payment; and upon such payment of liquidated damages and all other Rent then due and payable hereunder, the Lessor shall transfer al such Items of Equipment (without any representation, recourse or warran whatsoever other than the ability and authority of the Lessor to condu such transfer and convey title to such Items free and clear of Owner
Participant Liens and Lessor Liens) to the Lessee Parties and the Lesso shall execute and deliver such documents evidencing such transfer and take such further action as the Co-Lessee shall reasonably request.

(d) The Lessor or any agent may sell any Item of Equipment at publ or private sale, as the Lessor may determine, or may otherwise dispose of, hold, use, operate, lease (whether for a period greater or less th the balance of what would have been the Base Term or any Renewal Term, as the case may be) to any third party or keep idle such Item of Equipment, all on such terms and conditions and at such place or place as the Lessor may determine in its sole discretion and free and clear all rights of the Lessee Parties and without any duty to account to the Lessee Parties with respect to such action or inaction or any proceeds with respect thereto except as hereinafter set forth in this Section
16.1. If the Lessor shall have effected a disposition for value of an such Item of Equipment pursuant to this paragraph (d) (and prior there shall not have exercised its rights under paragraph (e) below with respect to such Item unless the Lessor has not been paid thereunder an has rescinded such exercise), the Lessor may demand that the Co-Lessee pay the Lessor on a Determination Date, and the Co-Lessee hereby agree to pay to the Lessor, as liquidated damages for the loss of a bargain and not as a penalty, in lieu of all Basic Rent and Renewal Rent with respect to such Item of Equipment due after the date on which such disposition shall occur, an amount equal to the sum of (A) all unpaid Accrued Basic Rent as of such Determination Date, plus (B) the amount, if any, by which the Casualty Value of such Item of Equipment, compute as of the Determination Date, shall exceed the net proceeds of such disposition plus (C) interest at the Overdue Rate on the amount of suc Accrued Basic Rent and deficiency from the Determination Date as of which the Casualty Value shall have been computed until the date of actual payment plus (D) all other Rent then due and payable hereunder.

(e) Whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (d) above with respect to an Item of Equipment, the Lessor may, at any time prior to the time that such Item of Equipment shall have been transferr to the Lessee Parties pursuant to paragraph (c) above or sold by the Lessor pursuant to paragraph (d) above, demand that the Co-Lessee pay the Lessor, and the Co-Lessee hereby agrees to pay to the Lessor on th first Business Day occurring at least ten (10) days after, in the case of clause (A) or (B) below, the determination of the Fair Market Sales Value or Fair Market Rental Value, as the case may be, or in the case clause (C) below, the later of the date of such demand and the date of determination of the amount due thereunder, as liquidated damages for loss of a bargain and not as a penalty (in lieu of all payments of Bas Rent becoming due after the payment date), an amount with respect to each specified Item of Equipment equal to the sum of (i) all unpaid Accrued Basic Rent with respect to such Item due as of the relevant da set forth above plus (ii) whichever of the following amounts the Lesso in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the scheduled payment date to the date of actual payment): (A) an amount equal to the excess if any, of the Casualty Value for such Item, computed as of the Rent Payment Date next preceding the date on which such payment is due, ove the Fair Market Rental Value of such Item of Equipment for the remaind of the Base Term or the Renewal Term, as the case may be, after discounting such Fair Market Rental Value semiannually (effective on t Rent Payment Dates) to present worth as of the scheduled payment date the Debt Rate, or if no Notes shall be outstanding, the Reference Rate or (B) an amount equal to the excess, if any, of the Casualty Value fo such Item of Equipment as of such Rent Payment Date over the Fair Mark Sales Value of such Item of Equipment, or (C) an amount equal to the excess of (1) the present value as of such Rent Payment Date specified in such notice of all installments of Basic Rent with respect to such Item until the end of the Base Term (or the Renewal Term, as the case may be, if such demand for payment is made during a Renewal Term), discounting semi-annually at the applicable rate specified in clause
(A), over (2) the present value as of such Rent Payment Date of the Fa Market Rental Value of such Item of Equipment until the end of the Bas Term or the Renewal Term, as the case may be, discounted semi-annually at such applicable rate, plus (iii) all other Rent then due and payabl hereunder.

(f) The Lessor may exercise any other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breac hereof or to rescind this Lease.

For the avoidance of doubt, it is understood that Lessor may exercise one or more remedies in respect of some Items of Equipment and one or more other remedies in respect of other Items of Equipment, and that t total amounts specified to be paid by Co-Lessee under this Section 16. shall be aggregate amounts determined by adding the specified amounts individually determined in the case of each Item of Equipment.

No termination of this Lease, in whole or in part, or exercise of any remedy under this Article XVI shall, except as specifically provided herein, relieve the Lessee Parties of any of their liabilities and obligations hereunder, all of which then outstanding shall survive suc termination, repossession or exercise of remedy. In addition, the Co-Lessee shall be liable for any and all unpaid Supplemental Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all Fees and Expenses and other costs and expenses incurred by any Lessor Party by reason of the occurrence of any Termination Event or Lease Event of Default or the exercise of the
remedies of the Lessor with respect thereto.   At any sale of any Item
Equipment or any part thereof pursuant to this Article XVI, any Lessor Party may bid for and purchase such property.

SECTION XVI.2 Lessor Rights. To the fullest extent permitted by Applicable Law, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, equity or by statute, and each and every right, power and remedy wheth specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of an power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair an such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee Parties or to be an acquiescence therein. No express or implied waiver by the Lessor of any Lease Even of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

SECTION XVI.3 Exercise of Other Rights or Remedies. In addition to a rights and remedies provided in this Article XVI, the Lessor may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.


        ARTICLE XVII

        Right to Perform for Lessee

SECTION XVII.1 Right To Perform. If the Lessee Parties or either of them shall fail to make any payment of Rent required to be made by the hereunder or shall fail to perform or comply with any of their other agreements contained herein or in any other Operative Document or in an other agreement entered into in connection therewith, the Lessor or Lucent may (but shall have no duty to do so) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all expenses of the Lessor (including Fees and Expenses) incurred in connection with such payment or the performance or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Ren payable by the Lessee Parties upon demand. This Section 17.1 is not, however, intended in any way (a) as between the Owner Participant and the Lessor, on the one hand, and the Indenture Trustee and the Lenders on the other hand, to expand or otherwise vary the cure rights of the Owner Participant and the Lessor as set forth in Section 4.03 of the Indenture, or the limitations on the exercise thereof therein set fort or (b) as between the Lessor Parties, on the one hand, and Lucent, on the other hand, to expand or otherwise vary the cure rights of Lucent set forth in Sections 15.2 and 15.3 hereof, or the limitations on exercise thereof herein set forth. Further, no such payment or performance by the Lessor shall be deemed to waive any Lease Event of Default or relieve the Lessee Parties of their respective obligations hereunder.

SECTION XVII.2 Lessor is Lessee Parties' Agent and Attorney. Without in any way limiting the obligations of the Lessee Parties or the Lesso hereunder, the Lessee Parties hereby irrevocably appoint the Lessor as their agent and attorney-in-fact hereunder, with full power of substitution and authority solely to the extent necessary to permit the Lessor, at any time at which the Lessee Parties are obligated to delive any Item of Equipment to the Lessor, to demand and take such Item of Equipment in the name and on behalf of the Lessee Parties from whomsoever shall be in control thereof at that time.


        ARTICLE XVIII

        Renewal Options

SECTION XVIII.1  Renewal Notice.

(a) Not less than one hundred eighty (180) days before expiration the Base Term (the "Renewal Notice Date"), the Lessee may deliver to t Lessor a notice of the Lessee's election to renew this Lease in respec of all, but not less than all, Items of Equipment for a single renewal period of two (2) years (or such other period of time as the Lessor an the Lessee shall mutually agree) (the "Renewal Term").

(b) The Lessee Parties shall pay Rent (the "Renewal Rent") during the Renewal Term equal to the aggregate Fair Market Rental Value of su Items of Equipment, determined as set forth in Section 18.2, but not less than (on an annual basis) 50% of average annual Basic Rent during the Base Term for such Items of Equipment.

(c) In the event the Lessee elects to renew this Lease, the Renewal Term for the Equipment will commence on the day immediately following the expiration of the Base Term and continue unti the end of the Renewal Term.

(d) The notice of the Lessee to renew shall be irrevocable and the option to renew this Lease shall expire if the Less does not deliver a renewal notice by the Renewal Notice Date.

(e) Notwithstanding the foregoing, the Lessee shall have no right to renew this Lease if (i) any Lease Event of Default, Incipie Termination Event or Termination Event exists on the Renewal Notice Date or the commencement of such Renewal Term or (ii) the Lessee has already given irrevocable notice pursuant to Article XI or XIX to purch such Items of Equipment.

SECTION XVIII.2 Lease Supplement; Renewal Rent. At the end of the expiration of the Base Term for the Equipment, if the Lessee sha have elected to renew this Lease with regard to the Equipment, the Less and the Lessor shall execute a Lease Supplement with the applicable Schedule of Equipment specifying the Renewal Rent and Casualty Values with respect to each Item; provided, however, that the Lessee shall be obligated to pay Renewal Rent at the Fair Market Rental Value (but not less than (an annual basis) 50% of the average annual amount of Basic R during the Base Term for each such Item of Equipment) for the Renewal Term or, if such Fair Market Rental Value has not yet been established, the rate in effect immediately prior to the commencement of the Renewal Term even if a Lease Supplement is not executed. Casualty Values for each Item of Equipment during the Renewal Term shall be equal to the greater of the Casualty Value and the Fair Market Sales Value for each such Item on the last day of the Base Term.

SECTION XVIII.3  Determination of Fair Market Rental Value.   The Fair
Market Rental Value and Fair Market Sales Value for each Item of Equipment during such Renewal Term, shall be mutually agreed by the Lessor and the Lessee or, failing such agreement, determined by the Appraisal Procedure, in either case determined at least sixty (60) Business Days prior to commencement of such Renewal Term. Renewal Ren shall be payable in semi-annual installments in arrears. All other terms of this Lease and the other Operative Documents shall continue i full force and effect during each such Renewal Term in accordance with the provisions hereof and thereof.


        ARTICLE XIX

        Purchase Options

SECTION XIX.1  Purchase Notice.

(a) Not more than three hundred sixty (360) days nor less than one hundred eighty (180) days before expiration of the Lease Term (the "Purchase Notice Date"), the Lessee may deliver to the Lessor a notice of the Lessee's election to purchase all, but not less than al Items of Equipment at a purchase price equal to the aggregate Fair Mark Sales Value of such Items of Equipment, calculated as of the end of the Lease Term.

(b) The notice of the Lessee to purchase all Items of Equipment shall be irrevocable and the option to purchase shall expire the Lessee does not deliver a purchase notice before the Purchase Notic Date.

(c) Notwithstanding the foregoing, the Lessee shall have no right to purchase the Equipment if (i) any Lease Event of Default, Incipient Termination Event or Termination Event exists on the Purchase Notice Date or any Lease Event of Default, Incipient Termination Event Termination Event arising under Section 15.1(a) hereof exists on the purchase date or (ii) the Lessee has already given irrevocable notice pursuant to Article XVIII to renew this Lease.

SECTION XIX.2 Transfer of Item. At the expiration of the Lease Term, if the Lessee shall have elected to purchase the Items of Equipment pursuant to Section 19.1 hereof and shall have paid all Rent then due a payable hereunder, the Lessor shall transfer (without any representatio recourse or warranty whatsoever except as to the ability and authority the Lessor to conduct such transfer and convey title to such Items free and clear of Lessor Liens) all such Items of Equipment to the Lessee against payment by the Lessee of the purchase price in immediately available funds and the Lessor shall execute and deliver such document evidencing such transfer and take such further action as the Lessee shall reasonably request.

SECTION XIX.3 Determination of Fair Market Sales Value. In the event the Lessee elects to purchase the Equipment under this Article XIX, the Fair Market Sales Value of each Item of Equipment shall be mutually agreed to by the Lessee and the Lessor or, failing such agreement, determined in accordance with the Appraisal Procedure, in either case determined at least sixty (60) Business Days prior to the end of the Lease Term.


        ARTICLE XX

        Further Assurances

SECTION XX.1 Further Action by Lessee. The Lessee Parties, at the Co-Lessee's expense, shall promptly and duly execute and deliver to ea of the Lessor Parties such documents and assurances and take such further action as the Lessor (and, for so long as the Indenture shall b in effect, the Indenture Trustee) may from time to time reasonably request in order to carry out more effectively the intent and purpose this Lease and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor hereunder and thereunder, to establish, perfect an maintain the right, title and interest of the Lessor in and to the Ite of Equipment and the Lien and security interest in the Trust Indenture Estate provided for in the Indenture, subject to no Lien other than Permitted Liens, including, if reasonably requested by any of the Less Parties, the recording or filing of counterparts or appropriate memoranda hereof, or of such financing statements or other documents with respect to the Equipment and the Lessor agrees to execute and deliver promptly such of the foregoing financing statements or other documents as may require execution by the Lessor. The Lessee Parties agree to cause the timely execution, delivery and filing of continuatio statements as to the financing statements theretofore filed so as to preserve the security interest in the Trust Indenture Estate. To the extent permitted by Applicable Law, the Lessee Parties hereby authoriz any such financing statements to be filed without the necessity of the signature of the Lessee Parties or copies of this Lease to be filed in lieu of any such financing statements, without the necessity of notice to the Lessee Parties.

SECTION XX.2 Notice of Lease Event of Default and Termination Event. Promptly after learning of the occurrence or existence of any Lease Event of Default, Incipient Termination Event or Termination Event, th Lessee Parties shall so notify the Lessor and, for so long as the Indenture shall be in effect, the Indenture Trustee and set forth in reasonable detail the circumstances surrounding such Lease Event of Default, Incipient Termination Event or Termination Event and shall specify what actions the Lessee Parties have taken or intend to take to cure such Lease Event of Default, Incipient Termination Event or Termination Event.

SECTION XX.3 Information Regarding Items. The Lessee Parties shall promptly furnish the Lessor and, for so long as the Indenture shall be in effect, the Indenture Trustee information at such times and in such format as is regularly produced by the Lessee concerning the condition, maintenance and use of the Items of Equipment as the Lessor or the Indenture Trustee may reasonably request.


        ARTICLE XXI

 Trust Indenture Estate as Security for Lessor's Obligations to Lenders

SECTION XXI.1 Assignment to Indenture Trustee. In order to secure th indebtedness evidenced by the Notes issued or to be issued by the Less pursuant to the Indenture, the Indenture, among other things, provides for the assignment (to the extent provided therein) by the Lessor to t Indenture Trustee of its right, title and interest to the Equipment, th Guaranty and this Lease and for the creation of a Lien and security interest in favor of the Indenture Trustee for the benefit of the holders of the Notes in and to the Trust Indenture Estate as described in the Granting Clauses of the Indenture. The Lessee Parties hereby ( acknowledge and consent to such assignment pursuant to the terms of th Indenture and (b) agree to pay directly to the Indenture Trustee all amounts of Rent (other than Excluded Payments) due to the Lessor hereunder or under any other Operative Document that shall be required to be paid to the Indenture Trustee pursuant to the Indenture or any other Operative Document. Any payment by the Lessee Parties to the Indenture Trustee, as aforesaid, of any amount payable hereunder shall constitute payment of such amount for all purposes of this Lease. The Lessee Parties agree that the right of the Indenture Trustee to receiv such payments hereunder shall not be subject to any defense, counterclaim, set-off or other right or defense or claim which the Lessee Parties may be able to assert against the Lessor or any other Person in an action brought on this Lease. Without limiting the generality of the foregoing, unless and until the Lessee Parties shall have received written notice from the Indenture Trustee that the Indenture has been discharged, subject to the provisions of Section 6. of the Indenture, the Lessee Parties hereby agree that the Indenture Trustee shall have the right to exercise the rights of the Lessor unde this Lease to give consents, approvals, waivers, notices or the like, make elections, demands or the like and to take any other discretionar action under this Lease as though named as the Lessor herein and, exce as specifically permitted by said Section 6.10, no amendment or modification of, or waiver by or consent of the Lessor in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent theret
 Notwithstanding such assignment of this Lease and the Guaranty, the obligations of the Lessor to the Lessee Parties to perform the terms an conditions of this Lease in accordance with the terms hereof shall rema in full force and effect.

        ARTICLE XXII

        Insurance

SECTION XXII.1  Insurance.

(a) Obligation to Insure. The Lessee Parties shall at all times carry and maintain, at their expense and with insurers rated A- or better by A.M. Best, (i) "all-risk" property insurance on the Equipment including, without limitation, flood, earthquake, windstorm and boiler and machinery perils in a minimum amount equal to the Casualty Value thereof, (ii) commercial general liability insurance including, withou limitation, broad form property damage, bodily injury, premise and operations, blanket contractual for oral and written contracts, sudden and accidental pollution caused by a hostile fire and products/complet operations in accordance with industry standards, and (iii) in the cas of the Co-Lessee, business interruption insurance in accordance with industry standards.

(b) Terms of Insurance Policies. Any insurance policies carried i accordance with Section 22.1(a) hereof covering the Equipment, and any policies taken out in substitution or replacement for any such policie as applicable, (i) shall name the Indenture Trustee as sole loss payee in the case of property insurance, (ii) shall name the Lessor Parties a additional insureds (the AAdditional Insureds@) in the case of liabilit insurance, (iii) may provide for self-insurance to the extent permitted in Section 22.1(c) hereof, (iv) shall be primary without any right of contribution from any other insurance which is carried by or may be available to protect the Additional Insureds, (v) shall expressly provi that with respect to liability policies all of the provisions thereof, except the limits of insurer=s total liability set forth in each such policy, shall operate in the same manner as if a separate policy cover each insured, (vi) shall provide that in respect of the Additional Insureds= interest in such policies the insurance shall not be invalidated by any action or inaction of the Lessee Parties and shall insure the respective interests of the Additional Insureds regardless any breach or violation by the Lessee Parties of any warranty, declaration or condition contained in such policy, (vii) shall provide that the Additional Insureds are not liable for any insurance premiums
(viii) shall provide that if the insurers cancel such insurance for an reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of any Additional Insured (or the successors and assigns), or if such insurance lapses, such cancellatio change or lapse shall not be effective as to the Additional Insureds (
their successors and assigns) for thirty (30) days after receipt by th Additional Insureds (or their successor and assigns) of written notice by such insurers of such cancellation, change or lapse, (ix) shall require the insurers to waive any rights of subrogation, set-off or counterclaim against any Additional Insured, and (x) shall otherwise contain terms and conditions, including without limitation, the paymen of deductible in connection with any such insurance, that are reasonab satisfactory to the Lessor Parties.

(c) Self-Insurance by Lessee. The Lessee may self-insure under a program applicable to all equipment operated by the Lessee at the Orlando Facility, but in no case shall the self-insurance with respect to the Equipment exceed $1,500,000 for any twelve-month policy year.

(d) Reports, Notices, Etc. The Lessee Parties shall provide to th Lessor and the Indenture Trustee on the First Funding Date and thereafter annually and on or before the expiration or any modification of the Lessee Parties' relevant insurance policies (i) no-default insurance certificates and (ii) a signed report of an insurance broker reasonably acceptable in form and substance to the Lessor and the Indenture Trustee, stating in reasonable detail the types of coverage and limits carried and maintained on the Equipment and certifying that such insurance complies with the terms and conditions of this Lease. The Lessee Parties will cause such insurance broker to advise the Less Parties in writing promptly of any default in the payment of any premi and of any other act or omission on the part of any Lessee Party or an Affiliate thereof of which it has knowledge and which might invalidate cause cancellation of or render unenforceable all or any part of any insurance carried by any Lessee Party with respect to the Equipment or any Item thereof.

        ARTICLE XXIII

        Owner Trustee; Owner Participant

SECTION XXIII.1 Successor Trustee; Co-Trustee. In the case of the appointment of any successor trustee pursuant to the terms of the Trust Agreement, such successor trustee (in its capacity as Owner Trustee on behalf of the Owner Trust) shall, upon written notice by such successor trustee to the Lessee Parties, succeed to all the rights, duties, power obligations and title of the Lessor hereunder and under the other Operative Documents and shall be deemed to be the Lessor and the legal owner (in each case, on behalf of the Owner Trust) of the Equipment fo all purposes hereof and each reference herein and in the Operative Documents to the ALessor@ shall mean any such successor trustee. The Lessor or any successor trustee from time to time serving as the Lesso hereunder may from time to time appoint one or more co-trustees or separate trustees pursuant to the terms of the Trust Agreement to exercise or hold any of or all the rights, powers and title of the Lessor hereunder. No such appointment of any successor trustee, co-trustee or separate trustee shall require any consent or approval b the Lessee Parties or shall in any way alter the terms of this Lease o the obligations of the Lessee Parties or the Lessor hereunder. The appointment of one successor trustee, co-trustee or separate trustee shall not exhaust the right to appoint further successor trustees, co-trustees and separate trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly so long as this Lease may be in effect.

        ARTICLE XXIV

        Limitation of Liability to the Lessee, ATOR or Lucent

SECTION XXIV.1  Limitations of Liability.
NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE,
ANY OTHER OPERATIVE DOCUMENT OR APPLICABLE LAW,
NEITHER THE LESSOR NOR THE INDENTURE TRUSTEE NOR
ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, SHALL
HAVE ANY CLAIM, REMEDY OR RIGHT TO PROCEED AGAINST
THE LESSEE, LUCENT, ATOR OR ANY OF THEIR RESPECTIVE
OFFICERS, EMPLOYEES OR DIRECTORS, WHETHER BY VIRTUE
OF ANY CONSTITUTIONAL PROVISION, STATUTE OR RULE OF
LAW OR BY ENFORCEMENT OF ANY PENALTY OR
ASSESSMENT OR OTHERWISE, FOR THE PAYMENT OF ANY
SUM OWING ON ACCOUNT OF THE OBLIGATIONS SET FORTH
HEREIN, INCLUDING ANY DEFICIENCY, OR FOR THE PAYMENT
OF ANY LIABILITY RESULTING FROM THE BREACH OF ANY
REPRESENTATION, AGREEMENT OR WARRANTY OF ANY
NATURE WHATSOEVER IN THIS LEASE OR ANY OTHER
OPERATIVE DOCUMENTS TO WHICH THE LESSEE IS A PARTY
FROM ANY SOURCE OTHER THAN THE EQUIPMENT AND
DIRECTLY-RELATED ASSETS.  EACH OF THE LESSOR AND THE
INDENTURE TRUSTEE HEREBY WAIVES AND RELEASES ANY
PERSONAL LIABILITY OF THE LESSEE, LUCENT, ATOR AND
THEIR RESPECTIVE OFFICERS, EMPLOYEES AND DIRECTORS
FOR AND ON ACCOUNT OF SUCH LIABILITY, AND THE LESSOR
AGREES TO LOOK SOLELY TO THE EQUIPMENT AND THE
DIRECTLY-RELATED ASSETS FOR THE SATISFACTION OF SUCH
LIABILITY; PROVIDED, NOTHING HEREIN CONTAINED SHALL
LIMIT, RESTRICT OR IMPAIR THE RIGHTS OF THE LESSOR OR
THE INDENTURE TRUSTEE, AS THE CASE MAY BE, (a) TO
EXERCISE REMEDIES UPON A LEASE EVENT OF DEFAULT AS
PROVIDED FOR IN THIS LEASE, (b) TO BRING SUIT AND OBTAIN
A JUDGMENT AGAINST THE LESSEE, ATOR, LUCENT OR ANY
OF THEIR RESPECTIVE OFFICERS, EMPLOYEES OR DIRECTORS
(PROVIDED EXECUTION THEREOF SHALL BE LIMITED TO THE
EQUIPMENT AND DIRECTLY-RELATED ASSETS UNLESS
LESSEE IS UNWILLING OR UNABLE, EXCEPT BY REASON OF AN
AUTOMATIC STAY UNDER THE BANKRUPTCY CODE OR ANY
COMPARABLE PROVISION OF APPLICABLE LAW, TO
SPECIFICALLY PERFORM LESSEE'S OBLIGATIONS TO RETURN
THE EQUIPMENT OR ANY ITEM THEREOF WHEN REQUIRED, IN
WHICH EVENT LESSEE SHALL BE LIABLE FOR THE FAIR
MARKET SALES VALUE THEREOF), (c) TO EXERCISE ALL
RIGHTS AND REMEDIES PROVIDED UNDER THIS LEASE WITH
RESPECT TO THE EQUIPMENT AND DIRECTLY-RELATED
ASSETS OR OTHERWISE REALIZE UPON THE EQUIPMENT AND
DIRECTLY-RELATED ASSETS, OR (d) TO LIMIT OR OTHERWISE
AFFECT ANY LIABILITIES OF LUCENT, ATOR AND THEIR
RESPECTIVE AFFILIATES FOR AMOUNTS PAYABLE IN
CONNECTION WITH SELF INSURANCE PROVIDED BY SUCH
ENTITIES.  IT IS FURTHER UNDERSTOOD THAT NOTHING
HEREIN CONTAINED SHALL LIMIT, RESTRICT OR IMPAIR THE
RIGHTS OF THE OWNER TRUSTEE OR THE INDENTURE
TRUSTEE, AS THE CASE MAY BE, TO ENFORCE THE
OBLIGATIONS OF THE CO-LESSEE OR CIROR UNDER THIS
LEASE, THE GUARANTY AND THE OTHER OPERATIVE
DOCUMENTS TO WHICH IT IS A PARTY.

        ARTICLE XXV

Confidentiality

SECTION XXV.1 Confidentiality. The Lessor Parties agree to take norm and reasonable precautions in accordance with their normal procedures and exercise due care to maintain the confidentiality of all written information relating to the Lessee Parties and their respective Affiliates, which has been identified in writing as "confidential" by t Lessee Parties, and neither the Lessor Parties nor any of their Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Lease; except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Lessor Parties, or (b) was or becomes available on a non-confidential basis from a source other than the Lessee Parties; provided, that such source is not bound by a confidentiality agreement with either of the Lessee Parties known to the Lessor Parties; and provided, further, tha any Lessor Party may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which suc Lessor Party is subject or in connection with an examination of such Lessor Party by any such Governmental Authority including, without limitation, the National Association of Insurance Commissioners and an other industry regulators, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provision of any Applicable Law, (iv) to each Lessor Party's independent auditor and other professional advisors and (v) to any Person and in any proceeding necessary in any Lessor Party's judgment to protect such Lessor Party's interests in connection with any claim or dispute involving the Lessor Party. Notwithstanding the foregoing, the Lesse Parties authorize the Lessor Parties to disclose to any participant or assignee or purchaser of Equipment (each, a "Transferee"), to any prospective Transferee and to any Affiliate, such financial and other information in the Lessor Parties' possession concerning the Lessee Parties or their respective Affiliates which has been delivered to the Lessor Parties pursuant to this Lease or the Participation Agreement; provided, that unless otherwise agreed by the Lessee Parties, the Transferee agrees in writing to such Lessor Parties to keep such information confidential to the same extent required of the Lessor Parties hereunder.


        ARTICLE XXVI

        Miscellaneous

SECTION XXVI.1 Documentary Conventions. This Lease shall be governed by, and construed in accordance with, all the Documentary Conventions.

SECTION XXVI.2 Effective Upon Delivery. This Lease shall take effect upon delivery hereof.

SECTION XXVI.3   Intent to Treat as a Lease.   This Lease
constitutes an agreement of lease as to the Equipment, and nothing here shall be construed as conveying to the Lessee Parties any right, title interest in or to the Equipment except as lessee.

SECTION XXVI.4 Third Party Beneficiary. Lucent shall be deemed a third party beneficiary of this Lease for purposes of enabling Lucent to exercise its rights under Sections 15.2, 15.3, 15.4 and 15.5 hereof.

        [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have each caused this Lease Agreement to be duly execute as of the date first above written.


FIRST SECURITY BANK,
NATIONAL
ASSOCIATION, not in its
individual capacity but solely
as Owner Trustee, on behalf
of THE ORLANDO
SEMICONDUCTOR
EQUIPMENT OWNER
TRUST, as LESSOR


By:
Name:
Title:



CIRENT
SEMICONDUCTOR, G.P.,
        as LESSEE


By:
Name:
Title:


By:
Name:
Title:



CIRRUS LOGIC, INC., as
CO-LESSEE


By:
Name:
Title:

Receipt of this original counterpart of the foregoing Lease
Agreement is hereby acknowledged on this 1st day of November, 1996. /

WILMINGTON TRUST
COMPANY, in its capacity as
Indenture Trustee


By:
Name:
Title:


        Schedule A to Lease

FORM OF
LEASE SUPPLEMENT

This Lease Supplement No.               (this "Lease Supplement"),  dat
_________, 199_ (such date being the AEffective Date@ of this Lease Supplement), is a part of the Lease Agreement, dated as of October 31, 1996 (the ALease@), by and among FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise specified herein, but solely in its capacity as Owner Trustee for THE ORLANDO SEMICONDUCTOR EQUIPMENT OWNER TRUST under a Trust Agreement dated as of October 31, 1996, for the benefit of the Owner Participant named therein, as Lessor, CIRENT SEMICONDUCTOR, G.P., a joint venture formed as a New York general partnership owned by ATOR Corp. ("ATOR"), New York corporation and subsidiary of Lucent Technologies Inc. ("Lucent"), and Ciror, Inc. ("CIROR"), a California corporation and wholly-owned subsidiary of Cirrus Logic, Inc., as Lessee, and CIRRUS LOGIC, INC., a California corporation, as Co-Lessee (the Lessee and th Co-Lessee collectively referred to hereinafter as the "Lessee Parties" and is incorporated therein by this reference. Capitalized terms used in this Lease Supplement shall have the meanings given to them in the Lease, whether directly or indirectly by reference, unless otherwise defined herein.


1.      Description and Lessor's Cost of Items.

The Items of Equipment subject to this Lease Supplement are described on Schedule I hereto (the "Related Schedule of Equipment"). The aggregate Lessor's Cost for the Items of Equipment described on the Related Schedule of Equipment is $___________.

2.      Deliveries; Obligations.

The Lessee Parties confirm that on the Effective Date hereof (a) each Item of Equipment described on the Related Schedule of Equipment has been delivered to the Lessee and such Item of Equipment has become subject to the Lease; and (b) the Lessee Parties have become obligated to pay Rent on each successive Rent Payment Date to the Lessor and perform each other obligation with respect to the Items of Equipment a provided in the Lease, this Lease Supplement and each Operative Docume


3.      Rent.

3.1 With respect to each Item of Equipment described on the Relate Schedule of Equipment, the Rent Payment Dates shall be each ______ and ______ during the [Base] [Renewal] Term, commencing on
___. The Lessee [Parties] shall pay to the Lessor ___ consecutive installments of [Basic] [Renewal] Rent therefor in the manner prescrib by Section 3.4 of the Lease.

3.2     The [Base] [Renewal] Term for the Schedule of
Equipment is ____months and shall commence on the first day of such Term and expire on _________, 199__.

4.      Representations and Warranties.  The Lessee and the Co-
Lessee hereby make the representations and warranties set forth in Sections 4.1 and 4.2, respectively, of the Participation Agreement.

5. Documentary Conventions. This Lease Supplement shall be governed by, and construed in accordance with, all the Documentary Conventions.

6. Ratification. Except as expressly supplemented hereby, the Lease, the other Operative Documents and all other documents, instruments and agreements related thereto, including all Lease Supplements thereto made as of the date hereof, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Lease (as supplemented) and this Lease Supplement shall be read an construed as a single document. All referenced to the Lease shall hereafter include this Lease Supplement.

7. Effective Upon Delivery. This Lease Supplement shall take effect upon delivery hereof.




[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

This Lease Supplement is hereby duly executed by the parties hereto as of the date first written above.

FIRST SECURITY BANK,
NATIONAL
ASSOCIATION, in its
capacity as Owner Trustee,
on behalf of THE
ORLANDO
SEMICONDUCTOR
EQUIPMENT OWNER
TRUST, as LESSOR


By:     /s/  Dain W. Brown
Name:        Dain W. Brown
Title:       Assistant Vice President



CIRENT
SEMICONDUCTOR, G.P., as LESSEE


By:      /s/  Paul J. Mostek
Name:    Paul J. Mostek
Title:   Member, Board of Governors

By:      /s/  Harold A. Hoeschen, Jr.
Name:    Harold A. Hoeschen, Jr.
Title:   Alternate Member, Board of Governors


CIRRUS LOGIC, INC., as
CO-LESSEE


By:  /s/ Thomas F. Kelly
Name:   Thomas F. Kelly
Title: Executive Vice President, Finance and Administration
and Chief Financial Officer and Treasurer





        Schedule B to Lease

FORM OF
SCHEDULE OF EQUIPMENT

Shall include the following information with respect to the Items of Equipment to be listed hereon:

Serial Number
Type
Part Number
Suffix
Lessor's Cost of each Item
Holdback Amount (per Item)

        Schedule C to Lease

        Basic Rent

        Schedule D to Lease

        Casualty Values and Termination Values




                           TABLE OF CONTENTS

                                                               Page

ARTICLE I       Definitions and Usage   1
SECTION 1.1     Definitions and Usage   1

ARTICLE II      Equipment Leases        1
SECTION 2.1     Lease of Equipment; Lease Supplements   1
SECTION 2.2     Lease Term      1

ARTICLE III     Rent    2
SECTION 3.1     Basic Rent.     2
SECTION 3.2     Supplemental Rent       2
SECTION 3.3     Minimum Amount of Basic Rent Payments, Etc.     2
SECTION 3.4     Method of Payment       2
SECTION 3.5     Late Payment    3
SECTION 3.6     Net Lease; No Set-off, Counterclaims, etc.      3
SECTION 3.7     Obligations of Lessee Parties   4
SECTION 3.8     Adjustments to Basic Rent, Casualty Value,
Termination Value and
EBO Price       5

ARTICLE IV      Representations, Warranties and Agreements as to
Equipment       5
SECTION 4.1     Disclaimer of Warranties.       5
SECTION 4.2     Lessee To Exercise Certain Rights       6

ARTICLE V       Liens; Quiet Enjoyment  6
SECTION 5.1     Liens.  6
SECTION 5.2     Quiet Enjoyment 6
SECTION 5.3     Personal Property.      7
SECTION 5.4     Landlord's Waiver       7

ARTICLE VI      Operation; Maintenance  7
SECTION 6.1     Operation and Maintenance.      7
SECTION 6.2     Replacement of Parts    8
SECTION 6.3     Relocation.     9
SECTION 6.4     Modification.   9
SECTION 6.5     Lessee's Use of Equipment       11

ARTICLE VII  [Intentionally Omitted]    11

ARTICLE VIII  Obsolescence Termination  11
SECTION 8.1     Item Obsolescence       11
SECTION 8.2     Retention by Lessor     12
SECTION 8.3     Bids for Terminated Items       13
SECTION 8.4     Conditions of Termination; Effect of Termination
SECTION 8.5     Replacement     15

ARTICLE IX      Return of Equipment     15
SECTION 9.1     Notice of Return        15
SECTION 9.2     Return of Equipment     15
SECTION 9.3     Lessor Assignment, Lease or Sale of Returned
Item.   17
SECTION 9.4     Governmental Approvals  17
SECTION 9.5     Additional Parts        17

ARTICLE X       Loss, Destruction, Condemnation, Damage, etc.   17
SECTION 10.1    Replacement; Payment of Casualty Value. 17
SECTION 10.2    Application of Payments Upon an Event of Loss.  20
SECTION 10.3    Seizure, Requisition, Application of Payments Not
Relating to an
Event of Loss.  21
SECTION 10.4    Applications During Lease Event of Default,
Incipient Termination
Event or Termination Event      21
SECTION 10.5    [Intentionally Omitted] 22
SECTION 10.6    Application of Article VI       22

ARTICLE XI      Early Buy-Out Option    22
SECTION 11.1  Early Buy-Out.    22

ARTICLE XII  [Intentionally Omitted]    23

ARTICLE XIII  Assignment and Sublease   23
SECTION 13.1    Lessee Assignments.     23
SECTION 13.2    Lessor Assignments.     23

ARTICLE XIV  Inspection; Markings       23
SECTION 14.1    Rights to Information.  23
SECTION 14.2    Markings        24

ARTICLE XV  Termination Events; Lucent Rights; Lease Event of Default
SECTION 15.1  Termination Events.       25
SECTION 15.2  Certain Rights of Lucent  26
SECTION 15.3  Additional Rights of Lucent       28
SECTION 15.4  Restrictions on Exercise of Rights        29
SECTION 15.5  Lease Event of Default    29

ARTICLE XVI  Remedies   30
SECTION 16.1  Remedies. 30
SECTION 16.2  Lessor Rights.    33
SECTION 16.3  Exercise of Other Rights or Remedies.     33

ARTICLE XVII  Right to Perform for Lessee       33
SECTION 17.1  Right To Perform. 33
SECTION 17.2  Lessor is Lessee Parties' Agent and Attorney      34

ARTICLE XVIII  Renewal Options  34
SECTION 18.1  Renewal Notice.   34
SECTION 18.2  Lease Supplement; Renewal Rent    35
SECTION 18.3  Determination of Fair Market Rental Value 35

ARTICLE XIX  Purchase Options   35
SECTION 19.1  Purchase Notice   35
SECTION 19.2  Transfer of Item. 36
SECTION 19.3  Determination of Fair Market Sales Value  36

ARTICLE XX  Further Assurances  36
SECTION 20.1  Further Action by Lessee  36
SECTION 20.2  Notice of Lease Event of Default and Termination
Event   36
SECTION 20.3  Information Regarding Items.      37

ARTICLE XXI  Trust Indenture Estate as Security for Lessor=s
Obligations to Lenders  37
SECTION 21.1  Assignment to Indenture Trustee.  37

ARTICLE XXII  Insurance 38
SECTION 22.1  Insurance 38

ARTICLE XXIII  Owner Trustee; Owner Participant 39
SECTION 23.1  Successor Trustee; Co-Trustee     39

ARTICLE XXIV  Limitation of Liability to the Lessee, ATOR or Lucent
SECTION 24.1  Limitations of Liability  39

ARTICLE XXV  Confidentiality    41
SECTION 25.1  Confidentiality.  41

ARTICLE XXVI  Miscellaneous     41
SECTION 26.1  Documentary Conventions.  41
SECTION 26.2  Effective Upon Delivery.  41
SECTION 26.3   Intent to Treat as a Lease.      41


        List of Schedules

Schedule A:     Form of Lease Supplement
Schedule B:     Form of Schedule of Equipment
Schedule C:     Basic Rent
Schedule D:     Casualty Values and Termination Values








 /      This language is to be in the original counterpart only.
1/      This language is to be in the original counterpart only.

                                                EXECUTION COPY



_______________________________________________________________________
_______________________________________________________________________





                              GUARANTY AGREEMENT



                         Dated as of October 31, 1996


                                      by


                              CIRRUS LOGIC, INC.,
                                 as Guarantor




_______________________________________________________________________
_______________________________________________________________________




                          GUARANTY AGREEMENT


This GUARANTY AGREEMENT, dated as of October
31, 1996 is by CIRRUS LOGIC, INC., a California corporation (the
"Guarantor").

        RECITALS

WHEREAS, the Guarantor is the beneficial and record owner of 100% of the issued and outstanding capital stock of Ciror, Inc a California corporation ("CIROR");

WHEREAS, CIROR is the beneficial and record owner of a partnership interest in Cirent Semiconductor, G.P., a New York genera partnership ("Lessee");

WHEREAS, concurrently with the execution and delivery hereof, the Lessee and the Guarantor, as Co-Lessee, are entering into a Lease Agreement dated as of October 31, 1996 (as amended, modified or supplemented from time to time, the "Lease") with First Security Bank, National Association, a national banking association, as Owner Trustee for The Orlando Semiconductor Equipment Owner Trust (the "Lessor") pursuant to the Trust Agreement, dated as of October 31, 1996 (as amended, modified or supplemented from time to time, the "Trust Agreement"), by and among First Security Bank, National Association and Ameritech Credit Corporation, a Delaware corporation, as Owner Participant (the "Owner Participant");

WHEREAS, the Lease is being entered into pursuant to the Participation Agreement dated as of October 31, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement") by and among the Lessee, the Guarantor, as Co-Lessee, CIROR, the Owner Participant, the Owner Trustee, the Persons designated as Lenders on Schedule I to the Participation Agreement (collectively, the "Lenders") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Indenture Trustee") under the Tru Indenture and Security Agreement dated as of October 31, 1996 (as amended, modified or supplemented from time to time, the "Indenture") between the Owner Trustee and the Indenture Trustee;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Participation Agreement that the Guarantor guarantee the obligations of the Lessee under the Lease and the Participation Agreement and the other Operative Documents, such guarantee to be in favor of the Owner Trustee, the Owner Participant, t Indenture Trustee and the Lenders and each such party's respective successors and permitted assigns (each of such Persons (except the Lessee and its successors and assigns) being herein referred to as a "Guaranteed Party" and all such Persons being herein collectively refer to as the "Guaranteed Parties");

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms Appendix A to the Participation Agreement;


NOW THEREFORE, in order to induce the Guaranteed Parties to participat in the transactions contemplated by the Participation Agreement and th other Operative Documents and in consideration of the premises, and other good and valuable consideration, receipt and adequacy of which a hereby acknowledged, the Guarantor hereby agrees as follows:

Section 1.  Guaranty of Obligations.

(a) Guaranty. The Guarantor hereby acknowledges that it is fully aware of the terms and conditions, and has received a copy of, the Lease (including the Lease Supplement dated the First Funding Date), Participation Agreement and the other Operative Documents to which Lessee has become a party (as the same may be amended, modified or supplemented from time to time, collectively, the "Guaranteed Documents") and the transactions contemplated thereby, and hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not as surety, without set-off or deduction, to the Guaranteed Party or Guaranteed Parties entitled thereto under the term of the Operative Documents (i) the due punctual and full payment by th Lessee of all payment obligations of the Lessee under the Guaranteed Documents, including, without limitation, all Basic Rent, Renewal Rent Supplemental Rent, Casualty Value and Termination Value when due, whether by acceleration or otherwise (including without limitation, wh due by virtue of a Termination Event or a Lease Event of Default) , i accordance with the terms thereof; and (ii) the performance of each and every other covenant, agreement and obligation to be performed or observed by the Lessee under the Guaranteed Documents (collectively, t "Obligations").

The Guarantor hereby agrees that, in the event that the Lessee fails to pay any Obligation for any reason on the date on which such Obligation is required to be paid, the Guarantor will pay or cause be paid such Obligation at the time specified in the Guaranteed Documents, whether by acceleration or otherwise, and that in the case o any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal (it being the intention hereof that Guarantor shall promptly pay to each Guaranteed Party, as a payment obligation directly due from Guarantor to such Guaranteed Party, amounts equal to all amounts due to such Guaranteed Party which Lessee shall fail to faithfully and properly pay when due under the Guaranteed Documents, whether by acceleration or otherwise).

The Guarantor hereby agrees that, in the event that the Lessee fails to perform any other Obligation for any reason on the date which such Obligation is required to be performed, the Guarantor will cause such Obligation to be performed when due to be performed by the Lessee under the Guaranteed Documents, and that in the case of any extension of time of performance or renewal of any of the Obligations, the same will be promptly performed on the date performance is due (whether by extension or otherwise) in accordance with the terms of suc extension or renewal.

(b)     Guaranty Consent        The Guarantor hereby  consents and agre
that any Guaranteed Party may, with or without any further notice to o consent from the Guarantor and without in any manner affecting the liability of the Guarantor hereunder, and upon such terms and conditio as such Guaranteed Party may deem advisable: (a) modify, change, compromise, release or extend the duration of the time for the performance or payment of, any indebtedness, liability or obligation o the Lessee under and pursuant to the terms of the Operative Documents of any other Person secondarily or otherwise liable for any indebtedness, liability or obligations of the Lessee under and pursuant to the terms of the Operative Documents, or waive any default with respect thereto; (b) sell, release, surrender, modify, impair, exchang or substitute any and all property, of any nature and from whomsoever received, held by, or on behalf of, any Guaranteed Party as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Lessee under the Operative Documents or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Lessee under the Operativ Documents; and (c) settle, adjust or compromise any claim against any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Lessee under the Operative Documents. The Guarantor hereby ratifies and confirms any such extension, renewal change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and here waives any and all defenses, counterclaims or offsets which it might o could have reason thereof, it being understood that the Guarantor shal at all times be bound by this Guaranty Agreement and remain liable hereunder except as expressly provided herein.

(c)     Absolute Guarantee.  The obligations of the
Guarantor hereunder shall be absolute and unconditional, shall remain i full force and effect until irrevocable payment, performance or observa in full of all of the Obligations by each of the Lessee and the Guarant and shall not in any manner be affected by reason of any action taken o not taken by any Guaranteed Party or any other Person or of any lack of prior enforcement or retention of any rights against the Lessee or the Guarantor or any illegality, unenforceability or invalidity of the Obligations or the Guaranteed Documents, any other guarantee or other obligations, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarante of or security for any of the Obligations, or any other circumstance or condition (whether or not the Guarantor or the Lessee shall have any knowledge or notice thereof), including without limitation:

(i) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Guaranteed Documents, or any other instrument or agreement applicable to any of the parties to such agreements, or to the Equipment or any part thereof, or any assignment, mortgage or transfer of any thereof, or of any interest therein, or any leasing or subleasing of the Equipment, or any furnishing or acceptance of additional security, or any release of any security, for the obligations of the Lessee under the Guaranteed
Documents, the failure of any security or the failure of any Person to establish or maintain the priority or perfection of any interest in any collateral security or the failure to provide for any insurance on the Equipment or any part thereof;

(ii) any failure, omission or delay on the part of the Lessee or any other Person to conform to or comply with any term of any Guaranteed Document;

(iii) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Guaranteed
Document or any obligation or liability contained therein;

(iv) except to the extent thereof, any waiver by any Guaranteed Party, or their successors or assigns, of the performance or observance by Lessee of any Obligation, or any default under any Guaranteed Document, or the extension or renewal of any Guaranteed Document or any change in the provisions of any Guaranteed Document, or any extension of time for payment of Rent or any other Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Guaranteed Document, or the extension or the renewal of any thereof;

(v) the exchange, surrender, substitution or modification of any collateral security for any of the Obligations;

(vi) any failure, omission or delay on the part of any Guaranteed Party, or their successors or assigns, to give Guarantor notice of any default, Incipient Termination Event, Termination Event or Lease Event of Default under any
Guaranteed Document or to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty, or any such failure, omission or delay on the part of any Guaranteed Party in connection with any Guaranteed Document or any other action on the part of a Guaranteed Party;

(vii) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities, liquidation, or similar proceedings with respect to the Lessee, the Guarantor, any other Person or any of their respective properties or creditors, or the disaffirmance with respect to the Lessee of the Lease or any of the other Guaranteed Documents or with respect to Guarantor of this Guaranty in any such proceeding or any action taken by any trustee or receiver or by any court in any such proceeding;

(viii) any limitation on the liability or obligations of the Lessee or the Guarantor or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability in whole or in part, of any of the Guaranteed Documents;

 (ix) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Equipment, or any interruption or cessation in the use of the Equipment or any portion thereof by the Lessee or any other Person for any reason whatsoever (including without limitation any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease), whether or not resulting from accident and whether or not without fault on the part of the Lessee or any other Person;

(x) any merger, consolidation or dissolution of the Lessee or the Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of the Lessee or the Guarantor to any other Person;

 (xi) any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of any Obligation, or any failure to mitigate damages, or any release or discharge, by operation of law or otherwise, of the Lessee or any other Person from the performance or observance of any obligation, covenant or agreement contained in any Guaranteed Document;

 (xii) any transfer or assignment by the Lessee or any Guaranteed Party, or their successors or assigns of its interest, or any part thereof, in and to any Guaranteed Document or the assignment or transfer of any rights relating to any Obligation contained in any Guaranteed Document, including, without limitation, the full or partial assignment of any of the Guaranteed Documents;

(xiii) any defense (other than payment to the Person entitled thereto), setoff, cross-claim or counterclaim which may at any time be available to or asserted by or against the Lessee or Guarantor;

(xiv) any misrepresentation or breach of warranty made by the Lessee in any Guaranteed Document or in any certificate or document delivered in connection therewith;

(xv) the genuineness, legality, validity or enforceability of any Guaranteed Document, or of any assignment or termination of any Guaranteed Document;

(xvi) any change in the ownership of any shares of capital stock of CIROR or any change in the partners of the Lessee;

(xvii) any act or omission which would not have discharged or affected the liability of the Guarantor had it been the principal debtor instead of guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor; and

(xviii) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor, or which might otherwise limit recourse against the Guarantor, including, without limitation, any discharge, release, defense or limitation arising out of any laws of the United States of America or any state thereof which would either exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment or performance as herein provided.

The Guarantor hereby irrevocably waives and shall not assert any of the foregoing occurrences as a defense to its obligations hereunder. Without limiting the foregoing, it is understood that repea and successive demands may be made and recoveries may be made hereunder as and when, from time to time, the Lessee shall default unde the terms of any Guaranteed Document, and that this Guaranty shall remain in force and effect and shall apply to each and every subsequent default. No failure or delay in exercising any right under this Guaran shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise there or the exercise of any other right of any Guaranteed Party under this Guaranty or the Guaranteed Documents.

The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the fu extent of all its assets and properties, notwithstanding any provision in the Lease, the Participation Agreement or any other Operative Document limiting the liability of the Lessee, ATOR, Lucent or any oth Person, or any agreement by the Lessor, the Indenture Trustee or the Participants to look for payment with respect thereto solely to certai property as described in the Lease and the Participation Agreement. Furthermore, the Guarantor hereby agrees that, in determining the amou or extent of the Obligations guaranteed hereunder, and the amounts owe by Guarantor in respect thereof, all such limited liability provisions shall be disregarded, it being understood that, as a result thereof, t Guarantor may in fact be liable hereunder for amounts in excess of the amounts for which Lessee may be responsible.

(d) Guarantee of Payment and Performance. This Guaranty is a guarantee of payment and performance and not of collection only and th Guarantor hereby irrevocably waives any right to require that any acti against the Lessee or any other Person be taken or exhausted prior to action being taken against the Guarantor. The Guarantor hereby specifically agrees that it shall not be necessary or required, and th the Guarantor shall not be entitled to require, that the Guaranteed Parties (i) file suit or proceed to obtain or assert a claim against t Lessee or any other Person for the Obligations, (ii) make any effort a collection of the Obligations from the Lessee or any other Person, (ii foreclose against or seek to realize upon any security now or hereafte existing for the Obligations, or (iv) file suit or proceed to obtain o assert a claim for personal judgment against any other Person liable fo the Obligations, or make any effort at collection of the Obligations fr any such other Person, or exercise or assert any other right or remedy which any Guaranteed Party is or may be entitled in connection with the Obligations or any security or other guaranty therefor, (v) assert or file any claim against the assets of the Lessee or any other guarantor or any other Person liable for the Obligations, or any part thereof, either before or as a condition to enforcing the liability of the Guarantor under this Guaranty or requiring payment of the Obligations the Guarantor hereunder, or (vi) join the Lessee or any other Person a parties to any proceeding for the enforcement against the Guarantor of any provision of this Guaranty. The Guaranteed Parties, or any of the entitled to receive payments or the benefit of performance guaranteed hereunder shall have the right to enforce this Guaranty irrespective o whether or not legal proceedings or other enforcement efforts against the Lessee or any other Person are pending, seeking resort to or realization upon or from any of the foregoing.

(e) Waiver. The Guarantor hereby specifically agrees that it shal not be necessary or required in order to enforce its obligations hereunder that there be, and specifically irrevocably waives, diligence presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty or the Obligations, including without limitation: (i) notice of acceptance of this Guaranty or notice of nonpayment or nonperformance of any of the Obligations; (ii) demand fo payment or performance from the Lessee; (iii) presentment for payment upon the Lessee or the making of any protest; (iv) notice of the amoun of the Obligations outstanding at any time; (v) notice of failure to perform on the part of the Lessee or notice of dishonor or acceleratio
(vi) any requirement to exhaust any remedies exercisable upon a defaul under any Guaranteed Document; (vii) any notice of any sale, transfer other disposition of any right, title to or interest in the Equipment, or any part thereof; or (viii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recour against the Guarantor. The Guarantor hereby agrees that any repayment of the Obligations guaranteed hereunder or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of the Guarantor hereunder. The Guarantor hereby irrevocably waives all righ and benefits under any statute or rule of law requiring the holder or holders of any promissory note to pursue the maker thereof, any securi which said holder or holders may hold, or any other remedy before proceeding against the Guarantor. The Guarantor hereby irrevocably waives all rights and benefits under any applicable law (to the extent applicable to the Guarantor hereunder) purporting to reduce a guarantor's obligation in proportion to the principal obligation guaranteed. The Guarantor does hereby irrevocably waive and relinquis so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decr of any court or otherwise based on this Guaranty, or any other Guaranteed Document or on the security interest of Indenture Trustee under the Indenture.

(f) Lessee's Financial Position. The Guarantor hereby assumes ful responsibility for keeping fully informed of the financial conditions the Lessee and all other circumstances materially affecting the Lessee ability to perform the Obligations, and agrees that no Guaranteed Part will have any duty to report to the Guarantor any information which it receives about the Lessee's financial condition, business or operation or any circumstances bearing or its ability to perform its duties unde the Operative Documents. The Guarantor hereby irrevocably waives any and all notice of the creation, renewal, extension or accrual of any o the Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have bee created, contracted or incurred in reliance upon this Guaranty, and al dealings between the Lessee or the Guarantor and any Guaranteed Party shall likewise be conclusively presumed to have been had or consummate in reliance upon this Guaranty.

Section 2.  No Exercise, Demand or Acceptance of
Security.  The Guarantor hereby covenants and agrees that:

(a) until all of the obligations of the Lessee under the Guaranteed Documents have been fully paid, discharged or satisfied in full, any rights which the Guarantor may have by reason of performance by it of any of its obligations hereunder (i) to be indemnified by the Lessee and/or (ii) to exercise rights of subrogation to the extent permitted by applicable law, shall be exercised by the Guarantor in such manner and upon such terms as the Guaranteed Parties may in their reasonable discretion require; and

(b) if the Lessee is wound up, goes into liquidation, becomes bankrupt or makes any composition or arrangement with its creditors, until all obligations of the Lessee under the Guaranteed Documents have been fully paid, discharged or satisfied in full, it shall not demand, accept, negotiate, assign, charge or otherwise dispose of any monies, obligations or liabilities now or hereafter due to it from the Lessee or any promissory note, bill of exchange, guarantee, indemnity, mortgage, charge or other security for the same or take any step to enforce any right against the Lessee or claim any set-off or counterclaim against the same or claim or prove in competition with the Guaranteed Parties or any of them in the liquidation of the Lessee or have the benefit of or share in any payment or composition from the same or in any other guarantee, indemnity or security now or hereafter held by the Guaranteed Parties for any monies, obligations or liabilities owed to the same by the Lessee.

Section 3. Bankruptcy, Etc. The Guarantor hereby agrees that if at an time all or any part of any payment or performance theretofore applied by any Guaranteed Party to any of the Obligations is or must be rescinded or returned by such Guaranteed Party for any reason whatsoev (including without limitation the insolvency, bankruptcy or reorganization of the Lessee, Guarantor or any other Person), such Obligations shall, for the purposes of this Guaranty, to the extent tha such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Guaranteed Party, and this Guaranty shall continue to be effective as to such Obligations, all as though such application by su Guaranteed Party had not been made. If an event permitting the declaration of default under a Guaranteed Document shall at any time have occurred and be continuing, and such declaration of default shall at such time be prevented by reason of the pendency against the Lessee the Guarantor or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor hereby agrees that, for purposes of this Guaranty and its obligations hereunder, such Guarante Document shall be deemed to have been declared in default with the sam effect as if such Guaranteed Document had been enforceable in accordan with the terms thereof, and the Guarantor shall forthwith pay the amounts specified by any Guaranteed Party to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without
notice or demand.   The Guarantor hereby agrees that it will indemnify
each Guaranteed Party on demand for all reasonable costs and expenses (including without limitation reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoratio including any such costs and expenses incurred in defending against an claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or simila law. In case any Guaranteed Document shall be terminated as a result the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of Lessee or any of its property in any assignment for the benefit of creditors or in any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution of Lessee, or similar proceeding, Guarantor's obligations hereunder shall continue to the same extent as if such Guaranteed Document had not been so rejected or disaffirmed. Guarantor shall and does hereby irrevocably waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding and Guarantor hereby agrees that it shall be liable for the full amount of the Obligations irrespective of and without regard to any modification, limitation or discharge of liability of Lessee that may result from or connection with any such assignment or proceeding.

Section 4. Subrogation. Guarantor hereby irrevocably and unconditionally waives any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guaranty, to succeed to or be subrogated to the rights and privileges of any Guaranteed Party against Lessee or against any collateral security or guarantee or right of offset held by any Guaranteed Party for the payme of the Obligations pursuant to the Operative Documents or otherwise. Guarantor hereby further irrevocably waives all contractual, common law statutory or other rights of reimbursement, contribution exoneration or indemnity (or any similar right) from or against Lessee or any other Person which may have arisen in connection with this Guaranty and further agrees with the Lessee for the benefit of each of the Lessee's creditors (including, without limitation, each of the Guaranteed Partie that any such payment or performance by the Guarantor shall constitute contribution of capital by the Guarantor to the Lessee (or an investmen in the equity capital of the Lessee by the Guarantor). So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of Lessee to Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, be turned over to the Guaranteed Party entitled thereto in the exact form received by Guarant (duly endorsed by Guarantor to such Guaranteed Party, if required), to applied against the Obligations, whether matured or unmatured, in such order as such Guaranteed Party may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in fu of the Obligations and the termination of the Guaranteed Documents.

Section 5. Amendments and Other Actions. Each Guaranteed Party may, i its discretion, at any time and from time to time, without the Guarantor's consent, and without affecting the liability of the Guarantor under this Guaranty, agree to amendments, modification or supplements to the Lease and the other Guaranteed Documents, give or withhold consents, waivers or approvals, and exercise, or refrain from exercising, rights under the Lease and the other Guaranteed Documents
(a) renew, extend (including extensions beyond the original term), modify, release or discharge any Obligation of the Lessee, of co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said Obligations; (b) accept partial payments of sai Obligations; (c) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said obligations and the security therefor in any manner; (d) consent to the transfer of security; or (e) bid and purchase at any sale of paper or security.

Section 6. Remedies. The Guarantor hereby agrees that, as between the Guarantor and the Guaranteed Parties, the Obligations of the Lessee may be declared to be forthwith due and payable or, to be performed, as the case may be, as provided in the Guaranteed Documents (and shall be deemed to have become automatically due and payable or, to be performed, as the case may be, in the circumstances provided for such Guaranteed Documents) for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing su declaration (or such Obligations from becoming automatically due and payable or, to be performed, as the case may be), such Obligations (whether or not due and payable or, to be performed, as the case may be by the Lessee) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

Section 7. No Waiver. No failure on the part of any Guaranteed Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Guaranteed Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 8. Continuing Guaranty. This Guaranty is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 9. Assignment; Payments. The Guarantor hereby consents to the assignment by the Owner Trustee of its rights and interests in this Guaranty Agreement to the Indenture Trustee pursuant the terms and conditions set forth in the Indenture. Notwithstanding a other provision of this Guaranty Agreement to the contrary, all amounts payable hereunder to the Owner Trustee shall be paid by the Guarantor directly to the Indenture Trustee as provided in the Indenture, a copy which has been provided to the Guarantor, for so long as the Indenture has not been discharged in accordance with its terms and thereafter to Owner Trustee. Without limiting the foregoing, the Guarantor hereby further consents and agrees that the Indenture Trustee may make any claim or take any other action or proceeding hereunder either in its ow name or in the name of the Owner Trustee as the Indenture Trustee may deem necessary or appropriate to protect and preserve the right, title interest of the Indenture Trustee and the holders of the Notes outstand under the Indenture in the rights afforded hereby.

So long as the Indenture has not been discharged in accordance with its terms, the Guarantor hereby agrees that, except as otherwise provided in the Indenture, the Indenture Trustee shall be entitled to the benefits of the rights of the Owner Trustee (but not th Owner Participant) under this Guaranty Agreement and to enforce all such rights as though the Indenture Trustee were named herein as the Owner Trustee.

The Guarantor acknowledges that neither the Indenture
Trustee nor any holder of the Notes shall have any obligation to perfor any duty, covenant or condition hereunder, including any duty, covenant or obligation required to be performed by the Owner Trustee. The Guarantor further acknowledges and agrees that the rights of the Indenture Trustee and each holder of the Notes in and to any payments hereunder in respect of obligations assigned by the Owner Trustee to th Indenture Trustee and any other payments due to the Indenture Trustee and each holder of the Notes hereunder shall not be subject to any defense, setoff, or recoupment or reduction of any kind for any reason whatsoever (whether asserted by counterclaim or otherwise). The provisions of this Section 9 shall in no way prohibit or restrict the Guarantor from maintaining any direct cause of action against the Owner Participant, the Owner Trustee, any holder of a Note or the Indenture Trustee for any breach of their respective obligations under any of the Operative Documents.

Section 10. Payments. All payments by the Guarantor hereunder in respect of any Obligation shall be made in immediately available funds and otherwise as provided in the Guaranteed Documents pursuant to whic such Obligations are created. All payments by the Guarantor hereunder shall be made without deduction of or withholding for or on account of or liability for any present or future Taxes collected by way of withholding or deduction. If any such Taxes are so levied or imposed, the Guarantor hereby agrees to pay such Taxes and an additional amount such that the net amount actually received by the person entitled to receive such payment shall, after such withholding, equal the full amount of the payment then due and shall be free of expense to such person for collection or other charges. The Guarantor will promptly, and in any event within 30 days after the date on which the payment of any such Taxes is due pursuant to applicable law, furnish certified copies to such Guaranteed Party of tax receipts if available or, if no available other evidence of payment by the Guarantor.

Section 11. Costs and Expenses. The Guarantor hereby agrees to pay to the Guaranteed Parties any and all costs and expenses (including reasonable legal fees and expenses) incurred by the Guarante Parties in successfully enforcing this Guaranty, together with any reasonable cost including attorney's fees incurred on account of the bankruptcy or insolvency of Guarantor.

Section 12. Performance. Performance by the Guarantor of any or all of the obligations of the Lessee under and pursuant to th Guaranteed Documents shall, for all purposes thereof, constitute performance by the Lessee of such obligations to the extent so performe by the Guarantor hereunder.

Section 13. Further Assurances. The Guarantor hereby agrees that, from time to time upon the written request of any of the Guaranteed Parties, the Guarantor shall execute and deliver such furthe documents and do such other acts and things as the Guaranteed Parties reasonably request in order fully to effect the purposes of this Guaran

Section 14.  Agents and Attorneys-in-Fact.  Each
Guaranteed Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct any such agents or attorneys-in-fact selected by it in good faith.

Section 15.  Miscellaneous.  This Guaranty shall be
governed by, and construed in accordance with, all of the Documentary
Conventions.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty in favor of the Guaranteed Parties as of the date set for above.


CIRRUS LOGIC,
INC.
  Guarantor


By:  /s/ Thomas F. Kelly

Name:   Thomas F. Kelly

Title: Executive Vice President, Finance and Administration and Chief Financial Officer and Treasurer